Table of Contents

As filed with the Securities and Exchange Commission on October 21, 2026

Registration Statement No. [●]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________________

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________________________

HELIO CORPORATION
(Exact name of issuer as specified in its charter)

_______________________________________

Florida	3769	92-0586004
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2448 Sixth Street
Berkeley, CA 94710
510-545-2666
(Address and telephone number of registrant’s principal executive offices)

_______________________________________

Mark Knauf

2230 S McCall Rd

Englewood, FL 34224

510-545-2666

(Address and telephone number of agent for service)

_______________________________________

Copies to:

Brian Higley, Esq. Business Legal Advisors, LLC 14888 Auburn Sky Drive Draper, UT 84020 801-634-1984	Lawrence Metelitsa, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Iselin, NJ 08830 (732) 395-4400

_______________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 21, 2026

Helio Corporation

2,000,000 Shares of Common Stock

We are offering 2,000,000 shares of common stock, assuming a public offering price of $4.50 per share (which is the midpoint of the estimated range of the public offering price). We currently estimate that the public offering price will be between $4.00 and $5.00 per share.

Our common stock is currently quoted on the OTC Markets OTCID tier, under the symbol “HLEO.” On October 19, 2026, the last reported closing price of our common stock on the OTCID was $4.50 per share. In connection with this offering, we have applied for the listing of our common stock on The Nasdaq Capital Market under the symbol “HLEO.” The closing of this offering is contingent upon our uplisting to The Nasdaq Capital Market and no assurance can be given that our application will be approved. Upon the completion of this offering, we anticipate that our executive officers and directors, together with Paul S. Turin, our Chief Engineer and a former director, and Stuart D. Bale, our Chief Scientist and a former director, will collectively be able to exercise approximately 48.98% of our total voting power (or approximately 47.06% if the underwriters exercise the over-allotment option in full). As a result, they will possess significant influence over the election of our board of directors and the approval or disapproval of significant corporate transactions, and may be able to determine the outcome of such matters, particularly if other stockholders do not vote or vote in different ways. Notwithstanding the foregoing, since no individual, company or persons acting as a group (as described in Section 13(d) of the Securities Exchange Act of 1934, as amended) will own a majority of our voting power, we will not be a “controlled company” under the corporate governance standards for companies listed on The Nasdaq Stock Market, or Nasdaq, although it is possible that we may become a “controlled company” in the future if such persons decide to form a group. See also “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock.”

We are an “emerging growth company” and “smaller reporting company” under the federal securities laws and have elected to comply with certain reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company. See “Prospectus Summary — Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses(2)	$	$

(1)	Represents underwriting discount and commissions equal to seven percent (7%) per share. Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to R.F. Lafferty & Co., Inc., the representative of the underwriters. We have also agreed to issue to the representative or its designees warrants to purchase up to a number of shares of common stock equal to 5% of the number of shares sold in this offering at an exercise price equal to 110% of the public offering price. The registration statement of which this prospectus forms a part also registers the representative’s warrants and the shares of common stock issuable upon exercise of the representative’s warrants. See “Underwriting” for a complete description of the compensation arrangements.

(2)	We estimate the total expenses payable by us, excluding the underwriting discount and non-accountable expense allowance, will be approximately $ .

We have granted the underwriters an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts and commissions. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $724,500, and the total proceeds to us, before expenses, will be $9,625,500.

The offering price of our shares of common stock in this offering will be determined between us and the underwriters at the time of pricing, considering our historical performance and capital structure, prevailing market prices and conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price of our common stock and the public offering price of the common stock used throughout this prospectus for this offering may not be indicative of the actual offering price for the shares of common stock.

The underwriters expect to deliver the shares against payment as set forth under “Underwriting” on or about                   , 2026.

Sole Book-Running Manager

R.F. Lafferty & Co., Inc.

The date of this prospectus is            , 2026

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ABOUT THIS PROSPECTUS

You should rely only on the information provided in this prospectus. Neither we nor the underwriters have authorized anyone to provide you with any additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The underwriters are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions as to this offering of securities and the distribution of this prospectus applicable to that jurisdiction.

The information provided in this prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys, and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions, and estimates. Further, industry and general publications, studies, and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies, and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

On May 9, 2026, the Board of Directors approved a reverse stock split of our Common Stock at a ratio within the range of 1-for-1.25 to 1-for-5 (the “Reverse Stock Split”), and on May 11, 2026, holders of approximately 64.70% of the outstanding shares of Common Stock approved the Reverse Stock Split and the related amendment to the Company’s Articles of Incorporation by written consent in lieu of a special meeting. On July 7, 2026, the Board of Directors determined to effect the Reverse Stock Split at a ratio of 1-for-5. Prior to effecting the Reverse Stock Split, the Company filed and distributed to shareholders an Information Statement on Schedule 14C and observed the required 20-calendar-day waiting period under Regulation 14C. The Reverse Stock Split became effective on July 20, 2026, the effective date specified in the Articles of Amendment to the Company’s Articles of Incorporation filed with the Florida Department of State. Unless otherwise indicated, all share counts, per-share prices, and capitalization information in this prospectus have been retroactively adjusted to give effect to the Reverse Stock Split at the 1-for-5 ratio and are presented on a post-split basis. See “The Offering — Reverse Stock Split.”

In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” “Helio,” “Helio Corp.,” or the “Company” refer to Helio Corporation, a Florida corporation, and its consolidated subsidiaries. References to “Heliospace” refer to our wholly owned subsidiary, Heliospace Corporation, a Delaware corporation.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you in making an investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus.

Company Overview

Helio Corporation is a technology, engineering, and research and development (“R&D”) holding company serving commercial, government, and non-profit organizations. Our wholly owned subsidiary, Heliospace Corporation (“Heliospace”), is an aerospace company specializing in the design, engineering, assembly, and test of space flight-qualified hardware, providing systems engineering, modeling, analysis, integration, and test services to customers in government, commercial, private, and non-profit markets. With deep expertise in civil space missions combined with a growing business serving commercial companies, our primary company objective is to enable humanity’s pursuit of the scientific and commercial development of space.

Heliospace designs, fabricates, assembles, and tests space-qualified hardware. Examples of this product line include the radar antennas for the NASA Europa Clipper mission, antennas for the SunRISE CubeSat constellation, and deployable systems and sensors for numerous lunar landers and the Mars Sample Return program. Heliospace also provides systems engineering, integration and test, and mission formulation services, including past support for the design, testing, and launch of the James Webb Space Telescope, the Roman Space Telescope, and other major NASA programs, and continuing with mission and payload systems engineering and design for privately funded missions. Heliospace has been operational since July 2018, servicing these and other contracts for government, private, and commercial customers.

Corporate History

Helio Corporation was incorporated under the original name Stirling Bridge Group, Inc. on October 3, 2022, in Florida. In May 2023, the Company changed its name to Web3 Corporation. In January 2024, by way of a reverse acquisition, the Company acquired 100% of the stock of Heliospace Corporation and changed its name from Web3 Corporation to Helio Corporation (the “Business Combination”). Heliospace was the accounting acquirer in the Business Combination and was determined to be the sole predecessor of Helio Corporation. Our principal executive offices are located at 2448 Sixth Street, Berkeley, CA 94710.

Market Overview

The global space marketplace is projected to grow from over $600 billion today to over $1.8 trillion by 2035 (World Economic Forum & McKinsey & Company, 2024). Our target markets include hardware, payloads, and infrastructure for Earth orbiting and lunar applications with a projected market size of $11-12 billion by 2030. Additional opportunities exist in space infrastructure for energy production, with a conservative market size of $0.7-0.8 billion today and expanding to $3-4.5 billion by 2030 (World Economic Forum & McKinsey & Company, 2024). Increased spending by government entities, rapidly increasing commercial activity, and strong demand for new solutions in the energy sector are strong drivers in market size growth.

Risk Factor Summary

An investment in our securities involves a high degree of risk. You should carefully consider all of the risks described in the section titled “Risk Factors” before deciding to invest in our securities. Principal risks include:

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Risks Relating to Our Financial Condition

•	We have incurred significant net losses, our auditors have expressed substantial doubt about our ability to continue as a going concern, we have limited cash resources, and we remain dependent on additional capital - including the proceeds of this offering - to fund our operations.

•

While all previously disclosed promissory note defaults have been resolved as of the date of this prospectus, the Company’s history of note defaults reflects ongoing liquidity risks; if the Company is unable to meet its current debt service obligations as they come due, new defaults may occur and if holders accelerate amounts due or pursue legal remedies, the Company may not have sufficient liquidity to satisfy such obligations.

Risks Relating to Our Business, Industry, and Strategy

•	Revenue has declined - approximately 44% in fiscal year 2025 and a further 54% year-over-year for the nine months ended July 31, 2026 - reflecting government budget pressures, customer concentration, and the extended government shutdown; proposed reductions to NASA’s FY2027 budget could further adversely affect our revenue.

•	Our success depends on retaining senior management and highly trained aerospace personnel; the loss of key employees or difficulty attracting qualified candidates could disrupt operations and impede our growth strategy.

•	We depend on third-party fabricators for all hardware manufacturing and maintain no raw materials inventory; supply chain disruptions, vendor failures, or quality issues could delay deliveries and materially harm our financial results.

Risks Relating to the Reverse Stock Split

•	We have effected our approved reverse stock split at a ratio of 1-for-5; however, even after the split there is no guarantee that our stock price will meet or maintain Nasdaq’s minimum bid price requirement, and consummation of this offering remains conditioned upon our uplisting to Nasdaq.

Risks Relating to Our Common Stock and This Offering

•	Consummation of this offering is conditioned upon Nasdaq approving our listing application, and there can be no assurance that approval will be granted.

•	Investors will experience immediate and substantial dilution from the offering price relative to net tangible book value, and additional dilution may result from the conversion of outstanding convertible notes, Series A, Series B, Series C, and Series D Preferred Stock, employee stock options, and the Representative Warrants; our management will also have broad discretion over the use of net proceeds.

•	Our founders, officers, and directors (including our Chief Engineer and our Chief Scientist, each a former director) collectively own approximately 67.24% of our outstanding common stock (approximately 48.98% following this offering) and will retain significant influence following this offering; we have never paid cash dividends and do not intend to do so; and as an emerging growth company, our disclosure obligations are reduced, which may make our common stock less attractive to certain investors.

Risks Related to Legal Matters

•	As a federal contractor subject to FAR, ITAR, EAR, and the Federal Civil False Claims Act, non-compliance could result in suspension or debarment, civil or criminal penalties, and reputational harm; additionally, our Bylaws designate Florida state courts and U.S. federal district courts as exclusive forums for certain litigation, which may limit an investor’s ability to bring claims in a preferred judicial forum.

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Risks Relating to Technology and Intellectual Property

•	We have no registered patents, copyrights, or trademarks; our proprietary products are protected only by trade secrets and contractual agreements, which may not provide adequate protection, and U.S. government FAR data rights clauses may limit our ability to commercialize technologies developed under government contracts.

•	We are subject to ITAR and EAR export control requirements; our sensitive technical data and government-related information face cybersecurity risks including ransomware and nation-state intrusions; and our Space Based Solar Power initiative is at an early development stage with no assurance of successful commercialization.

Listing on Nasdaq

Our common stock is currently quoted on the OTCID under the symbol “HLEO.” In connection with this offering, we have applied to list our common stock on Nasdaq under the symbol “HLEO.” If our listing application is approved, we expect to list our common stock on Nasdaq upon consummation of this offering, at which point our common stock will cease to be traded on the OTCID. There can be no assurance that our common stock will be listed on Nasdaq, and this offering is contingent on such listing being approved by Nasdaq.

Corporate Information

Our principal executive office is located at 2448 Sixth Street, Berkeley, California 94710. Our telephone number is (510) 545-2666. We maintain a website at https://helio.space/. The reference to our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of this prospectus and investors should not rely on such information in deciding whether to purchase shares of our common stock.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and a “smaller reporting company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For so long as we remain an emerging growth company, we may avail ourselves of certain reduced disclosure requirements, including presenting only two years of audited financial statements and reduced executive compensation disclosure obligations. We may remain an “emerging growth company” until as late as the fiscal year-end following the fifth anniversary of the completion of our initial public offering (“IPO”), unless (a) we have more than $1.235 billion in annual revenue in any fiscal year, (b) the market value of our Common Stock held by non-affiliates exceeds $700 million as of any June 30, or (c) we issue more than $1.0 billion of non-convertible debt over a three-year period.

Recent Developments

Management Changes

Effective January 5, 2026, the Company appointed Edward Cabrera as Chief Executive Officer and Chairman of the Board, replacing Gregory T. Delory, who transitioned to the role of Chief Technology Officer and remains a member of the Board.

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Change in Independent Auditor

On February 21, 2026, the Board dismissed Astra Audit & Advisory, LLC (“Astra”) as the Company’s independent registered public accounting firm. Astra’s reports on the Company’s consolidated financial statements for the fiscal years ended October 31, 2025 and October 31, 2024 included explanatory paragraphs expressing substantial doubt about the Company’s ability to continue as a going concern. On the same date, the Board engaged Hacker, Johnson & Smith PA (“HJS”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending October 31, 2026.

FirstFire Financing

On January 14, 2026, the Company entered into a Securities Purchase Agreement with FirstFire Global Opportunities Fund, LLC (“FirstFire”), pursuant to which the Company issued: (i) a Promissory Note in the principal amount of $165,000 (with a purchase price of $150,000 reflecting an original issue discount of $15,000) bearing interest at 10% per annum and maturing January 14, 2027 (the “FirstFire Note”), convertible into shares of our common stock at the lesser of (a) 80% of the lowest closing price during the ten trading days prior to conversion or (b) $2.50 per share (in each case, subject to adjustment), (ii) a warrant to purchase up to 66,000 shares of our common stock at an initial exercise price of $2.50 per share (the “FirstFire Warrant”), and (iii) 15,000 shares of our common stock as commitment shares (the “Commitment Shares”). The Company received net proceeds of $133,000 after deduction of $5,000 in legal fees and $12,000 in placement agent fees. The FirstFire Note has been fully satisfied as described below. The FirstFire Warrant was subsequently exercised in full by FirstFire via cashless exercise on March 12, 2026, resulting in the issuance of 52,640 shares of common stock. No FirstFire Warrant remains outstanding. The Commitment Shares remain outstanding. All FirstFire share and per-share amounts have been adjusted to give effect to the 1-for-5 Reverse Stock Split.

Pursuant to Amendment No. 1 to the FirstFire Note, the Company was obligated to file a registration statement covering the resale of the shares issuable upon conversion of the FirstFire Note, exercise of the FirstFire Warrant, and the Commitment Shares within 60 calendar days of April 1, 2026. As described below, the FirstFire Note has been fully satisfied and cancelled prior to the filing of this registration statement. Additionally, the FirstFire Warrant was exercised in full via cashless exercise on March 12, 2026, resulting in the issuance of 52,640 shares of common stock, and no warrant shares remain issuable. Accordingly, the resale registration obligations with respect to the FirstFire Note conversion shares and the FirstFire Warrant exercise shares are extinguished. The Commitment Shares remain outstanding but are not being registered for resale under this registration statement.

FirstFire Note Satisfaction

On or about April 29, 2026, the Company satisfied the FirstFire Note in full. The Company (i) repaid $150,000 in cash to FirstFire, and (ii) issued 20,000 shares of its common stock to FirstFire at a conversion price of $2.50 per share (the “FirstFire Repayment Shares”), representing a partial conversion of the remaining outstanding balance of the FirstFire Note. Upon receipt of the cash payment and issuance of the FirstFire Repayment Shares, the FirstFire Note was fully satisfied and cancelled. Although these actions resulted in the full satisfaction of the FirstFire Note, they were not effected pursuant to any formal settlement agreement. The FirstFire Repayment Shares were issued in reliance on Section 3(a)(9) of the Securities Act, as an exchange of the Company’s securities for its outstanding indebtedness, with no commission or other remuneration paid. The FirstFire Repayment Shares are restricted securities. Following such satisfaction, the obligations and restrictions under the FirstFire Note (including the mandatory use of financing proceeds under Section 1.10, the prohibition on Variable Rate Transactions, and the resale registration obligation under Amendment No. 1) are fully extinguished. The 15,000 Commitment Shares previously issued to FirstFire and the 52,640 shares issued to FirstFire upon the cashless exercise of the FirstFire Warrant on March 12, 2026 remain outstanding. No FirstFire Warrant remains outstanding.

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Note Defaults

As of the date of this prospectus, the Company is not in default under any outstanding promissory note. As described in “Recent Developments - Wolf Settlement Agreement,” the two largest defaulted notes (original principal amounts of $400,000 and $500,000, respectively, matured November 5, 2025) were resolved pursuant to the Wolf Settlement Agreement dated April 27, 2026. The Amended and Restated Secured Promissory Note dated October 15, 2024, in the original principal amount of $250,000 (the “Cole Note”), which had matured on November 5, 2025 and was previously in default, has been resolved and is now current. Additionally, notes previously in default with original principal amounts of $50,000, $150,000, and $50,000, respectively, for which default notices were received in February 2026, have also been resolved and are now current. A convertible promissory note dated July 31, 2024 in the original principal amount of $250,000 (as amended and restated to $500,000), which was in default as of April 30, 2026, was resolved on June 13, 2026 pursuant to an agreement whereby the holder agreed not to pursue any default provisions in exchange for a payment plan (including a $20,000 initial payment and $15,000 monthly installments beginning July 15, 2026) and the transfer of 6,600 shares of common stock by Gregory T. Delory from shares personally owned by him (rather than an issuance by the Company).

Wolf Settlement Agreement

On April 27, 2026, the Company entered into a binding settlement agreement (the “Wolf Settlement Agreement”) with Sean Wolf (“Wolf”) via an exchange of emails, pursuant to which the Company and Wolf agreed to resolve and settle an aggregate outstanding obligation of $879,163 (the “Settlement Amount”), representing all principal and accrued interest owed under two promissory notes previously issued by the Company: (i) a 9.75% promissory note in the principal amount of $400,000 issued on October 15, 2024 to Blackwolf Venture Group LLC, a Florida limited liability company controlled by Wolf, and (ii) a 9.75% promissory note in the principal amount of $500,000 issued on October 16, 2024 to Wolf (collectively, the “Wolf Notes”). Both Wolf Notes had matured on November 5, 2025 and were in default as of the date of the Wolf Settlement Agreement. The Settlement Amount will be satisfied through net proceeds from Wolf’s sales of Helio common stock in accordance with the following leak-out terms: Wolf may sell up to the greater of (a) 4,000 shares on any trading day on which aggregate daily trading volume equals or exceeds 20,000 shares, or (b) 12% of aggregate daily trading volume on any such trading day, with no single sale block exceeding 2,000 shares without the Company’s prior written consent. Under the Wolf Settlement Agreement, Wolf’s daily sale limit was to increase to 25% of aggregate daily trading volume upon the earlier of (i) the uplisting of the Company’s common stock to the Nasdaq Stock Market or the New York Stock Exchange, or (ii) July 5, 2026; that date has passed and, as of the date of this prospectus, Wolf’s daily sale limit is 25% of aggregate daily trading volume. Wolf will provide brokerage account statements twice monthly, with net proceeds applied to reduce the Settlement Amount. The Company agreed to authorize ClearTrust, LLC to remove the restrictive legend on 45,000 shares of Helio common stock held in book entry for Wolf’s benefit no later than 9:30 A.M. Eastern Time on April 28, 2026. In addition, Wolf is responsible for seeking the cooperation of Joseph Pitman to transfer 55,000 shares of Helio common stock held by Pitman to Wolf, subject to the same leak-out terms; the Company agreed to provide a Rule 144 opinion letter with respect to those shares following the transfer. If Fidelity Investments declines to accept or process Wolf’s shares, the Company is required to secure an alternate brokerage firm within seven business days; failure to do so renders the Wolf Settlement Agreement null and void. No new shares were issued by the Company in connection with the Wolf Settlement Agreement.

Series A Preferred Stock

On April 17, 2026, the Company designated 1,500,000 shares of Series A Convertible Preferred Stock. On February 6, 2026, the Company sold 15 shares of Series A Convertible Preferred Stock for an aggregate purchase price of $15,000, which were simultaneously converted into 12,510 shares of common stock. The Company subsequently sold 175,000 shares of Series A Convertible Preferred Stock for $175,000 pursuant to a Series A Preferred Stock Purchase Agreement dated April 17, 2026 and funded on or about May 5, 2026, 200,000 shares for $200,000 on June 16, 2026, and 200,000 shares for $200,000 on July 16, 2026. As of July 31, 2026, 575,000 shares of Series A Convertible Preferred Stock were issued and outstanding. Each share of Series A Convertible Preferred Stock has a stated value of $1.00 per share, carries a cumulative annual dividend of 10% of the stated value (increasing to 22% upon an event of default), and, beginning 180 days after issuance, is convertible into shares of common stock at a variable conversion price equal to 65% of the lowest trading price of the common stock during the ten trading days preceding conversion, subject to a 4.99% beneficial ownership limitation that may not be waived.

Series B Preferred Stock

On May 29, 2026, the Company sold 177,500 shares of newly designated Series B Convertible Preferred Stock to Efrat Investments LLC for an aggregate purchase price of $159,750 (reflecting a purchase price of $0.90 per share, a 10% original issue discount to the stated value of $1.00 per share), and on July 27, 2026, the Company sold an additional 177,500 shares of Series B Convertible Preferred Stock to SilverCrest Hybrid Capital LLC for an aggregate purchase price of $159,750 ($0.90 per share). As of July 31, 2026, 355,000 shares of Series B Convertible Preferred Stock were issued and outstanding. Each share of Series B Preferred Stock is convertible into shares of common stock, subject to a 4.99% beneficial ownership limitation.

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Series C Preferred Stock

On June 19, 2026, the Company sold 200,000 shares of newly designated Series C Convertible Preferred Stock to Auctus Fund, LLC for an aggregate purchase price of $200,000 (a stated value of $1.00 per share). The Series C Preferred Stock carries a cumulative annual dividend of 10% of the stated value (increasing to 22% upon an event of default) and, beginning 180 days after issuance, is convertible into shares of common stock at a variable conversion price equal to 65% of the lowest trading price of the common stock during the ten trading days preceding conversion, subject to a 4.99% beneficial ownership limitation that may not be waived. The Series C Preferred Stock ranks senior to the common stock, but junior to the Company’s other outstanding preferred stock and all existing and future indebtedness, with respect to dividends and distributions upon liquidation.

Share Repurchase Program

On July 2, 2026, the Board of Directors authorized the Company to repurchase up to 250,000 shares of its common stock from time to time through September 30, 2026, and ratified 9,477 shares repurchased prior to adoption of the program. The repurchase program was not publicly announced. Pursuant to the program, the Company has repurchased an aggregate of 9,376  shares of common stock (as adjusted for the 1-for-5 Reverse Stock Split) in open-market transactions for an aggregate purchase price of approximately $49,994.31.

Additional Post-Year-End Financings

Following the fiscal year ended October 31, 2025, the Company entered into additional financing transactions, including the issuance of promissory and convertible notes for aggregate gross proceeds of approximately $300,000 on January 12–14, 2026, and approximately $760,272 in aggregate principal amount (net proceeds approximately $667,000) in February 2026 pursuant to multiple securities purchase agreements. These transactions are described in greater detail under “Certain Relationships and Related Party Transactions” and “Management’s Discussion and Analysis — Liquidity and Capital Resources.”

In a private placement conducted from April 9, 2026 through May 8, 2026, the Company sold an aggregate of 93,276 shares of its common stock (on a post-split basis) to 53 purchasers, each of whom represented that it was an accredited investor, for aggregate gross proceeds of $326,446.42. No sales commissions or finders’ fees were paid in connection with this offering. These securities were offered and sold in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

Reverse Stock Split

On May 9, 2026, the Board of Directors approved and recommended the Reverse Stock Split at a ratio within the range of 1-for-1.25 to 1-for-5, and on May 11, 2026, holders of approximately 64.70% of the outstanding shares of Common Stock approved the Reverse Stock Split and the related amendment to the Company’s Articles of Incorporation by written consent in lieu of a special meeting pursuant to Section 607.0704 of the Florida Business Corporation Act. On July 7, 2026, the Board of Directors determined to effect the Reverse Stock Split at a ratio of 1-for-5. The Company filed an Information Statement on Schedule 14C with the SEC and distributed it to shareholders, and observed the required 20-calendar-day waiting period under Regulation 14C. The Reverse Stock Split became effective on July 20, 2026, the effective date specified in the Articles of Amendment to the Company’s Articles of Incorporation filed with the Florida Department of State. All share counts and per-share figures in this prospectus give effect to the 1-for-5 Reverse Stock Split and are presented on a post-split basis. See “The Offering - Reverse Stock Split.”

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THE OFFERING

Shares offered	2,000,000 shares of common stock (or 2,300,000 shares if the underwriters exercise the over-allotment in full), based on the assumed public offering price of $4.50, the midpoint of the anticipated price range.

Offering price per share	We estimate that the offering price per share will be between $4.00 and $5.00 per share of Common Stock. For purposes of this prospectus, the assumed public offering price per share is $4.50, the midpoint of the anticipated price range. The actual offering price per share will be as determined between the underwriters and us based on market conditions at the time of pricing. Therefore, the assumed offering price used throughout this prospectus may not be indicative of the final offering price.

Shares to be outstanding after this offering(1)	7,365,008 shares of common stock (or 7,665,008 shares if the underwriters exercise the over-allotment option in full), based on an assumed public offering price of $4.50 per share, which is the midpoint of the estimated range of the public offering price shown on the cover page of this prospectus.

Over-Allotment Option	We will grant the underwriters a 45-day option to purchase up to 15% of the shares of Common Stock sold in the primary offering, solely to cover over-allotments, if any.

Representative’s warrants	We have agreed to issue to R.F. Lafferty & Co., Inc., as representative of the underwriters, or its designees, warrants to purchase up to a total number of shares of common stock equal to 5% of the total number of shares sold in this offering at an exercise price equal to 110% of the public offering price of the shares sold in this offering (subject to adjustments). The warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six months after the date of the commencement of the sales of the public securities in this offering. The registration statement of which this prospectus forms a part also registers the representative’s warrants and the shares of common stock issuable upon exercise of the representative’s warrants. See the “Underwriting” section for more information.

Reverse Stock Split	We have effected a reverse stock split of our Common Stock at a ratio of 1-for-5 (the “Reverse Stock Split”). On May 9, 2026, the Board of Directors approved the Reverse Stock Split within a range of 1-for-1.25 to 1-for-5, and on May 11, 2026, holders of approximately 64.70% of the outstanding shares of Common Stock approved the Reverse Stock Split by written consent in lieu of a special meeting. On July 7, 2026, the Board of Directors determined to effect the Reverse Stock Split at a ratio of 1-for-5. Prior to effecting the Reverse Stock Split, the Company filed and distributed to shareholders an Information Statement on Schedule 14C and observed the required 20-calendar-day waiting period under Regulation 14C. The Reverse Stock Split became effective on July 20, 2026, the effective date specified in the Articles of Amendment filed with the Florida Department of State. All share counts and per-share figures in this prospectus give effect to the 1-for-5 Reverse Stock Split and are presented on a post-split basis.

Trading market and symbol	We have applied to list our Common Stock on The Nasdaq Capital Market under the proposed symbol “HLEO.” Closing of this offering is conditioned upon the listing of our Common Stock on the Nasdaq Capital Market. There can be no assurance that our listing application will be approved or that we will satisfy all applicable listing requirements.

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Use of proceeds	We estimate that the net proceeds from this primary offering will be approximately $7.073 million to $8.914 million, after deducting underwriting discounts of 7.0% of gross proceeds, a non-accountable expense allowance of 1.0% of gross proceeds, and estimated offering expenses of approximately $286,202, and assuming no exercise of the over-allotment option, based on an assumed offering price of $4.50 per share of Common Stock (post-split). We intend to use the net proceeds for: repayment of certain outstanding promissory notes; research and development; sales, marketing, and business development; upgraded facilities and infrastructure; manufacturing improvements; and general and administrative and working capital purposes. See “Use of Proceeds”.

Lock-up agreements	Our executive officers, directors, and holders of 5% or more of our outstanding Common Stock (and all holders of securities exercisable for or convertible into shares of Common Stock) have agreed to be subject to lock-up restrictions for a period of six months following the closing of the primary offering, subject to customary exceptions and the prior written consent of the Representative.

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

(1)	The number of shares of common stock outstanding immediately following this offering is based on 5,365,008 shares outstanding as of October 16, 2026 (post-split, giving effect to the 1-for-5 Reverse Stock Split) and excludes:

•	89,168 shares of common stock issuable upon exercise of outstanding stock options under the 2018 Equity Incentive Plan and the 2025 Equity Incentive Plan, at a weighted-average exercise price of $3.34 per share (post-split);
•	646,559 shares of common stock issuable upon conversion of outstanding convertible promissory notes (including notes issued to CFI Capital LLC, GS Capital Partners, LLC, and Quick Capital, LLC, and Liberty Funding), based on the applicable variable conversion prices;
•	212,138 shares of common stock issuable upon conversion of the 575,000 outstanding shares of Series A Convertible Preferred Stock, at a variable conversion price equal to 65% of the lowest trading price during the 10 trading days preceding conversion;
•	124,423 shares of common stock issuable upon conversion of the 355,000 outstanding shares of Series B Convertible Preferred Stock, at a conversion price to be determined in accordance with the Certificate of Designation;
•	73,787 shares of common stock issuable upon conversion of the 200,000 outstanding shares of Series C Convertible Preferred Stock, at a variable conversion price equal to 65% of the lowest trading price during the 10 trading days preceding conversion
•	27,778 shares of common stock issuable upon conversion of the 250,000 outstanding shares of Series D Convertible Preferred Stock (stated value of $0.40 per share), which are convertible in connection with this offering at the holder’s election, either by converting into this offering at 20% of the initial offering price or at a 20% discount to the offering price following the listing of our Common Stock;
•	100,000 shares of common stock issuable upon exercise of the Representative Warrants to be issued in connection with this offering (or 115,000 shares if the underwriters exercise the over-allotment option in full), at an exercise price of $4.95 per share (110% of the assumed public offering price); and
•	300,000 shares of common stock remaining available for future issuance under the Company’s 2025 Equity Incentive Plan which has a maximum aggregate share reserve of 300,000 shares (post-split) and is not subject to any automatic annual increase.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this prospectus, including the consolidated financial statements and the related notes, before making a decision to buy our securities. If any of the following risks actually occur, our business could be harmed. The risks and uncertainties described herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Relating to Our Financial Condition

The Company may need additional capital, which may not be available.

The Company will require funds in excess of its existing cash resources to fund operating deficits, develop new products or services, establish and expand its marketing capabilities, and finance general and administrative activities. As of July 31, 2026, the Company had cash and cash equivalents of approximately $520,504, and the audit reports on its financial statements for the fiscal years ended October 31, 2025 and 2024 each included an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern. As of the date of this prospectus, all notes previously in default have been resolved and are now current. Due to the Company’s current financial condition and general market conditions, it is possible that the Company will be unable to obtain additional funding as and when it needs it. If the Company is unable to obtain additional funding, it may not be able to repay debts when they are due and payable. If the Company is able to obtain capital, it may be on unfavorable terms or terms which excessively dilute then-existing equity holders. If the Company is unable to obtain additional funding as and when needed, it could be forced to delay its development, marketing, and expansion efforts and, if it continues to experience losses, potentially cease operations.

We have a history of promissory note defaults, and future defaults may occur.

As of the date of this prospectus, all promissory notes previously in default have been resolved and are now current. As described in “Recent Developments — Wolf Settlement Agreement,” the two largest defaulted notes (original principal amounts of $400,000 and $500,000, respectively) were resolved pursuant to the Wolf Settlement Agreement dated April 27, 2026. The Amended and Restated Secured Promissory Note dated October 15, 2024, in the original principal amount of $250,000 (the “Cole Note”), which had been in default following its November 5, 2025 maturity, has been resolved and is now current. Three additional notes (original principal amounts of $50,000, $150,000, and $50,000, respectively) previously in default following receipt of notices in February 2026 have also been resolved. A convertible promissory note originally in the principal amount of $250,000 (as amended to $500,000), which was in default as of April 30, 2026, was resolved on June 13, 2026 pursuant to an agreement whereby the holder agreed not to pursue any default provisions in exchange for a $20,000 initial payment, $15,000 monthly installments beginning July 15, 2026, and the transfer of 6,600 shares of common stock by Gregory T. Delory from shares personally owned by him (rather than an issuance by the Company). While all existing defaults have been resolved, the Company’s liquidity position remains constrained and there can be no assurance that new defaults will not arise in the future.

We have substantial doubt about our ability to continue as a going concern, which may adversely affect our ability to raise capital and operate our business.

Our independent registered public accounting firm’s audit reports on our consolidated financial statements for the fiscal years ended October 31, 2025 and October 31, 2024 each included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional capital through this offering and other financings and to achieve profitability. There can be no assurance that we will be able to do so. If we are unable to raise sufficient capital or achieve profitability, we may be forced to curtail our operations, liquidate our assets, or cease operations entirely, which would result in a complete loss of your investment.

We have identified material weaknesses in our internal control over financial reporting, and if we fail to remediate them, our ability to accurately and timely report our financial results may be impaired.

In connection with our Quarterly Report on Form 10-Q for the quarter ended July 31, 2026, management concluded that our disclosure controls and procedures were not effective as of July 31, 2026 due to material weaknesses in our internal control over financial reporting, including a lack of segregation of duties within our finance and accounting function and an insufficient number of qualified accounting personnel with knowledge of U.S. GAAP and SEC reporting requirements. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses, we may be unable to accurately or timely report our financial condition or results of operations, which could cause investors to lose confidence in our reported financial information and adversely affect the market price of our common stock.

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We have a history of net losses and an accumulated deficit, and we expect to continue to incur losses.

We have incurred net losses in each of our fiscal years ended October 31, 2025 ($4,030,471) and October 31, 2024 ($1,862,683), and we incurred a net loss of $6,851,175 for the nine months ended July 31, 2026. As of July 31, 2026, we had a total shareholders’ deficit of approximately $(2,757,273). We expect to continue to incur losses as we invest in our operations and seek to grow our business.

We have outstanding indebtedness and we may be unable to service or repay our obligations.

As of the date of this prospectus, we have significant outstanding indebtedness, including multiple promissory notes and convertible notes. All notes previously in default have been resolved as of the date of this prospectus. The aggregate outstanding obligation of $879,163 under two previously defaulted secured promissory notes (the “Wolf Notes”) was settled in full pursuant to the Wolf Settlement Agreement dated April 27, 2026, pursuant to which a former officer of the Company personally transferred 100,000 shares of Helio common stock to the noteholders; the Company recognized this as a capital transaction during fiscal year 2026. The Cole Note, which matured November 5, 2025, has been resolved and is now current. A convertible promissory note originally in the principal amount of $250,000 (amended to $500,000) that was previously in default was resolved on June 13, 2026. If we are unable to service our remaining outstanding indebtedness when due, such actions could have a material adverse effect on our business, financial condition, and results of operations.

Our cash position is limited and we will require additional financing to fund our operations and growth.

As of July 31, 2026, we had cash and cash equivalents of approximately $520,504. We do not believe that our current cash resources are sufficient to fund our operations beyond the near term. We are highly dependent on the proceeds of this offering and future financing activities to fund our operations. If we cannot raise sufficient capital, we may be forced to reduce or cease operations.

Risks Relating to Our Business, Industry, and Strategy

Our business focuses exclusively on the space industry and therefore is not diversified.

During a prolonged period of significant market disruption in the space industry, such as the adverse impact the COVID-19 pandemic had and other macroeconomic factors such as when recessions occur, our business may be disproportionately impacted compared to companies that are more diversified in the industries they serve. A more diversified company with significant sales and earnings derived from outside the space industry may be able to recover more quickly from significant market disruptions.

A significant portion of our revenue is derived from U.S. government contracts, which are subject to termination, reduction, and budgetary uncertainty.

Because a significant percentage of our revenue (approximately 70% for the fiscal year ended October 31, 2025, approximately 92% for the nine months ended July 31, 2026, and approximately 82% for the three months ended July 31, 2026) is derived either directly or indirectly from contracts with the U.S. government, including through NASA, changes in federal government budgetary priorities could directly affect our financial performance.

According to the Fiscal Y 2027 President’s Budget released on April 2026, the White House released its proposed budget for FY 2027, which included an overall reduction of approximately 23% to NASA’s budget from current enacted levels, including proposed cuts of approximately $3.4 billion to NASA’s science programs, which have historically represented a significant source of revenue for the Company. While Congress declined to enact the proposed cuts to NASA science programs for FY 2026 and restored NASA’s budget to near prior-year levels, there can be no assurance that Congress will take similar action with respect to the FY 2027 budget or future fiscal years. Additionally, while Heliospace participates in lunar exploration programs that have to date received continued government support, the current political environment introduces significant uncertainty regarding future NASA funding levels that cannot be predicted with reasonable certainty. Significant budget cuts to NASA science programs, if enacted for FY 2027 or beyond, could have a material adverse effect on the Company’s revenue and results of operations.

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We have a history of promissory note defaults and may be subject to legal proceedings in the future.

As of the date of this prospectus, the Company is not in default under any outstanding promissory note. As described elsewhere in this prospectus, all notes previously in default, including the Cole Note, the $400,000 and $500,000 notes resolved pursuant to the Wolf Settlement Agreement, and a convertible promissory note originally in the principal amount of $250,000 (as amended to $500,000) resolved pursuant to a June 13, 2026 payment and equity arrangement, have been fully resolved and are now current. See also “Recent Developments - Note Defaults” and “Recent Developments - Wolf Settlement Agreement.”

Our limited operating history and declining revenues make it difficult to evaluate our future prospects.

Our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter. We have not demonstrated a sustained ability to generate predictable revenue from our products and services. Consequently, any assessment you make about our current business or future success or viability may not be as accurate as it could be if we had a longer operating history. Further, our limited financial track record is of limited reference value for your assessment of our business and future prospects.

Risks and challenges we have faced or expect to face include our ability to:

•	forecast our revenue and budget for and manage our expenses;

•	attract new customers and retain existing customers;

•	effectively manage our growth and business operations, including planning for and managing capital expenditures for our current and future space and space-related systems and services, managing our supply chain and supplier relationships related to our current and future product and service offerings, and integrating acquisitions;

•	comply with existing and new or modified laws and regulations applicable to our business;

•	anticipate and respond to macroeconomic changes and changes in the markets in which we operate;

•	maintain and enhance the value of our reputation and brand;

•	develop and protect our intellectual property; and

•	hire, integrate, and retain talented people at all levels of our Company.

We have experienced significant and continuing revenue declines that make it difficult to forecast our future results. Revenue for the fiscal year ended October 31, 2025 decreased by approximately 44% to $3,875,793 from $6,891,223 for the fiscal year ended October 31, 2024, which itself reflected a decline of approximately 25% from $9,209,329 in fiscal year 2023. Contributing factors to the FY2025 decline include continuing budget cuts to NASA programs enacted by the current administration, combined with the extended government shutdown, which reduced the overall volume of work available to us. During the fiscal year ended October 31, 2025, we serviced eleven customers-two direct government customers, four private or commercial customers, three nonprofit customers for whom we manufactured products as a subcontractor to government customers, and two commercial customers whose source of funds was private investment-compared to thirteen customers during fiscal year 2024. This contraction in our customer base, combined with continued dependence on government-funded programs, increases our vulnerability to further budget-driven disruptions. For the nine months ended July 31, 2026, revenue was $11,543,492, compared to $33,384,423 for the nine months ended July 31, 2025, a decline of approximately 54%, and for the three months ended July 31, 2026, revenue was $590,626, compared to $784,587 for the three months ended July 31, 2025, a decline of approximately 25%. During the nine months ended July 31, 2026, we serviced only six customers, compared to eleven customers in the comparable prior-year period. We may continue to incur losses in future periods. While we are actively working to expand into new commercial markets and have identified specific opportunities in the commercial and defense sectors, the primary challenge is the time and resources required to successfully transition and grow our business beyond government-funded programs. There can be no assurance that such efforts will succeed or will be completed on a timeline sufficient to offset any continued reduction in government-funded revenues.

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If we fail to address the risks and difficulties that we face, including those associated with the challenges listed above as well as those described elsewhere in this “Risk Factors” section, our business, financial condition, and results of operations could be adversely affected. In addition, because we have limited historical financial data and operate in a rapidly evolving market, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more developed market. We have encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition, and results of operations could be adversely affected.

The Company may not be able to manage its potential growth.

For the Company to succeed, it needs to experience significant expansion. There can be no assurance that it will achieve this expansion. This expansion, if accomplished, may place a significant strain on the Company’s management, operational and financial resources. To manage any material growth, the Company will be required to implement operational and financial systems, procedures and controls. It also will be required to expand its finance, administrative and operations staff. There can be no assurance that the Company’s current and planned personnel, systems, procedures and controls will be adequate to support its future operations at any increased level. The Company’s failure to manage growth effectively could have a material adverse effect on its business, results of operations, and financial condition.

The Company’s growth relies on market acceptance.

While the Company believes that there will be significant customer demand for its products and services, there is no assurance that there will be broad market acceptance of the Company’s offerings. A substantial portion of the Company’s revenue has historically been derived from U.S. government sources, and proposed federal budget cuts - including proposed reductions to NASA’s Science Mission Directorate under recent White House budget proposals for FY 2026 and FY 2027 - could materially reduce demand for the Company’s core products and services. Although the Company is actively working to increase the percentage of revenue from private and commercial sources and to expand its offerings to defense agencies, there can be no assurance that these efforts will succeed or will fully offset any reduction in government spending. In such event, there may be a material adverse effect on the Company’s results of operations and financial condition and the Company may not be able to achieve its business goals.

Our operating results may continue to be adversely affected as a result of unfavorable market, economic, social and political conditions.

An unstable global economic, social, and political environment may have a negative impact on demand for our services, our business, and our operations, including the U.S. economic environment. The economic, social, and political environment has or may negatively impact, among other things:

•	current and future demand for our services;

•	price competition for our products and services; and

•	availability of Government funding.

In addition, broader fiscal challenges at the federal level-such as the rising national debt, persistent budget deficits, and the risk of government shutdowns or extended continuing resolutions-could result in delays to contract funding or payments, reduced availability of new program opportunities, and increased uncertainty in our long-term planning. These macroeconomic pressures may also negatively affect private sector customers that rely on or benefit from government-funded space and research initiatives.

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Our success depends on the effectiveness and continuity of our senior management team and key personnel, and any difficulty attracting, retaining, or transitioning leadership could adversely affect our business.

The Company has recently strengthened its senior management team with experienced leadership across key executive functions, including the appointment of a new Chief Executive Officer, Chief Financial Officer, and Chief Technology Officer, and has made intentional changes to its Board composition. While these changes are designed to enhance the Company’s execution and growth capabilities, any period of leadership change involves inherent risks - including potential continuity challenges in customer relationships, ongoing project execution, and strategic initiatives - regardless of the purpose or circumstances of such changes. There can be no assurance that the Company’s current leadership team will achieve the Company’s strategic objectives on the expected timeline, or that any transition-related challenges will not adversely affect our business, results of operations, and financial condition.

Our success depends heavily on our executive officers and highly trained employees, and difficulty hiring or retaining similar employees could adversely affect our business.

We depend on an educated and trained workforce. Historically, substantial competition for skilled personnel in the aerospace industry has existed, and we could be adversely affected by a shortage of skilled employees. We may not be able to fill new positions or vacancies created by expansion or turnover or attract and retain qualified personnel. We may not be able to continue to hire, train, and retain qualified employees at current wage rates since we operate in a competitive labor market and currently significant inflationary and other pressures on wages exist.

Our future ability to execute our business plan depends upon the continued service of our Chief Executive Officer, Chief Technology Officer, and Chief Engineer. If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. We cannot assure that we will be able to retain or replace our key personnel.

In addition, our success depends in part on our ability to attract and motivate our senior management and key employees. Achieving this objective may be difficult due to a variety of factors, including fluctuations in economic and industry conditions, competitors’ hiring practices and the effectiveness of our compensation programs. Competition for qualified personnel can be intense. If we are unable to effectively provide for the succession of key personnel, senior management, and our executive officers, our business, results of operations, cash flows, and financial condition may be adversely affected.

Competition could cause downward pressure on prices, fewer customer orders, reduced margins, and loss of market share.

Competition within our product offerings, across individual products and applications, ranges from divisions of large corporations that may be better capitalized and have more industry or management experience, to small, privately held companies that may be more innovative or agile than we are. Any of these factors could negatively impact our ability to take advantage of new business opportunities and expand into new commercial markets or cause us to lose market share.

The market for our products and services is uncertain and may not grow as expected.

The market for our products and services has not been fully established as the commercialization of space is a relatively new development and is rapidly evolving. Our estimates for the total addressable markets for our products and services are based on a number of factors, including third-party estimates or variables that are out of our control including assumed prices at which we can offer our products and services, our ability to leverage our current manufacturing and operational processes, and general market conditions. While we believe our assumptions and the data underlying our estimates of the total addressable markets for our products and services are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates of the annual total addressable markets, as well as the expected growth rate for the total addressable market for those products and services, may prove to be incorrect, which could have a material adverse effect on our business, financial condition, and results of operations. In addition, if our revenue-generating projects are terminated or delayed and we are unable to replace them with new projects on similar terms, or at all, or if revenue grows slower than we anticipate, we may not be able to achieve profitability and our business, financial condition, and results of operations may be materially and adversely affected.

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If we are unable to adapt to technological change, demand for our products may be reduced.

The market for our products and services is characterized by rapid change and technological developments. Failure to respond in a timely and cost-effective way to these technological developments would result in serious harm to our business and operating results. The technologies related to our products have undergone and, in the future, may undergo, significant changes. As a result, our continued growth, and the success of our business strategy will depend, in part, on our ability to be both innovative and agile in designing, developing, manufacturing, assembling, testing, marketing and supporting new products and enhancements and we may not be able to do so successfully, if at all, or on a timely, cost effective, or repeatable basis. If we cannot in a timely and cost-effective manner satisfy changing customer needs and respond to changing industry cycles, it may adversely affect our business, financial condition, and results of operations. Our competitors may develop technologies and products that are more effective than those we develop or that render our technology and products obsolete or noncompetitive. Furthermore, our products could become unmarketable if new industry standards emerge. We may need to modify our products significantly in the future to remain competitive and new products we introduce may not be accepted by our customers.

We believe that, in order to remain competitive in the future, we will need to continue to invest significant financial resources to develop new products, services and solutions, including through internal research and development, acquisitions and joint ventures or other teaming arrangements. These expenditures could divert our attention and resources from other projects, and we cannot be sure that these expenditures will ultimately lead to the timely development of new products, services and solutions or identification of and expansion into new markets. Due to the design complexity of our products, we may, in the future, experience delays in completing the development and introduction of new products. Any delays could result in increased costs of development or deflect resources from other projects. In addition, there can be no assurance that the market for our products will develop or continue to expand or that we will be successful in newly identified markets as we currently anticipate. If we are unable to achieve sustained growth, we may be unable to execute our business strategy, expand our business or fund other liquidity needs and our business prospects, financial condition, and results of operations could be materially and adversely affected. Furthermore, we cannot be sure that our competitors will not develop competing technologies that gain market acceptance in advance of our products.

Federal contracting is subject to significant regulation, and non-compliance could subject us to fines and penalties.

Like all government contractors, we are subject to risks associated with this contracting. These risks include the potential for substantial civil and criminal fines and penalties. These fines and penalties could be imposed for failing to follow procurement integrity and bidding rules, employing improper billing practices or otherwise failing to follow cost accounting standards, receiving or paying kickbacks or filing false claims. We have been, and expect to continue to be, subjected to audits and investigations by government agencies. The failure to comply with the terms of our government contracts could harm our business reputation, which could significantly reduce our sales and earnings. It could also result in our suspension or debarment from future government contracts, which would adversely affect our business, financial condition, results of operations, and cash flows. Moreover, U.S. Government purchasing regulations contain a number of operational requirements that apply to entities engaged in government contracting. Failure to comply with such government contracting requirements could result in civil and criminal penalties that could have a material adverse effect on the Company’s results of operations.

The U.S. government may modify, curtail or terminate one or more of our contracts, and failure to comply with contract terms or applicable laws and regulations in relation to our U.S. government contracts could expose us to penalties or other adverse consequences.

The U.S. government contracting party may modify, curtail or terminate its contracts with us, without prior notice and either at its convenience or for default based on performance. In addition, funding pursuant to our U.S. government contracts may be reduced or withheld as part of the U.S. Congressional appropriations process. Any loss or anticipated loss or reduction of expected funding and/or modification, curtailment, or termination of one or more of our U.S. government contracts could have a material adverse effect on our earnings, cash flow and/or financial position, as well as our access to government testing facilities and/or our ability to secure pre-certification operating experience and/or revenues.

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The U.S. government may also audit and investigate contractors and subcontractors; claim rights, including intellectual property rights, in products and data developed under certain contracts; suspend or debar contractors from doing business with the government or a specific government agency; impose U.S. manufacturing requirements for products that embody inventions conceived or first reduced to practice under such agreements; and control or prohibit the export of products.

If the government discovers improper or illegal activities or contractual non-compliance (including improper billing), we may be subject to various civil and criminal penalties and administrative sanctions, which may include termination of contracts, forfeiture of profits, suspension of payments, fines and suspensions or debarment from doing business with the government. Also, the qui tam provisions of the federal and various state civil False Claims Acts authorize a private person to file civil actions on behalf of the federal and state governments and retain a share of any recovery which can include treble damages and civil penalties. Further, the negative publicity that could arise from any such penalties, sanctions or findings could have an adverse effect on our reputation and reduce our ability to compete for new contracts with both government and commercial clients.

Technology failures or cyber security breaches could have an adverse effect on our business.

We rely on information technology systems to process, transmit, store, and protect electronic information. For example, a significant portion of the communications between our personnel, customers, suppliers, and vendors depends on information technology and we rely on access to such information systems for our operations. Additionally, we rely on third-party service vendors to execute certain business processes and maintain certain information technology systems and infrastructure. The security measures in place may not prevent disruptions, failures, computer viruses or other malicious codes, malware or ransomware incidents, unauthorized access attempts, theft of intellectual property, trade secrets, or other corporate assets, denial of service attacks, phishing, hacking by common hackers, criminal groups or nation-state organizations or social activist (“hacktivist”) organizations and other cyber-attacks or other privacy or security breaches in the information technology, phone systems, or other systems (whether due to third-party action, bugs or vulnerabilities, physical break-ins, employee error, malfeasance or otherwise) of the Company, our customers or third parties, which could adversely affect our communications and business operations. Further, events such as natural disasters, fires, power outages, systems failures, telecommunications failures, employee error or malfeasance or other catastrophic events could similarly cause interruptions, disruptions or shutdowns, or exacerbate the risk of the failures described above. These risks may be increased as more employees work from home. We may not have the resources or technical sophistication to anticipate, prevent or detect rapidly evolving types of cyber-attacks and other security risks. Attacks may be targeted at us, our customers, suppliers or vendors, or others who have entrusted us with information. To date, the Company has not experienced any material impact to the business or operations resulting from information or cybersecurity attacks. However, because of the frequently changing attack techniques, along with the increased volume, persistence and sophistication of the attacks, the Company may be adversely impacted in the future. Because such techniques change frequently or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement sufficient control measures to defend against these techniques. Once a security incident is identified, we may be unable to remediate or otherwise respond to such an incident in a timely manner. While the Company has policies and procedures in place, including system monitoring and data back-up processes to prevent or mitigate the effects of these potential disruptions or breaches, security breaches and other disruptions to information technology systems could interfere with our operations. Any failure to maintain, or disruption to, our information technology systems, whether as a result of cybersecurity attacks or otherwise, could damage our reputation, subject the Company to legal claims and proceedings or remedial actions, create risks of violations of data privacy laws and regulations, and cause us to incur substantial additional costs. Existing or emerging threats may have an adverse impact on our systems or communications networks and, further, technological enhancements to prevent business interruptions could require increased spending. Furthermore, security breaches pose a risk to confidential data and intellectual property, which could result in damage to our competitiveness and reputation. The costs, potential monetary damages, and operational consequences of responding to cyber incidents and implementing remediation measures may not be covered by any insurance that we may carry from time to time. We cannot predict the degree of any impact that increased monitoring, assessing, or reporting of cybersecurity matters would have on operations, financial conditions and results.

From time to time, we may implement new technology systems or replace and/or upgrade our current information technology systems. These upgrades or replacements may not improve our productivity to the levels anticipated and may subject us to inherent costs and risks associated with implementing, replacing, and updating these systems, including potential disruption of our internal control structure, substantial capital expenditures, demands on management time, and other risks of delays or difficulties in transitioning to new systems or of integrating new systems into other existing systems.

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We rely on direct electronic interfaces with some of our key customers, suppliers, and vendors. Cyber security breaches or technology failures at our customers could result in changes to timing and volume of orders. Additionally cyber security breaches or technology failures at our suppliers or vendors could impact the timing or availability of key materials that could negatively impact our ability to deliver products to our customers.

Our operations depend on our manufacturing facilities, which are subject to physical and other risks.

Our operations and those of our customers and suppliers have been and may again be subject to natural disasters, climate change-related events, pandemics, or other business disruptions, which could seriously harm our results of operation and increase our costs and expenses. Some of our manufacturing facilities are located in regions that may experience earthquakes or be impacted by severe weather events, such as increased storm frequency or severity in the Atlantic and fires in hotter and drier climates. These could result in potential damage to our physical assets as well as disruptions in manufacturing activities. Some of our manufacturing facilities are located in areas that may be at risk due to rising sea levels. Moreover, some of our manufacturing facilities are located in areas that could experience decreased access to water due to climate issues, including, but not limited to, our facilities in California.

We are also vulnerable to damage from other types of disasters, including power loss, fire, explosions, floods, communications failures, terrorist attacks, and similar events. Disruptions could also occur due to health-related outbreaks and crises, cyber-attacks, computer or equipment malfunction, accidental or intentional, operator error, or process failures. Should insurance or other risk transfer mechanisms, such as our existing disaster recovery and business continuity plans, be insufficient to recover all costs, we could experience a material adverse effect on our business, results of operations, financial position, and cash flows.

We depend on third-party fabricators and component suppliers to manufacture our hardware, and any disruption in their operations or supply chains could adversely affect our ability to deliver products to our customers.

Heliospace outsources the fabrication of hardware components to third-party manufacturers after translating designs to detailed drawings. We do not maintain an inventory of raw materials or finished goods, and the value we add is primarily through design, engineering, assembly, and testing. While we seek to maintain multiple qualified sources for critical components and conduct quality assurance reviews of incoming materials, we are nonetheless dependent on the performance, capacity, and financial stability of our vendors. Disruptions in third-party fabrication, whether due to supply chain interruptions, vendor financial difficulties, natural disasters, geopolitical events, or quality failures, could delay our deliveries, increase our costs, or cause us to fail to meet contractual milestones, any of which could harm our customer relationships and financial results. Some of the components used in our hardware incorporate relatively scarce raw materials. Although our third-party fabricators have historically been able to procure such materials, we cannot guarantee they will continue to do so in the future. Our failure to maintain an adequate supply of components and materials from third-party fabricators could have a material adverse effect on our business, financial condition, and results of operations.

Our revenue is highly concentrated among a small number of customers, and the loss of, or significant reduction in business from, any key customer could materially adversely affect our financial results.

A significant percentage of our revenue has historically been derived from a small number of customers. Approximately 70% and 75% of our revenue for the fiscal years ended October 31, 2025 and October 31, 2024, respectively, was derived, directly or indirectly, from U.S. government sources, either as a prime contractor or as a subcontractor, and in each such period, more than 67% of our revenue was attributable to three customers. For the nine months ended July 31, 2026, approximately 92% of our revenue was derived from government sources, serviced by only six customers. One prime contractor customer under an indefinite delivery/indefinite quantity (“IDIQ”) contract with NASA accounted for approximately 31% of our revenue in the fiscal year ended October 31, 2025. Additionally, four customers accounted for approximately 94% of our outstanding accounts receivable as of July 31, 2026. Our customers generally have no obligation to renew, upgrade, or expand their agreements with us after the terms of their existing agreements expire. In addition, many of our customer contracts permit the customer to terminate their contracts with us for convenience, for default, or for other reasons specified in our contracts, with notice periods of varying lengths. If one or more of our customers terminate their relationships with us, fail to renew or extend their contracts, significantly reduce the scope of work, or if funding for programs that support our contracts is reduced or eliminated, our revenue could decline substantially and our results of operations would be adversely affected. This adverse impact would be more pronounced for customers that represent a material portion of our revenue or accounts receivable. Our efforts to diversify our customer base and reduce our dependence on government-funded programs may not succeed on a timeline sufficient to offset any such loss, which could have a material adverse effect on our business, financial condition, and results of operations.

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Pricing pressures from customers could reduce the demand and/or price for our products and services.

From time to time, we may face pricing pressures from our customers due to factors beyond our control, including liquidity constraints and adverse macroeconomic conditions. If we are unable to respond to pricing pressures or otherwise successfully compete for new business, our revenue growth and operating margins may decline.

If we fail to establish and maintain important relationships with government agencies and prime contractors, our ability to successfully maintain and develop new business could be materially adversely affected.

Our reputation and relationship with the U.S. government are key factors in maintaining and developing new business opportunities. Negative press reports regarding conflicts of interest, poor contract performance, employee misconduct, information security breaches or other aspects of our business, regardless of accuracy, could harm our reputation.

We have contracts with the U.S. government related to classified programs, which may limit investor insight into portions of our business.

We derive a portion of our revenues from programs with the U.S. government and its agencies that are subject to security restrictions (e.g., contracts involving classified information and classified programs), which preclude the dissemination of information and technology that is classified for national security purposes under applicable law and regulation. In general, access to classified information, technology, facilities, or programs requires appropriate personnel security clearances, is subject to additional contract oversight and potential liability, and also requires appropriate facility security clearances and other specialized infrastructure. In the event of a security incident involving classified information, technology, facilities, programs, or personnel holding clearances, we may be subject to legal, financial, operational, and reputational harm. We are limited in our ability to provide information about these classified programs, their risks or any disputes or claims relating to such programs. As a result, investors have less insight into our classified business or our business overall. However, historically the business risks associated with our work on classified programs have not differed materially from those of our other government contracts.

Risks Relating to the Reverse Stock Split

Our reverse stock split may not achieve the intended benefits and could have adverse effects.

We have effected a reverse stock split of our Common Stock at a ratio of 1-for-5. On May 9, 2026, the Board of Directors approved the Reverse Stock Split within the range of 1-for-1.25 to 1-for-5, and on May 11, 2026, holders of approximately 64.70% of the outstanding shares of Common Stock approved the Reverse Stock Split and the related amendment to the Articles of Incorporation by written consent. On July 7, 2026, the Board determined the final ratio of 1-for-5. Prior to effecting the Reverse Stock Split, the Company filed and distributed to shareholders an Information Statement on Schedule 14C and observed the required 20-calendar-day waiting period under Regulation 14C. The Reverse Stock Split became effective on July 20, 2026, the effective date specified in the Articles of Amendment filed with the Florida Department of State. While we expect the Reverse Stock Split to increase the per-share price of our Common Stock and facilitate our Nasdaq listing application, we cannot guarantee that the per-share price will increase proportionately or that it will remain at a level sufficient for the Nasdaq Capital Market to approve our listing application or to maintain a listing following the Reverse Stock Split. In addition, reverse stock splits often lead to short-term price volatility. Additionally, following the Reverse Stock Split, the number of shares reserved for issuance under our 2025 Equity Incentive Plan was reduced proportionately and was subsequently further reduced to 300,000 shares by amendment to the plan, which also eliminated the plan’s automatic annual increase, which could limit our ability to attract and retain employees through equity compensation.

Following the reverse stock split, our stock price may fail to satisfy the Nasdaq minimum bid price requirement.

Even after the reverse stock split, there is no guarantee that the per-share market price of our Common Stock will meet the minimum bid price requirement of the Nasdaq Capital Market ($4.00 per share at time of listing) or that it will remain at that level following our listing. If our stock price declines below the applicable minimum bid price, we may be subject to delisting procedures.

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Risks Relating to Our Common Stock and This Offering

Our application for listing on the Nasdaq Capital Market has been submitted but may not be approved, in which case we will not consummate the primary offering.

Consummation of the primary offering described herein is conditioned upon our Common Stock being approved for listing on the Nasdaq Capital Market. We have submitted a listing application; however, there can be no assurance that our application will be approved or that we will be able to satisfy all applicable listing requirements. If our application is not approved or we are unable to satisfy the listing requirements, we will not consummate the primary offering.

As the offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Common Stock in this offering, you will pay more for your shares of Common Stock than the amount paid by our existing stockholders for their shares on a per share basis. As a result, you will experience immediate and substantial dilution in net tangible book value per share in relation to the price that you paid for your shares. We expect the dilution as a result of the offering to be $3.84 per share to new investors purchasing our shares of Common Stock in this offering, based on an assumed initial offering price $4.50, which is the midpoint of the price range set forth on the cover page of this prospectus. In addition, you will experience further dilution to the extent that our shares are issued upon the exercise of any warrants, including the Representative Warrants or exercise of stock options under any stock incentive plans. See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon completion of this offering.

You may experience significant dilution from the conversion of outstanding convertible instruments.

In addition to dilution from the primary offering, investors will experience significant additional dilution from:

•	The conversion of other outstanding convertible promissory notes (including notes issued to CFI Capital, GS Capital Partners, Quick Capital, and others);

•	The conversion of the 250,000 outstanding shares of Series D Convertible Preferred Stock;

•	The conversion of the 575,000 outstanding shares of Series A Convertible Preferred Stock at a variable conversion price equal to 65% of the lowest trading price during the 10 trading days preceding conversion. The conversion of the 250,000 outstanding shares of Series D Convertible Preferred Stock;

•	The conversion of the 355,000 outstanding shares of Series B Convertible Preferred Stock at a conversion price to be determined in accordance with the Certificate of Designation;

•	The conversion of the 200,000 outstanding shares of Series C Convertible Preferred Stock at a variable conversion price equal to 65% of the lowest trading price during the 10 trading days preceding conversion;

•	Outstanding employee stock options (89,168 options, post-split); and

•	The shares issuable under the Representative Warrants issued to the underwriter.

The cumulative effect of all of the foregoing could result in substantial dilution to investors purchasing shares in this offering. The actual amount of dilution will depend on, among other things, the reverse stock split ratio, the market price of our Common Stock at the time of conversion or exercise of the applicable instruments, and the number of shares sold in this offering. For a more detailed discussion of the dilution you will experience as a result of this offering, see “Dilution.”

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Future sales or conversion of our Common Stock or other securities could depress the market price of our Common Stock.

Future sales in the public market of shares of our Common Stock, or securities convertible into or exchangeable or exercisable for shares of Common Stock, or the perception by the market that these sales could occur, could lower the market price of our Common Stock and make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Sources of potential future sales include: (i) shares sold in the primary offering; (ii) the 52,640 shares issued to FirstFire upon the cashless exercise of the FirstFire Warrant on March 12, 2026; (iii) the 15,000 Commitment Shares previously issued to FirstFire; (iv) shares issuable upon conversion of other outstanding convertible notes, including notes issued to CFI Capital, GS Capital Partners, and Quick Capital; (v) shares issuable upon conversion of the Series A, Series B, Series C, and Series D Preferred Stock; (vi) shares issuable upon exercise of the Representative Warrants; and (vii) shares held by our existing stockholders, including shares issued to our officers and directors, upon expiration of the applicable lock-up period. Additionally, up to 100,000 shares of our Common Stock may become eligible for sale pursuant to the Wolf Settlement Agreement dated April 27, 2026, including 45,000 shares currently held in book entry for Wolf’s benefit and up to 55,000 shares expected to be transferred to Wolf from Joseph T. Pitman, our former Chief Technology Officer and former Director, subject to negotiated leak-out limitations, under which Wolf’s daily sale limit is currently 25% of aggregate daily trading volume. These sales, or the possibility that these sales may occur, could have a material adverse effect on the market price of our Common Stock.

Of the remaining outstanding shares of Common Stock held by our existing shareholders after this offering, substantially all will be deemed restricted securities within the meaning of Rule 144 and may, subject to certain exceptions, be sold in the public market only if registered or if they qualify for an exemption from registration, including under Rule 144 under the Securities Act. Our executive officers, directors, and holders of 5% or more of our outstanding Common Stock (and all holders of securities exercisable for or convertible into shares of Common Stock) have agreed, subject to certain customary exceptions, not to sell or otherwise dispose of shares of our Common Stock for a period of six months following the closing of this offering, without the prior written consent of the Representative. The Representative, in its sole discretion and at any time without notice, may release all or any portion of the shares or securities subject to any such lock-up agreements. Upon expiration of the applicable lock-up period, a significant number of additional shares may become available for sale, which could adversely affect the market price of our Common Stock. See “Shares Eligible for Future Sale” and “Underwriting” for additional information.

Our stock price may be volatile and purchasers of our Common Stock could incur substantial losses.

The market price of our Common Stock may be highly volatile and may fluctuate or decline substantially as a result of a variety of factors, many of which are beyond our control, including:

•	actual or anticipated changes or fluctuations in our results of operations;

•	the guidance we may provide to analysts and investors from time to time and any changes in, or our failure to perform in line with, such guidance;

•	announcements by us or our competitors of new offerings or new or terminated contracts, commercial relationships or capital commitments;

•	industry or financial analyst or investor reaction to our press releases, other public announcements and filings with the SEC;

•	rumors and market speculation involving us or other companies in our industry;

•	future sales or expected future sales of our shares of our common stock;

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•	investor perceptions of us and the industries in which we operate;

•	price and volume fluctuations in the overall stock market from time to time;

•	changes in operating performance and stock market valuations of other technology companies generally, or those in our industry in particular;

•	failure of industry or financial analysts to maintain coverage of us, the issuance of new or updated reports or recommendations by any analysts who follow our company, or our failure to meet the expectations of investors;

•	actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;

•	litigation involving us, other companies in our industry or both, or investigations by regulators into our operations or those of our competitors;

•	developments or disputes concerning our intellectual property or proprietary rights or our solutions, or third-party intellectual or proprietary rights;

•	announced or completed acquisitions of businesses or technologies, or other strategic transactions by us or our competitors;

•	actual or perceived breaches of, or failures relating to, privacy, data protection, or data security;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	actual or anticipated changes in our management or our board of directors;

•	general economic conditions and slow or negative growth of our target markets; and

•	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events.

The stock market in general has experienced significant price and volume fluctuations that have often been unrelated or disproportionate to operating performance of individual companies, particularly following a public offering of a company with a small public float. There is the potential for rapid and substantial price volatility of our Common Stock following this offering. These broad market factors may seriously harm the market price of our Common Stock, regardless of our actual or expected operating performance and financial condition or prospects, which may make it difficult for investors to assess the rapidly changing value of our Common Stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the shares and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Common Stock or publishes inaccurate or unfavorable research about our business, the market price for our Common Stock would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Common Stock to decline.

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Our principal shareholders will continue to have significant influence over corporate actions.

Our founders, executive officers, directors and director nominees, together with our Chief Engineer and our Chief Scientist (each a former director), in the aggregate, beneficially own 3,607,485 shares of Common Stock, equal to approximately 67.24% of shares outstanding as of October 16, 2026, based on 5,365,008 shares of Common Stock outstanding (post-split). Significant individual holdings include Paul S. Turin (Chief Engineer and former director), who beneficially owns 1,546,048 shares (28.82%), Gregory T. Delory (Chief Technology Officer and Director), who beneficially owns 1,104,556 shares (20.59%), and Edward Cabrera (Chief Executive Officer and Chairman), who beneficially owns 763,837 shares (14.24%). All share counts give effect to the 1-for-5 Reverse Stock Split and are stated on a post-split basis; ownership percentages are unaffected by the Reverse Stock Split. Upon the completion of this offering, these shareholders as a group will hold approximately 48.98% of shares outstanding (post-split), assuming no exercise by the underwriters of their over-allotment option and no exercise by the representative of the Representative Warrants. These shareholders currently have, and likely will continue to have, significant influence with respect to the election of our board of directors and approval or disapproval of all significant corporate actions. The concentrated voting power of these shareholders could have the effect of delaying or preventing an acquisition of the Company or another significant corporate transaction.

The Company’s founders, directors and executive officers currently own a majority of the Company and will continue to hold a significant percentage of our Common Stock following this offering

Additionally, the holdings of the Company’s directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional interest in the Company. The interests of such persons may differ from the interests of the Company’s other shareholders, including purchasers of securities in the offering. As a result, in addition to their board seats and offices, such persons will have significant influence over corporate actions requiring shareholder approval, , and may be able to determine their outcome, particularly if other shareholders do not vote or vote in different ways, including purchasers in the offering, may vote, including the following actions:

•	to elect or defeat the election of the Company’s directors;

•	to amend or prevent amendment of the Company’s Articles of Incorporation or Bylaws;

•	to effect or prevent a merger, sale of assets or other corporate transaction; and

•	to control the outcome of any other matter submitted to the Company’s shareholders for vote.

Such persons’ ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s shareholders from realizing a premium over the Company’s stock price.

The Company has broad discretion in how the Company will use the net proceeds of this offering, and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the currently intended purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply our cash from this offering in ways that ultimately increase the value of any investment in our securities or enhance stockholder value. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply our cash in ways that enhance stockholder value, we may fail to achieve expected financial results, which may result in a decline in the price of our shares of common stock and, therefore, may negatively impact our ability to raise capital, invest in or expand our business, acquire additional products or licenses, commercialize our product, or continue our operations.

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Our potential future earnings and cash distributions to our stockholders may affect the market price of our securities.

Generally, the market price of our securities may be based, in part, on the market’s perception of our growth potential and our current and potential future cash distributions, whether from operations, sales, acquisitions or refinancings, and on the value of our businesses. For that reason, our securities may trade at prices that are higher or lower than our net asset value per share. Should we retain operating cash flow for investment purposes or working capital reserves instead of distributing the cash flows to our stockholders, the retained funds, while increasing the value of our underlying assets, may materially adversely affect the market price of our securities. Our failure to meet market expectations with respect to earnings and cash distributions and our failure to make such distributions, for any reason whatsoever, could materially adversely affect the market price of our securities.

Were our securities to be considered a penny stock, and therefore become subject to the penny stock rules, U.S. broker-dealers may be discouraged from effecting transactions in our securities.

Our securities may be subject to the penny stock rules under the Exchange Act. The SEC rules define a “penny stock,” as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, broker-dealers that derive more than 5% of their customer transaction revenues from transactions in penny stocks are required to deliver a standardized risk disclosure document that provides information about penny stocks, and the nature and level of risks in the penny stock market, to any non-institutional customer to whom the broker-dealer recommends a penny stock transaction. The broker-dealer must also provide the customer with the current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing before completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that before a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our securities. These additional penny stock disclosure requirements are burdensome and may reduce all the trading activity in the market for our securities. As long as our securities are subject to the penny stock rules, the holders of our securities may find it more difficult to sell their securities and cause a decline in the market value of our stock.

Our listing on Nasdaq Capital Market will subject us to more rigorous corporate governance and compliance requirements than those currently applicable to us as an OTC-quoted reporting company, and the associated costs and management burdens may adversely affect our business.

We are currently a reporting company subject to the informational and reporting requirements of the Exchange Act and our common stock is quoted on the OTCID marketplace. While we already comply with the SEC reporting requirements applicable to reporting companies generally, listing on the Nasdaq Capital Market will impose additional corporate governance obligations that do not currently apply to OTC-quoted companies. In particular, the Nasdaq corporate governance listing standards require, among other things, that a majority of our board of directors consist of independent directors, that we maintain an audit committee comprised of at least three independent directors satisfying the requirements of Rule 10A-3 under the Exchange Act, a compensation committee of independent directors, and a nominating and governance function. While we have taken initial steps to establish these committees in anticipation of our listing application, we cannot assure you that we will maintain compliance with all applicable Nasdaq governance requirements on an ongoing basis. Compliance with these requirements, together with the increased investor scrutiny and market expectations associated with exchange listing, will require additional legal, accounting, and investor relations resources, as well as payment of annual Nasdaq listing fees and potential increases in directors’ and officers’ liability insurance premiums. Our management will be required to devote substantial additional time to these expanded corporate governance and compliance obligations, which may divert attention and resources away from our core business operations and adversely affect our results of operations.

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We are an “emerging growth company,” and the reduced reporting requirements applicable to emerging growth companies may make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock held by non-affiliates exceeds $700 million as of the end of our prior second fiscal quarter and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We may elect not to avail ourselves of this exemption from new or revised accounting standards and, therefore, may be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our share price may be more volatile.

Our Board will be authorized to issue and designate shares of our Preferred Stock in additional series without stockholder approval.

Our Articles of Incorporation, as amended, in conjunction with our Bylaws, authorize our Board, without the approval of our stockholders, to issue up to 20 million shares of our Preferred Stock, subject to limitations prescribed by applicable law, rules and regulations and the provisions of our Articles of Incorporation, as shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof. The powers, preferences and rights of these additional series of Preferred Stock may be senior to or on parity with our Common Stock, which may reduce its value.

Our management may use the proceeds of this offering in ways with which you may disagree or that may not be profitable.

Although we anticipate using the net proceeds from this offering as described under “Use of Proceeds,” we will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated by this offering. You may not agree with the manner in which our management chooses to allocate and use the net proceeds. Our management may use the proceeds for corporate purposes that may not increase our profitability or otherwise result in the creation of stockholder value. In addition, pending our use of the proceeds, we may invest the proceeds primarily in instruments that do not produce significant income or that may lose value.

We have never paid or declared any cash dividends on our Common Stock and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law, and other factors our Board of Directors deems relevant.

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Risks Related to Legal Matters

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against companies following a decline in the market price of their securities. This risk is especially relevant for us because technology companies have experienced significant share price volatility in recent years. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

Our Amended and Restated Bylaws provide that the state courts of Florida or the federal district court for the Middle District of Florida will be the exclusive forum for certain litigation which may limit an investor’s or shareholder’s ability to obtain a favorable judicial forum for disputes with us.

Our Amended and Restated Bylaws (“Bylaws”) provide that unless the Company consents in writing to the selection of an alternative forum, the state courts of Florida (or if a state court within the state of Florida does not have jurisdiction the federal courts for the Middle District of Florida) will be the sole and exclusive forum for any and all legal proceedings concerning (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former directors, officers or other employees of the Company to the Company or the Company’s shareholders; (c) any action arising pursuant to any provision of the Florida Business Corporation Act or our Articles of Incorporation or Bylaws (as either may be amended from time to time); or (d) any other action asserting a claim governed by the internal affairs doctrine.

This exclusive forum provision may limit an investor’s or shareholder’s ability to choose its preferred judicial forum for disputes with us or our directors, officers, employees or agents and limit a shareholder’s ability to bring a claim in a judicial forum it finds favorable, which may discourage the filing of lawsuits with respect to such claims. This exclusive forum provision may cause an investor or shareholder to incur additional costs for travel, attorney’s fees or other litigation cost, and the designated courts may reach different judgments or results than other courts.

The state forum provision may not apply to any causes of action arising under the Securities Act or the Exchange Act. There is uncertainty as to whether a court would enforce our exclusive forum provisions related to Securities Act claims. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

If a court were to find this exclusive forum provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in another jurisdiction, which could adversely affect our business and financial condition.

Our Amended and Restated Bylaws provide that U.S federal district courts shall be the exclusive forum for litigation against us or any director, officer or other employee or agent of ours arising under the Securities Act, which may limit an investor’s or shareholder’s ability to obtain a favorable judicial forum for disputes with us.

Article 8.2 of our Amended and Restated Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the U.S. federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action against the Company or any director, officer, other employee or agent of the Company arising under the Securities Act.

There is uncertainty as to whether a court would enforce our exclusive forum provisions related to Securities Act claims. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. If a court were to find this exclusive forum provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in another jurisdiction, which could adversely affect our business and financial condition.

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Risks Relating to Technology and Intellectual Property

Our products and technologies are subject to U.S. export control laws and regulations, including the International Traffic in Arms Regulations (“ITAR”) and the Export Administration Regulations (“EAR”), and non-compliance could result in significant civil or criminal penalties, loss of export privileges, and reputational harm.

As an aerospace company that develops and delivers space-qualified hardware and systems for NASA and other government and commercial customers, many of our products and technologies are or may be subject to ITAR, administered by the U.S. Department of State, and/or EAR, administered by the U.S. Department of Commerce. We are required to register with the Directorate of Defense Trade Controls (“DDTC”), obtain required export licenses prior to any transfer of controlled technology to foreign persons or entities, and maintain ongoing compliance programs including employee training and cybersecurity measures to protect ITAR-controlled data. We are also required to evaluate each new contract involving activities or technology transfers in the space domain on an individual basis, as the applicable legal framework varies by customer, counterparty, and jurisdiction. The cost and complexity of compliance with these requirements is ongoing and can be significant. Although we believe we have been in compliance with applicable export control requirements, there can be no assurance that we will at all times be fully compliant or that our employees, contractors, or business partners will not inadvertently violate these requirements. Any failure to comply with ITAR or EAR could result in the suspension or revocation of our export privileges, significant fines and civil or criminal penalties, and reputational damage that could impair our ability to compete for government contracts, all of which could have a material adverse effect on our business, financial condition, and results of operations.

We have no registered patents, copyrights, or trademarks; our proprietary technologies are protected only by trade secrets and contractual arrangements that may not provide adequate protection; and U.S. government FAR data rights clauses may further limit our ability to commercialize technologies developed under government contracts.

The Company has no registered patents, copyrights, or trademarks. Our proprietary products and processes are maintained as trade secrets, protected through non-disclosure agreements, allocation of rights agreements, and employee proprietary information and inventions agreements. Trade secret protection is inherently limited because it depends on maintaining the secrecy of the underlying information. If our employees, contractors, or other parties breach their confidentiality obligations, or if our trade secrets are otherwise disclosed or independently discovered by competitors, our competitive position could be materially harmed.

Additionally, substantially all of our current revenue is derived from contracts with the U.S. government and prime contractors that flow down FAR data rights requirements. Under the applicable FAR “rights in data” clauses, we claim only limited rights to key technologies on a case-by-case basis. As a result, the U.S. government may have the right to use, reproduce, release, perform, display, or disclose technical data and computer software developed under our contracts, and may authorize others to do so, including our competitors, without compensation to us. This exposure is particularly significant for technologies developed under our SBIR awards and other NASA-funded programs. While we seek to negotiate appropriate data rights protections on a contract-by-contract basis, we may not always be successful in doing so. To the extent our commercially valuable innovations are developed wholly or in part under government funding, our ability to protect and commercialize those technologies for non-government applications (including our Space Based Solar Power initiative) may be limited.

Our inability to adequately protect our proprietary technology - whether through the inherent limitations of trade secret protection or the government’s rights under FAR data rights clauses - could allow competitors to replicate our innovations, erode our competitive advantages, impair our competitive position, reduce the value of our technology assets, and have a material adverse effect on our business, financial condition, and results of operations.

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Cybersecurity threats, including ransomware attacks, data breaches, and intrusions by nation-state actors, pose a material risk to our operations, and any significant cybersecurity incident could disrupt our business, compromise our proprietary technology and sensitive government-related data, and result in significant liability and reputational harm.

As an aerospace company that develops and delivers space-qualified hardware and systems for NASA and other government customers, we maintain sensitive technical data, proprietary engineering information, and in some cases data subject to ITAR or classified handling requirements. We rely on information technology systems to process, transmit, store, and protect this information, and we depend on a third-party vendor to assist with network security monitoring and cybersecurity risk management. Despite these measures, our security controls may not prevent all disruptions, unauthorized access attempts, malware or ransomware incidents, data breaches, or other cyber-attacks. Because of the frequently changing nature of attack techniques, including attacks designed to remain dormant until triggered, we may be unable to anticipate or defend against sophisticated threats in a timely manner. A successful cyber-attack that compromises our proprietary technical data or engineering processes could allow competitors to replicate our innovations, degrade our competitive position, expose us to legal liability, and damage customer and government relationships. The costs of responding to any such incident, implementing remediation measures, and managing any resulting legal proceedings may not be fully covered by insurance and could have a material adverse effect on our business, financial condition, and results of operations. To date, the Company has not experienced any material cybersecurity incident; however, there can be no assurance that we will not be adversely impacted in the future.

Our Space Based Solar Power initiative is at an early stage of development, involves significant technological and commercial uncertainty, and may never be successfully commercialized.

A core element of our growth strategy is the development of Space Based Solar Power (“SBSP”), which involves deploying solar collection systems in orbit and transmitting energy wirelessly to Earth. We are currently in the early stages of developing the enabling technologies, including our HelioSat advanced deployable system, and we intend to demonstrate an initial in-space SBSP system by 2030. SBSP technology has not yet been demonstrated at commercial scale anywhere in the world, and the path to commercialization involves substantial engineering challenges, regulatory requirements, and capital investment that may not be achievable on the timelines we anticipate or at all. Our ability to develop SBSP technology will depend on, among other things: our ability to secure additional financing; the continued availability of government SBIR funding and support; successful development of advanced deployable structures, wireless power transmission systems, and related technologies; resolution of applicable space law, spectrum allocation, and regulatory issues; and achievement of a commercially viable levelized cost of energy. Many of these factors are outside our control. In addition, larger and better-capitalized competitors, including established aerospace and energy companies, may develop competing SBSP solutions that are more technologically advanced or less costly than ours. If we are unable to successfully develop and commercialize SBSP technology, a significant portion of our anticipated long-term growth potential would be unrealized, which could have a material adverse effect on our business, financial condition, and results of operations.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other sections of this prospectus. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “aim,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “will” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties, and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to:

•	our business’ strategies and investment policies;

•	our projected financial position and estimated cash burn rate;

•	our estimates regarding expenses, future revenues, and capital requirements;

•	our ability to continue as a going concern, which is subject to substantial doubt as expressed in the audit reports on our financial statements for the fiscal years ended October 31, 2025 and October 31, 2024;

•	our business’ financing plans and the availability of capital;

•	our ability to obtain additional financing on acceptable terms, or at all, to fund our operations and repay our outstanding indebtedness;

•	the risks associated with potential acquisitions by us;

•	our ability to compete in the global space industry;

•	the impact of U.S. government budget uncertainty, including the proposed reduction to NASA’s Science Mission Directorate and broader federal discretionary spending cuts, on the availability of government contracts and funding that constitute a significant portion of our revenue;

•	potential growth opportunities available to our business;

•	our ability to obtain and maintain intellectual property protection for our current products and services;

•	our ability to protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;

•	the possibility that a third party may claim we have infringed, misappropriated, or otherwise violated their intellectual property rights and that we may incur substantial costs and be required to devote substantial time defending against these claims;

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•	the risks of cybersecurity threats, including ransomware attacks, data breaches, intellectual property theft, and intrusions by nation-state actors, which continue to increase in frequency and sophistication in our industry;

•	our reliance on third-party suppliers and manufacturers;

•	the impact of future legislation and regulatory changes on our business;

•	the effects of competition on our business;

•	our ability to expand our organization to accommodate potential growth;

•	the recruitment and retention of our officers and employees;

•	the potential for us to incur substantial costs resulting from lawsuits against us and the potential for these lawsuits to cause us to limit our commercialization of our products and services; and

•	the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this prospectus describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations and we do not intend to do so.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus.

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USE OF PROCEEDS

Primary Offering Proceeds

We estimate that the net proceeds from the primary offering will be approximately $7.993 million, after deducting underwriting discounts of 7% of gross proceeds, a non-accountable expense allowance of 1% of gross proceeds, and estimated offering expenses of approximately $286,202, and assuming no exercise of the over-allotment option. We do not currently know the final number of shares to be sold or the public offering price per share, both of which will be determined upon Nasdaq listing and by agreement with the Representative. Less than five percent of the net offering proceeds, excluding underwriting compensation, will be used to repay loans or credit facilities extended by, or otherwise directed to, Edward Cabrera, any participating FINRA member, its affiliates and associated persons, in the aggregate.

We currently expect to use the net proceeds from the primary offering for the following purposes:

•	Approximately $1 million to repay outstanding promissory notes (see “Risk Factors” and “Certain Relationships and Related Party Transactions”);

•	Up to approximately $4.25 million for research and development efforts to augment hardware, payload, and mission system offerings;

•	Up to approximately $1 million for sales, marketing, and business development activities;

•	Up to approximately $0.5 million for new and upgraded facilities and infrastructure;

•	Up to approximately $0.5 million for increased vertical integration, including in-house manufacturing capabilities; and

•	Up to approximately $0.5 million for general and administrative and working capital purposes.

Amounts and timing of our actual expenditures will depend upon a number of factors, including demand for our products, operating costs, debt repayment obligations, and other factors described under “Risk Factors.” Accordingly, our management will have flexibility in applying the net proceeds from this primary offering. An investor will not have the opportunity to evaluate the economic, financial, or other information on which we base our decisions on how to use the proceeds.

Pending our application of the net proceeds, we plan to invest such proceeds in short-term, investment-grade, interest-bearing securities and depository institutions.

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DIVIDEND POLICY

We have never paid or declared any cash dividends on our Common Stock and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law, and other factors our Board of Directors deems relevant.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of July 31, 2026:

•	on an actual basis;

•

on a pro forma basis, giving effect to the Reverse Stock Split at the 1-for-5 ratio prior to the closing of this offering; and to material transactions after July 31, 2026 and prior to the closing of this offering; and

•	on a pro forma as-adjusted basis, additionally giving effect to the primary offering of 2,000,000 shares at an assumed offering price of $4.50 per share. (the mid-point of the price range set forth on the cover page of this prospectus), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us).

The as adjusted information below is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing.

You should read this table in conjunction with the information contained in “Use of Proceeds,” “Description of Securities” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and related notes thereto included elsewhere in this prospectus.

	As of July 31, 2026
	Actual	Pro Forma (unaudited)	Pro Forma As adjusted (unaudited)
Cash and cash equivalents	$520,504	$685,504	$8,678,868
Debt:
Notes payable – Other (including convertible notes payable, net of discount)	953,430	1,118,430	1,118,430
Total debt	$953,430	$1,118,430	$1,118,430
Stockholders’ equity:
Preferred stock, $0.0001 par value, authorized shares; 250,000 shares of Series D Convertible Preferred Stock issued and outstanding, actual;250,000 shares issued and outstanding, as adjusted	$25	$25	$25
Common stock, no par value, 100,000,000 shares authorized; 5,365,0008 shares issued and outstanding (actual, giving effect to the 1-for-5 Reverse Stock Split) and 7,365,008 shares issued and outstanding (as adjusted, post-split)	9,078,778	9,875,681	18,875,681
Accumulated Deficit	(11,836,076)	(12,633,447)	(12,633,447)
Total shareholders’ equity (deficit)	(2,757,273)	(2,757,741)	6,242,259
Total capitalization	$(1,803,843)	$(1,638,311)	$7,360,689

The above table excludes shares issuable under outstanding options, other convertible notes, the Representative Warrants, and the Series D Preferred Stock conversion shares. The actual column is presented as of July 31, 2026 and does not give effect to transactions occurring after July 31, 2026. The pro forma as-adjusted column additionally gives effect to the primary offering at an assumed offering price of $4.50 per share, after deducting underwriting discounts and commissions and estimated offering expenses. Notes payable - Other includes notes payable of $750,500 (current $680,500 and non-current $70,000) and convertible notes payable, net of unamortized debt discount, of $202,930. The common stock actual column amount of $9,078,778 represents the combined total of common stock ($8,978,803) and additional paid-in capital ($99,975) as presented in the July 31, 2026 balance sheet.

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DILUTION

If you invest in our Common Stock in this offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per share of Common Stock in this offering and the pro forma as adjusted net tangible book value per share of Common Stock after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the net tangible book value per share of Common Stock. As of July 31, 2026, we had a historical net tangible book value (deficit) of $(3,141,834), or approximately $(0.59) per common share (post-split), based on 5,190,024 shares of Common Stock outstanding. Our net tangible book value (deficit) per share represents total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding on July 31, 2026. All share counts and per-share figures in this section give effect to the 1-for-5 Reverse Stock Split and are presented on a post-split basis.

Our pro forma net tangible book value as of July 31, 2026, and giving effect to the offering of 2,000,000 shares of our Common Stock (post-split) and the application of proceeds therefrom and giving effect to estimated underwriting discounts and expenses payable by us in this offering, would have been $4,851,530, or $0.65 per share of Common Stock (post-split), based on an assumed public offering price of $4.50 per share (post-split), which is the midpoint of the estimated price range per share set forth on the cover page of this prospectus. Pro forma net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares to be issued and outstanding immediately after this offering as shown above, assumes that all shares offered hereby are sold and no exercise by the underwriters of their over-allotment option to purchase additional shares.

As of July 31, 2026
Assumed initial public offering price per share	$4.50
Historical net tangible book value (deficit) per share of our common stock as of July 31, 2026	$(0.59)
Increase in tangible book value per share attributable to new investors purchasing shares of our common stock in this offering	$1.24
Pro forma net tangible book value per share of our common stock after giving effect to this offering	$0.66
Dilution per share of our common stock to new investors in this offering	$3.84

Assuming the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the underwriting discount and estimated offering expenses payable by us, a $1.00 increase in the assumed initial public offering price of $4.50 per share, which is the midpoint of the estimated price range per share set forth on the cover page of this prospectus, would increase the pro forma tangible book value attributable to new investors purchasing shares in this offering by $3.93 per share and increase the dilution to new investors by $2.15 per share.

Assuming the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the underwriting discount and estimated offering expenses payable by us, a $1.00 decrease in the assumed initial public offering price of $4.50 per share, which is the midpoint of the estimated price range per share set forth on the cover page of this prospectus, would decrease the pro forma tangible book value attributable to new investors purchasing shares in this offering by $0.99 per share and decrease the dilution to new investors by $3.09 per share.

The following table summarizes, on the pro forma as adjusted basis described above, the differences between the number of shares of Common Stock purchased from us, the total consideration paid to us, and the average price per share paid by existing stockholders and by new investors. As the table shows, new investors purchasing shares of our Common Stock in this offering will pay an average price per share substantially higher than our existing stockholders paid. The table below assumes an initial public offering price of $4.50 per share (post-split), which is the midpoint of the estimated price range per share set forth on the cover page of this prospectus, for shares purchased in this offering and excludes underwriting discount and estimated offering expenses payable by us:

	Shares Purchased		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing stockholders	5,365,008	73%	$9,776,174	52%	$1.82
New investors	2,000,000	27%	9,000,000	48%	$4.50
Total	7,365,008	100%	$18,776,174	100%

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If the underwriters were to exercise their over-allotment option to purchase additional shares of our Common Stock from us in full, the percentage of shares of our Common Stock held by existing stockholders who are directors, officers, or affiliated persons as of October 16, 2026 would be approximately 47% and the percentage of shares of our Common Stock held by new investors would be approximately 30%.

Assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, a $1.00 increase (decrease) in the assumed initial public offering price of $4.50 per share, which is the midpoint of the estimated price range set forth on the cover page of this prospectus, would increase (decrease) total consideration paid by new investors and total consideration paid by all stockholders by approximately $2,000,000.

To the extent that we grant options to our employees in the future and those options are exercised or other issuances of Common Stock are made, there will be further dilution to new investors. In addition, the above discussion and tables do not account for additional potential dilution from: (i) the conversion of the Series A, Series B, Series C, or Series D Preferred Stock; (ii) the conversion of other outstanding convertible notes issued to CFI Capital, GS Capital Partners, and Quick Capital; (iii) the exercise of outstanding employee stock options (89,168 options, post-split); and (iv) the Representative Warrants issued to the underwriter. Each of these instruments could result in significant further dilution to new investors. Except as otherwise indicated, the above discussion and tables are based on 7,365,008 shares of our Common Stock outstanding (post-split), reflecting 5,365,008 shares outstanding as of October 16, 2026 (as adjusted to give effect to the 1-for-5 Reverse Stock Split), and the 2,000,000 shares offered hereby, and assumes that all shares offered hereby are sold and no exercise by the underwriters of their over-allotment option to purchase additional shares.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section entitled “Risk Factors.” The following discussion covers the fiscal year ended October 31, 2025 compared to the fiscal year ended October 31, 2024, as well as the three and nine months ended July 31, 2026 compared to the three and nine months ended July 31, 2025.

Overview of Operations

Heliospace, our wholly owned subsidiary, is an aerospace company specializing in the design, engineering, assembly and test of space flight qualified hardware, providing systems engineering, modeling, analysis, integration and test services to customers in government, commercial, private and non-profit markets. Heliospace designs, fabricates, assembles and tests space qualified hardware, including radar antennas for the NASA Europa Clipper mission, the antennas for the SunRISE CubeSat constellation, and deployable systems and sensors for numerous lunar landers and the Mars Sample Return program. Heliospace also provides systems engineering, integration and test, and mission formulation services, including support for the design, testing, and launch of the James Webb Space Telescope, formulation and design of the Roman Space Telescope, Habworlds Observatory, Mars Sample Return, and the Atmospheric Observing System.

In January 2024, via a share exchange accounted for as a reverse acquisition, Web3 Corporation, a Florida corporation that was originally incorporated under the name Stirling Bridge Group, Inc. and was a specialized small business venture lender, acquired 100% of the stock of Heliospace, and changed its name from Web3 Corporation to Helio Corporation (the “Business Combination”). Heliospace was the accounting acquirer in the Business Combination and was determined to be the sole predecessor of Helio Corporation. Accordingly, this discussion and analysis, and the condensed consolidated financial statements included elsewhere in this Quarterly Report, reflect the financial condition and results of operations of Helio Corporation and its sole consolidated subsidiary, Heliospace, after the Business Combination and of Heliospace prior to the Business Combination.

Trends, Events, and Uncertainties

Government Budget Uncertainty and Proposed NASA Cuts

A significant portion of our revenue is derived from contracts with the U.S. federal government, including through NASA, where our subsidiary, Heliospace, provides mission-critical components and engineering services for science and exploration missions. Accordingly, our financial condition and results of operations are influenced by trends in federal discretionary spending, particularly in space science and technology programs.

One key emerging trend is the proposed shift in federal budget priorities under the Trump administration. In April 2025, the administration released its draft budget proposal for fiscal year 2026, which recommends a significant reduction in overall discretionary spending, including an approximately 50% cut to NASA’s Science Mission Directorate. If enacted, this proposal would reduce funding for core science programs such as astrophysics, heliophysics, Earth science, and planetary science—areas directly aligned with Heliospace’s technical capabilities and historical contract activity.

Although this proposal remains subject to Congressional negotiation and approval, the magnitude of the proposed cuts and the administration’s stated intent to reprioritize government resources away from space science programs present a material uncertainty for our future growth. Any resulting reduction, delay, or cancellation of NASA programs could reduce the number of available contracts, increase competition for limited awards, and adversely impact our future revenue and profitability.

In addition, broader fiscal challenges at the federal level—such as the rising national debt, persistent budget deficits, and the risk of government shutdowns or extended continuing resolutions—could result in delays to contract funding or payments, reduced availability of new program opportunities, and increased uncertainty in long-term planning. These macroeconomic pressures may also negatively affect private sector customers that rely on or benefit from government-funded space and research initiatives.

As we execute our expansion plans, we have continued to pursue and acquire additional revenue from private, commercial, and defense department sources., However, these plans are subject to risks and uncertainties, and there can be no assurance that they will succeed or fully offset the effects of any reduction in government spending.

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Note Defaults

As of July 31, 2026, the Company was not in default under any of its outstanding promissory notes.

During fiscal year 2026 and subsequent to July 31, 2026, the Company completed multiple financing transactions to support its liquidity needs (see Notes 6, 13, and 14).

These notes bear interest at rates generally ranging from approximately 6% to 12% per annum (subject to higher default rates) and have maturities ranging from October 2026 through July 2027. The proceeds from these financings were used for working capital and general corporate purposes.

Debt Obligations and Contractual Commitments

As of July 31, 2026, the Company had outstanding debt from unrelated parties under notes payable with an aggregate principal balance of $750,500. These notes bear interest at rates of 6.00% and 12.00% per annum and mature within the next two fiscal years. Certain of these notes are secured by the Company’s accounts receivable and by shares of common stock pledged by a shareholder, and certain notes permit acceleration upon the occurrence of specified events.

The Company’s ability to service its debt obligations will depend on its future operating performance and its ability to obtain additional financing.

Revenue Decline

Revenue has declined over the past several fiscal periods. Revenue for the fiscal year ended October 31, 2025 decreased by 44% to $3,875,793 from $6,891,223 for the fiscal year ended October 31, 2024, which itself reflected a decline of approximately 25% from $9,209,329 in fiscal year 2023. Contributing factors to the FY2025 decline include continuing budget cuts to NASA programs enacted by the current administration, combined with the extended government shutdown, which reduced the overall volume of work available to us. During the fiscal year ended October 31, 2025, we serviced eleven customers-two direct government customers, four private or commercial customers, three nonprofit customers for whom we manufactured products as a subcontractor for their government customer, and two commercial customers whose source of funds was private investment-compared to thirteen customers during fiscal year 2024. For the nine months ended July 31, 2026, revenue declined 54% to $1,543,492 from $3,384,423 for the nine months ended July 31, 2025, and for the three months ended July 31, 2026, revenue declined 25% to $590,626 from $784,587 for the three months ended July 31, 2025. During the nine months ended July 31, 2026, we serviced six customers—one government customer, one public company, three nonprofit or not-for-profit customers under government contracts, and one private customer—compared to eleven customers for the nine months ended July 31, 2025. This continued and accelerating contraction in our customer base, combined with our dependence on government-funded programs, increases our vulnerability to further budget-driven disruptions.

Cybersecurity Risk and Ongoing Threat Landscape

As a government contractor and developer of advanced aerospace technology, we operate in a highly sensitive and data-driven environment. Cybersecurity risks—including ransomware attacks, data breaches, intellectual property theft, and attempted intrusions by nation-state actors—continue to increase in frequency and sophistication across our industry. Like many companies operating in the defense and aerospace sectors, we remain a potential target for both criminal and geopolitical cyber threats.

We have implemented security protocols, systems monitoring, and access controls to protect our infrastructure and proprietary information, including information related to our work with NASA and other government agencies. However, cybersecurity is an evolving threat landscape, and there can be no assurance that our efforts will prevent all attacks or unauthorized access. A successful breach could disrupt our operations, compromise confidential data, harm our reputation, result in regulatory investigations, or expose us to legal claims and financial losses.

We will continue to invest in cybersecurity tools, training, and third-party audits to strengthen our defenses, and we are evaluating compliance with emerging federal cybersecurity requirements. Nonetheless, future cybersecurity incidents could materially affect our business, financial condition, or results of operations.

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Results of Operations

Fiscal Year Ended October 31, 2025 Compared to Fiscal Year Ended October 31, 2024

Revenue. Revenue decreased by $3,015,430, or 44%, to $3,875,793 for the fiscal year ended October 31, 2025, from $6,891,223 for the fiscal year ended October 31, 2024. The decrease reflected a lower overall volume of work, driven primarily by continuing budget cuts to NASA programs and the extended government shutdown, resulting in a reduction in both the number of active contracts and the size of work awarded. We serviced eleven customers in fiscal year 2025 compared to thirteen in fiscal year 2024.

Cost of Revenue. Cost of revenue decreased by $1,200,571, or 29%, to $2,952,619 for the fiscal year ended October 31, 2025, from $4,153,190 for the fiscal year ended October 31, 2024. As a percentage of revenue, cost of revenue increased to approximately 75% in fiscal year 2025 from approximately 60% in fiscal year 2024. The increase in cost of revenue as a percentage of revenue was driven by a lower overall revenue base against certain fixed costs, a loss on one fixed-price contract, and charges to one services contract beyond the hours originally allocated.

Gross Profit. Gross profit decreased by $1,814,859 to $923,174 for the fiscal year ended October 31, 2025, from $2,738,033 for the fiscal year ended October 31, 2024. Gross margin declined to approximately 23.8% in fiscal year 2025 from approximately 39.7% in fiscal year 2024, reflecting the impact of lower revenue on fixed and semi-fixed cost of revenue components.

Operating Expenses. Total operating expenses increased by $138,740, or 3%, to $4,621,928 for the fiscal year ended October 31, 2025, from $4,483,188 for the fiscal year ended October 31, 2024. General and administrative expenses increased to $2,933,534 from $2,799,805, an increase of $133,729. Personnel expenses decreased to $436,947 from $473,527. Professional fees increased to $462,592 from $359,077, reflecting higher legal and accounting costs. Research and development costs included within general and administrative expenses were $215,088 for fiscal year 2025, compared to $325,381 for fiscal year 2024.

Other Expense. Total other expense, net increased to $(331,717) for the fiscal year ended October 31, 2025 from $(117,528) for the fiscal year ended October 31, 2024. Interest expense, net increased to $327,873 from $89,178, reflecting the higher outstanding debt balance during fiscal year 2025 compared to the prior year. Amortization of debt discount was $8,188 in fiscal year 2025, compared to nil in fiscal year 2024.

Net Loss. Net loss increased by $2,167,788 to $(4,030,471) for the fiscal year ended October 31, 2025, from $(1,862,683) for the fiscal year ended October 31, 2024. The increase in net loss reflects the significant revenue decline combined with a substantially fixed operating expense base and increased interest expense.

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Nine months Ended July 31, 2026 to the Nine months Ended July 31, 2025

The following table provides certain selected financial information of Helio Corporation for the periods presented:

	Nine Months Ended
	July 31,
	2026	2025	Change	%
Revenues	$1,543,492	$3,384,423	(1,840,931)	(54%	)
Costs of revenue	(905,106)	(2,680,940)	1,775,834	66%
Operating expenses	(4,715,947)	(3,391,392)	(1,324,555)	(39%	)
Operating income (loss)	(4,077,561)	(2,687,909)	(1,389,652)	52%
Interest expense, net	(293,123)	(197,020)	(96,103)	49%
Amortization of debt discount	(864,738)	–	(864,738)	Increase from zero
Change in fair value of derivative liability	(731,919)	–	(731,919)	Increase from zero
Gain on extinguishment of derivative liability	509,476	–	509,476	Increase from zero
Loss on issuance of derivative	(105,527)	–	(105,527)	Increase from zero
Loss on modification of debt	(51,480)	–	(51,480)	Increase from zero
Loss on debt extinguishment	(1,236,303)	–	(1,236,303)	Increase to zero
Net income (loss)	$(6,851,175)	$(2,884,929)	(3,966,246)	137%
Loss per share basic and diluted	$(1.52)	$(1.28)

Revenue. Revenue for the nine months ended July 31, 2026 decreased by 54% to $1,543,492 from $3,384,423 for the nine months ended July 31, 2025, reflecting a lower overall volume of work compared to the prior nine months. Contributing factors include continuing budget cuts to NASA programs enacted by the current administration, combined with the extended government shutdown. During the nine months ended July 31, 2026, we serviced six customers, one of which was a government customer, one public company and three non/not-for-profit customers who were under government contracts, and one private customer. For the nine months ended July 31, 2025, we serviced eleven customers, of which two were direct government customers, one was a commercial customer with private funding, five were commercial customers and three were non/not-for-profit customers for whom we manufactured products as a subcontractor for their government customer

Cost of Revenue. The 66% decrease in cost of revenue for the nine months ended July 31, 2026 to $905,106 from $2,680,940 for the nine months ended July 31, 2025 mainly reflected the decreased business volume described above. As a percentage of revenue, cost of revenue amounted to 59% and 79% in the nine months ended July 31, 2026 and 2025, respectively. Cost of revenue as a percentage of revenue decreased by approximately 20% due to increased operational efficiency on several new contracts that commenced in Q3 2026.

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Operating Expenses.

	Nine Months Ended
	July 31,
	2026	2025	Change	%
Operating expenses
Other general and administrative	$3,359,080	$2,072,456	$1,286,624	62%
Personnel expenses	97,680	408,908	(311,228)	(76%	)
Facilities expense	609,430	549,537	59,893	11%
Professional fees	632,760	343,495	289,265	84%
Depreciation expense	16,997	16,996	1	0%
Total	$4,715,947	$3,391,392	$1,324,555	39%

Overall operating expenses increased by $1,324,555, or 39%, to $4,715,947 for the nine months ended July 31, 2026, as compared to $3,391,392 for the nine months ended July 31, 2025, driven by professional fees and higher G&A expenses and R&D activities.  Additionally, the Company issued stock for services to the CEO, CFO and consultants for an aggregate value of $2,481,918.

Other Expense. Our other expenses are comprised of interest expense, amortization of debt discount, change in fair value of derivative liabilities, gain on extinguishment of derivative liabilities, loss on issuance of derivative, loss on modification of debt and loss on debt extinguishment. Overall other expenses increased by $2,576,594, or 1308%, to $2,773,614 for the nine months ended July 31, 2026, as compared to $197,020 for the nine months ended July 31, 2025. We recorded $293,123 in interest expense in the nine months ended July 31, 2026 compared to $197,020 in the nine months ended July 31, 2025, reflecting our increased amount of average outstanding debt and increased rates of interest thereunder. In the nine months ended July 31, 2026 we recorded amortization of debt discount of $864,738, the change in fair value of derivative liabilities of $731,919, which was due to the issuance of convertible debt and preferred stock, loss on issuance of derivative in the amount of $105,527, a gain on extinguishment of derivative liabilities in the amount of $509,476, a loss on modification of debt in the amount of $51,480 and a loss on debt extinguishment in the amount of $1,236,303.

We have not recorded income tax expense or benefit in the nine months ended July 31, 2026 and 2025 (because of our tax loss carryforwards). We had approximately $11,836,000 of net operating loss carry forwards to offset future federal taxable income as of July 31, 2026.

The net operating loss (“NOL”)  carry forward is subject to review and possible adjustment by the Internal Revenue Service and state tax authorities. Under the Internal Revenue Code (“IRC”) Sections 382 and 383, annual use of the Company’s net operating loss carryforwards and research credit carryforwards to offset taxable income and tax, respectively, may be limited based on cumulative changes in ownership. The Company has not completed an analysis to determine whether any such limitations have been triggered as of July 31, 2026. The annual limitation, if any, will be determined based on the value of the Company immediately prior to the ownership change. Subsequent ownership changes may further affect the limitation in future nine months.

Net Loss. Our net loss for the nine months ended July 31, 2026 was $6,851,175, compared to a net loss of $2,884,929 for the nine months ended July 31, 2025. The change was due to the reasons discussed above.

Because of historical and expected operating losses and net operating cash flow deficits, there is substantial doubt about the Company’s ability to continue as a going concern for twelve months from the issuance of the condensed consolidated financial statements, which is not alleviated by management’s plans. The condensed consolidated financial statements have been prepared under the going concern basis of accounting. These condensed consolidated financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

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Three Months Ended July 31, 2026 to the Three Months Ended July 31, 2025

The following table provides certain selected financial information of Helio Corporation for the periods presented:

	Three Months Ended
	July 31,
	2026	2025	Change	%
Revenues	$590,626	$784,587	(193,961)	(25%	)
Costs of revenue	(325,534)	(686,197)	360,663	53%
Operating expenses	(811,324)	(1,000,284)	188,960	19%
Operating income (loss)	(546,232)	(901,894)	355,662	(39%	)
Interest expense, net	(54,070)	(48,860)	(5,210)	11%
Amortization of debt discount	(420,163)	–	(420,163)	Increase from zero
Change in fair value of derivative liability	(412,977)	–	(412,977)	Increase from zero
Gain on extinguishment of derivative liability	420,239	–	420,239	Increase from zero
Loss on issuance of derivative	(105,527)	–	(105,527)	Increase from zero
Loss on debt extinguishment	(352,760)	–	(352,760)	Increase from zero
Net income (loss)	$(1,471,490)	$(950,754)	(520,736)	55%
Loss per share basic and diluted	$(0.29)	$(0.42)

Revenue. Revenue for the three months ended July 31, 2026 decreased by 25% to $590,626 from $784,587 for the three months ended July 31, 2025, reflecting a lower overall volume of work compared to the prior three months. Contributing factors include continuing budget cuts to NASA programs enacted by the current administration. During the three months ended July 31, 2026 we serviced six customers, of which one was a direct government customer, one was a public company, three were non/not-for-profit customers for whom we manufactured products as a subcontractor for their government customer, and one private customer. For the three months ended July 31, 2025, we serviced nine customers, two of which were direct government customers, four were commercial customers and two were non/not-for-profit customers for whom we manufactured products as a subcontractor for their government customer, and one private customer.

Cost of Revenue. The 53% decrease in cost of revenue for the three months ended July 31, 2026 to $325,534 from $686,197 for the three months ended July 31, 2025 mainly reflected the decreased business volume described above. As a percentage of revenue, cost of revenue amounted to 55% and 87% in the three months ended July 31, 2026 and 2025, respectively. Cost of revenue as a percentage of revenue decreased by approximately 32% due to increased operational efficiency on several new contracts that commenced in Q3 2026.

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Operating Expenses.

	Three Months Ended
	July 31,
	2026	2025	Change	%
Operating expenses
Other general and administrative	$347,872	$607,537	$(259,665)	(43%	)
Personnel expenses	25,162	116,664	(91,502)	(78%	)
Facilities expense	175,156	149,741	25,415	17%
Professional fees	257,469	120,676	136,793	113%
Depreciation expense	5,665	5,666	(1)	0%
Total	$811,324	$1,000,284	$(188,960)	(19%	)

Overall operating expenses decreased by $188,960, or 19%, to $811,324 for the three months ended July 31, 2026, as compared to $1,000,284 for the three months ended July 31, 2025, in both cases driven by lower personnel expenses and G&A expenses.

Other Expense. Our other expenses are comprised of interest expense, amortization of debt discount, change in fair value of derivative liability, gain on extinguishment of derivative liabilities, loss on issuance of derivative, loss on modification of debt and loss on debt extinguishment. Overall other expenses increased by $876,398, or 1794%, to $925,258 for the three months ended July 31, 2026, as compared to $48,860 for the three months ended July 31, 2025. We recorded $54,070 in interest expense in the three months ended July 31, 2026 compared to $48,860 in the three months ended July 31, 2025, reflecting our increased amount of average outstanding debt and increased rates of interest thereunder. In the three months ended July 31, 2026 we recorded amortization of debt discount of $420,163, the change in fair value of derivative liabilities of $412,977, which was due to the issuance of convertible debt and preferred stock, loss on issuance of derivative in the amount of $105,527, a gain on extinguishment of derivative liabilities in the amount of $420,239, a loss on debt extinguishment in the amount of $352,760.

Net Loss. Our net loss for the three months ended July 31, 2026 was $1,471,490, compared to a net loss of $950,754 for the three months ended July 31, 2025. The change was due to the reasons discussed above.

Because of historical and expected operating losses and net operating cash flow deficits, there is substantial doubt about the Company’s ability to continue as a going concern for twelve months from the issuance of the condensed consolidated financial statements, which is not alleviated by management’s plans. The condensed consolidated financial statements have been prepared under the going concern basis of accounting. These condensed consolidated financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

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Liquidity and Capital Resources

Fiscal Year Ended October 31, 2025. As of October 31, 2025, we had cash and cash equivalents of $7,305. We have historically funded our operations through a combination of operating cash flows, debt financing, and equity issuances. Net cash used in operating activities was $(2,065,017) for the fiscal year ended October 31, 2025, compared to $(1,560,375) for the fiscal year ended October 31, 2024, reflecting increased net losses partially offset by working capital changes, including a decrease in accounts receivable of $900,776. Net cash provided by financing activities was $1,520,770 for the fiscal year ended October 31, 2025, compared to $1,607,592 for the fiscal year ended October 31, 2024, reflecting proceeds from new debt issuances partially offset by repayments.

Nine Months Ended July 31, 2026. As of July 31, 2026, the Company had cash and cash equivalents of $520,504 and has historically incurred operating losses and negative cash flows from operations. The Company has funded its working capital, research and development activities, capital expenditures, and other commitments primarily through loans from the Company’s executive officers and directors and other debt financings. The Company has also issued equity securities in non-cash transactions, including in connection with services rendered and debt-related arrangements. The Company expects to continue to incur operating losses and negative operating cash flows as it advances its business and executes its strategic initiatives.

The Company’s primary liquidity requirements include funding operating expenses, research and development activities, engineering and technical personnel costs, general and administrative expenses, professional fees, and costs associated with maintaining its public company reporting obligations. As of July 31, 2026, the Company’s ability to meet its obligations as they become due depend, and is expected to continue to depend, on its ability to obtain additional financing through debt or equity issuances, strategic transactions, or other capital-raising activities.

Subsequent Financing Activities. Subsequent to July 31, 2026, the Company executed a note payable agreement for $165,000 from which $38,050  in fees were deducted for net proceeds of $126,950.

Going Concern. The audit reports on our financial statements for the fiscal years ended October 31, 2025 and October 31, 2024 each included explanatory paragraphs expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional capital through this offering and other financing activities and to achieve profitability. Management’s plans include pursuing additional debt and equity financings, strategic partnerships, and other capital-raising initiatives, including the proceeds of this offering. However, there can be no assurance that such financing will be available on acceptable terms, or at all. If we are unable to raise sufficient capital or achieve profitability, we may be forced to curtail our operations, liquidate our assets, or cease operations entirely.

Capital Requirements. We do not believe that our current cash resources are sufficient to fund our operations beyond the near term without the proceeds from this offering or other financings. We estimate that the net proceeds from this offering, if completed, would be approximately $7.993 million, after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use such proceeds primarily for: (i) repayment of outstanding promissory notes; (ii) research and development; (iii) sales, marketing, and business development; (iv) upgraded facilities and infrastructure; (v) manufacturing improvements; and (vi) general and administrative and working capital purposes. See “Use of Proceeds.”

Cash Flows

	Nine months Ended July 31,
	2026	2025
Cash used in operating activities	$(1,937,196)	$(1,549,753)
Cash provided by financing activities	$2,450,395	$1,042,134
Cash on hand (end of period)	$520,504	$43,933

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Cash Flows Used in Operating Activities

Our operating cash flow results were affected by the aging and timing of certain working capital items. During the nine months ended July 31, 2026 and 2025, our negative operating cash flow was attributed mainly to our net loss, as described above.

During the nine months ended July 31, 2026, the Company reported $1,937,196 of cash used in operating activities. The Company’s negative operating cash flow was attributed mainly to a net loss of $6,851,175, decrease in lease obligations of $314,060, a decrease in accrued compensation in the amount of $229,575 and a gain on extinguishment of derivative liability in the amount of $509,476. This was offset by a loss on debt extinguishment in the amount of $1,236,303, amortization of debt discount in the amount of $864,738, common stock issued for services in the amount of $2,481,918, and change in fair value of derivative liabilities in the amount of $731,919.

During the nine months ended July 31, 2025, the Company reported $(1,549,753) of cash used in operating activities. The Company’s negative operating cash flow was attributed mainly to a net loss of $(2,884,929) and is partially offset by a decrease in accounts receivable of $788,869, and a decrease in work in process of $174,537.

Cash Flows Provided by Financing Activities

During the nine months ended July 31, 2026, net cash provided by financing activities was $2,450,395, which included the incurrence of new debt proceeds amounting to $1,737,045, proceeds from the sale of common stock in the amount of $1,522,747, proceeds from the sale of preferred stock in the amount of $1,053,500, proceeds from the exercise of stock options in the amount of $8,066, offset by repayments of debt totaling $1,821,135 and common stock repurchased for $49,828.

During the nine months ended July 31, 2025, net cash from financing activities was $1,042,134, which included $1,110,403 of the incurrence of new debt offset by $68,269 in repayments of notes payable.

Material Cash Commitments

The Company’s material future cash commitments, to be paid from cash flows from operations, are to repay its current debt obligations and payments under leases for its facilities. The Company does not have any material commitments for capital expenditures. The following table shows the material future commitments for the nine months ending July 31, 2026:

	Leases	Debt	Total
Remainder of 2026	$121,555	$1,202,722	$1,324,277
2027	283,628	70,000	353,628
Total	$405,183	$1,272,722	$1,677,905

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements or relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities.

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BUSINESS

Corporate Information

Helio Corporation was originally incorporated as Stirling Bridge Group, Inc. (“Stirling Bridge”) on October 3, 2022, in the State of Florida. In May 2023, Stirling Bridge changed its name to Web3 Corporation. In January 2024, through a share exchange accounted for as a reverse acquisition, Web3 Corporation acquired 100% of the outstanding stock of Heliospace Corporation and changed its name to Helio Corporation (the “Business Combination”). Following the Business Combination, Heliospace became a wholly owned subsidiary of Helio Corporation. Heliospace Corporation was incorporated on March 6, 2018, as a Delaware corporation. For accounting purposes, Heliospace was determined to be the accounting acquirer in the Business Combination and is the sole predecessor of Helio Corporation. Accordingly, the financial statements included elsewhere in this registration statement reflect the historical financial condition and results of operations of Heliospace prior to the Business Combination and of Helio Corporation and its consolidated subsidiary thereafter.

The Company’s principal executive offices are located at 2448 Sixth Street, Berkeley, California 94710, and its telephone number is (510) 545-2666. The Company’s website is www.helio.space. The information contained on, or accessible through, the Company’s website is not incorporated by reference into this prospectus.

Company Overview

Helio Corporation (the “Company” or “Helio”) is a technology, engineering and research and development (R&D) holding company serving commercial, government, and non-profit organizations in the aerospace industry. Our wholly owned subsidiary, Heliospace Corporation (“Heliospace”), is an aerospace company specializing in the design, engineering, assembly and test of space flight qualified hardware, providing systems engineering, modeling, analysis, integration, and test services to customers in government, commercial, private, and non-profit markets. With deep expertise in civil space missions combined with a growing business serving commercial companies, our primary company objective is to enable humanity’s pursuit of the scientific and commercial development of space.

The cost of access to space has seen dramatic reductions in the past decade. The domain of space activities, once confined to low-earth and geostationary orbit, now extends to the Moon and beyond. There is a growing need for a diversity of systems and approaches tailored to unique applications and environments. In addition, there is growing demand for infrastructure solutions in space to answer terrestrial demand for products and services. With our current existing hardware, services and solutions, we aim to meet the needs and demands of these growing commercial and government activities in an agile, cost-effective and innovative manner.

The Company’s common stock is quoted on the OTCID marketplace operated by OTC Markets Group under the symbol “HLEO.”

Recent Developments

The following summarizes certain material developments occurring subsequent to the Company’s fiscal year ended October 31, 2025, as well as certain late-fiscal-year events necessary to provide context.

Management and Board Appointments

Appointment of Chief Executive Officer and Chairman (January 5, 2026)

On January 5, 2026, the Company appointed Edward Cabrera as Chief Executive Officer and Chairman of the Board, replacing Gregory T. Delory, who transitioned to the role of Chief Technology Officer and remains a member of the Board. In connection with Mr. Cabrera’s appointment, the Company entered into an executive employment agreement and issued shares of common stock as compensation. On March 17, 2026, Paul Turin and Stuart Bale each resigned as members of the Board of Directors. Mr. Turin’s and Mr. Bale’s resignations were voluntary and were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Turin remains the Chief Engineer of the Company and Mr. Bale remains the Chief Scientist of the Company.

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Appointment of Manager of Investor Relations (January 5, 2026)

On January 5, 2026, the Company entered into an employment agreement with Edward W. Cabrera pursuant to which he serves as the Company’s Manager of Investor Relations. In connection with the agreement, the Company issued shares of common stock as compensation for services. The employment agreement and issuance of shares were approved by the Company’s Board of Directors. Mr. Cabrera is the son of Edward Cabrera, the Company’s Chief Executive Officer and Chairman of the Board. See “Related Party Transactions.”

Appointment of Lead Systems Engineer for Space-Based Solar Power (February 12, 2026)

On February 12, 2026, the Company announced the appointment of Oliver Fildes as Lead Systems Engineer for the Company’s space-based solar power initiatives. Mr. Fildes’ appointment supports the Company’s strategy to expand its current hardware and services capabilities into Space Based Solar Power solutions.

Appointment of Chief Financial Officer (January 19, 2026)

On January 19, 2026, the Company appointed Mark Knauf as Chief Financial Officer. In connection with his appointment, the Company entered into an executive employment agreement providing for equity-based compensation, subject to vesting, and a cash salary payable only upon the Company achieving specified fundraising milestones.

Board Appointments (January 21 and January 26, 2026)

On January 21, 2026 and January 26, 2026, the Company appointed Vikas “Vik” Parti, Mario Martinez, and Bruce T. Campbell to its Board of Directors. Mr. Martinez was appointed Chairman of the Audit Committee, Mr. Campbell was appointed Chairman of the Compensation Committee, and Mr. Parti was appointed Chairman of Intellectual Property.

Financings

Convertible Note Financing (August 26, 2025)

On August 26, 2025, the Company entered into a securities purchase agreement with an accredited investor pursuant to which it issued a convertible promissory note with an aggregate principal amount of $275,000 for gross proceeds of $250,000, reflecting an original issue discount. The note bears interest at 10% per annum and matures on August 26, 2026. In connection with the financing, the Company also issued 5,000 unregistered shares of common stock as commitment shares. Net proceeds were used for general corporate and working capital purposes. Network 1 Financial Securities acted as placement agent in connection with the transaction.

Phase II SBIR Program — QuasiStatic Release Mechanism (February 2026)

On February 11, 2026, the Company issued an update on development and testing progress relating to its Phase II Small Business Innovation Research (“SBIR”) program with NASA, including continued development of the Company’s QuasiStatic Release Mechanism technology. The QuasiStatic Release Mechanism is being developed under NASA funding for commercialization of flight-qualified release mechanisms. See “Products and Services in Development” below.

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Issuance of Bridge and Convertible Notes (December 19, 2025)

On December 19, 2025, the Company entered into purchase agreements with institutional investors pursuant to which it issued unsecured bridge notes and an unsecured convertible promissory note for aggregate gross proceeds of approximately $250,000, reflecting original issue discounts. The notes bear interest at 12% per annum, mature in 2026, and contain customary default provisions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Convertible Note Financings (January 12 and January 14, 2026)

On January 12, 2026 and January 14, 2026, the Company entered into securities purchase agreements with accredited investors pursuant to which it issued convertible promissory notes for aggregate gross proceeds of $300,000, reflecting original issue discounts of $30,000. The Company received net proceeds after fees, and the notes are convertible into shares of the Company’s common stock subject to specified terms and limitations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

FirstFire Financing

On January 14, 2026, the Company entered into a Securities Purchase Agreement with FirstFire Global Opportunities Fund, LLC (“FirstFire”), pursuant to which the Company issued (i) a promissory note in the principal amount of $165,000 (purchase price of $150,000, reflecting a $15,000 original issue discount) bearing interest at 10% per annum and maturing January 14, 2027 (the “FirstFire Note”), (ii) a warrant to purchase up to 66,000 shares of common stock at an initial exercise price of $2.50 per share (the “FirstFire Warrant”), and (iii) 15,000 shares of common stock as commitment shares. The Company received net proceeds of $133,000. On March 12, 2026, FirstFire exercised the FirstFire Warrant in full via cashless exercise, resulting in the issuance of 52,640 shares of common stock, and no FirstFire Warrant remains outstanding. On or about April 29, 2026, the Company satisfied the FirstFire Note in full by repaying $150,000 in cash and issuing 20,000 shares of common stock at a conversion price of $2.50 per share in reliance on Section 3(a)(9) of the Securities Act, and the FirstFire Note was cancelled.

Series A Convertible Preferred Stock

On April 17, 2026, the Company designated 1,500,000 shares of Series A Convertible Preferred Stock. The Company sold 175,000 shares for $175,000 pursuant to a Series A Preferred Stock Purchase Agreement dated April 17, 2026 and funded on or about May 5, 2026, 200,000 shares for $200,000 on June 16, 2026, and 200,000 shares for $200,000 on July 16, 2026; in addition, 15 shares sold on February 6, 2026 for $15,000 were simultaneously converted into 12,510 shares of common stock. As of July 31, 2026, 575,000 shares of Series A Convertible Preferred Stock were issued and outstanding. Each share has a stated value of $1.00, carries a cumulative annual dividend of 10% of the stated value (increasing to 22% upon an event of default), and, beginning 180 days after issuance, is convertible into common stock at a variable conversion price equal to 65% of the lowest trading price of the common stock during the ten trading days preceding conversion, subject to a 4.99% beneficial ownership limitation that may not be waived.

Series B Convertible Preferred Stock

On May 29, 2026, the Company sold 177,500 shares of Series B Convertible Preferred Stock to Efrat Investments LLC for an aggregate purchase price of $159,750 ($0.90 per share, reflecting a 10% original issue discount to the $1.00 stated value), and on July 27, 2026, the Company sold an additional 177,500 shares to SilverCrest Hybrid Capital LLC for an aggregate purchase price of $159,750 ($0.90 per share). As of July 31, 2026, 355,000 shares of Series B Convertible Preferred Stock were issued and outstanding. Each share is convertible into common stock, subject to a 4.99% beneficial ownership limitation.

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Series C Convertible Preferred Stock

On June 19, 2026, the Company sold 200,000 shares of Series C Convertible Preferred Stock to Auctus Fund, LLC for an aggregate purchase price of $200,000 (stated value of $1.00 per share). The Series C Preferred Stock carries a cumulative annual dividend of 10% of the stated value (increasing to 22% upon an event of default) and, beginning 180 days after issuance, is convertible into common stock at a variable conversion price equal to 65% of the lowest trading price of the common stock during the ten trading days preceding conversion, subject to a 4.99% beneficial ownership limitation that may not be waived. The Series C Preferred Stock ranks senior to the common stock but junior to the Company’s other outstanding preferred stock and all existing and future indebtedness with respect to dividends and distributions upon liquidation.

Private Placement

In a private placement conducted from April 9, 2026 through May 8, 2026, the Company sold an aggregate of 93,276 shares of common stock (on a post-split basis) to 53 purchasers, each of whom represented that it was an accredited investor, for aggregate gross proceeds of $326,446.42. No sales commissions or finders’ fees were paid in connection with this offering, and the securities were issued in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

Resolution of Note Defaults

As of the date of this prospectus, the Company is not in default under any outstanding promissory note. The two largest previously defaulted notes (original principal amounts of $400,000 and $500,000, each matured November 5, 2025) were resolved pursuant to the Wolf Settlement Agreement described below. The Amended and Restated Secured Promissory Note dated October 15, 2024, in the original principal amount of $250,000 (the “Cole Note”), which had matured on November 5, 2025 and was previously in default, has been resolved and is now current. Notes previously in default with original principal amounts of $50,000, $150,000, and $50,000, respectively, for which default notices were received in February 2026, have also been resolved and are now current. A convertible promissory note dated July 31, 2024 in the original principal amount of $250,000 (as amended and restated to $500,000), which was in default as of April 30, 2026, was resolved on June 13, 2026 pursuant to an arrangement whereby the holder agreed not to pursue default remedies in exchange for a payment plan (including a $20,000 initial payment and $15,000 monthly installments beginning July 15, 2026) and the transfer of 6,600 shares of common stock by Gregory T. Delory from shares personally owned by him (rather than an issuance by the Company). See “Risk Factors” and “Certain Relationships and Related Party Transactions.”

Wolf Settlement Agreement

On April 27, 2026, the Company entered into a binding settlement agreement (the “Wolf Settlement Agreement”) with Sean Wolf (“Wolf”) via an exchange of emails, pursuant to which the parties agreed to resolve an aggregate outstanding obligation of $879,163, representing all principal and accrued interest owed under a 9.75% promissory note in the principal amount of $400,000 issued October 15, 2024 to Blackwolf Venture Group LLC and a 9.75% promissory note in the principal amount of $500,000 issued October 16, 2024 to Wolf. The settlement amount is to be satisfied through net proceeds from Wolf’s sales of the Company’s common stock in accordance with negotiated leak-out limitations. The Company agreed to authorize its transfer agent to remove the restrictive legend on 45,000 shares of common stock held in book entry for Wolf’s benefit, and up to 55,000 additional shares held by Joseph Pitman are expected to be transferred to Wolf subject to the same leak-out terms. No new shares were issued by the Company in connection with the Wolf Settlement Agreement.

Share Repurchase Program

On July 2, 2026, the Board of Directors authorized the Company to repurchase up to 250,000 shares of its common stock from time to time through September 30, 2026, and ratified 9,477 shares repurchased prior to adoption of the program. The repurchase program was not publicly announced. Pursuant to the program, the Company has repurchased an aggregate of 9,376 shares of common stock (as adjusted for the 1-for-5 Reverse Stock Split) in open-market transactions for an aggregate purchase price of approximately $49,994.31..This reflects 9,230.8 shares repurchased through July 31, 2026 as reported in the last 10-Q filing with an additional 145 shares repurchased through September 8, 2026. ]

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Reverse Stock Split

On May 9, 2026, the Board of Directors approved a reverse stock split of the Company’s common stock at a ratio within the range of 1-for-1.25 to 1-for-5, and on May 11, 2026, holders of approximately 64.70% of the outstanding shares of common stock approved the reverse stock split and the related amendment to the Company’s Articles of Incorporation by written consent. On July 7, 2026, the Board determined to effect the reverse stock split at a ratio of 1-for-5, and the reverse stock split became effective on July 20, 2026. Unless otherwise indicated, all share counts and per-share figures in this prospectus give effect to the 1-for-5 reverse stock split. See “The Offering — Reverse Stock Split.”

Recent Moon Mission

Our delivered space qualified hardware continues to perform on space recent flight missions. On March 17, 2025, the Company announced the successful deployment of its hardware on Firefly Aerospace’s Blue Ghost Mission 1 (BGM1) lander. Heliospace provided deployable mechanisms and sensors as part of the Lunar Magnetotelluric Sounder (LMS) experiment. Led by Southwest Research Institute, LMS is designed to study the interior of the Moon by measuring low frequency electromagnetic fields. Heliospace designed and built unique remote electrodes that deploy in four directions up to 60 feet away from the lander, forming a large low frequency antenna on the lunar surface. Heliospace also provided a separate compact boom which deploys a magnetometer sensor upwards from the lander deck to make accurate measurements of magnetic fields. These systems work together to enable the LMS experiment to achieve key scientific objectives in resolving the internal structure of Moon’s mantle.

Market Overview

The global space marketplace is projected to grow from over $600 billion today to over $1.8 trillion by 2035 (World Economic Forum & McKinsey & Company 2024). We believe the growing recognition of the commercial potential of in-space activities, sustained science and technology efforts by both government and private entities, combined with increasing geopolitical concerns will continue to accelerate this trend. Our target markets include hardware, payloads and infrastructure for Earth orbiting and lunar applications for government, commercial, and private customers with a projected market size of $11-12 billion by 2030, according to the McKinsey & Company report 2024. As humanity continues to expand its capabilities in space, additional opportunities exist in space infrastructure for a variety of purposes. Of these, space-based energy production is beginning to see substantial traction. Space-Based Solar Power (SBSP) is one such long-standing goal that has seen a resurgence due to falling launch costs combined with new technologies, with a conservative market size of $0.7-0.8 billion today and expanding to $3-4.5 billion by 2030, and scaling into the hundreds of billions by 2040, according to McKinsey & Company report 2024.

We intend to continue expansion into the development of space qualified hardware and payloads, for which we believe we have a significant foothold with our existing products and services, and bring to market a range of aerospace products currently in development under multiple SBIR Phase II programs. Building upon this foundation of general aerospace capability, Heliospace has embarked on the development of space-based energy infrastructure, in a vertically-integrated plan to bring reliable clean energy to Earth via SBSP.

The market for space hardware, systems and services has historically been highly fragmented, with few scaled, capable competitors. The capabilities of the legacy providers have been shaped by longstanding government procurements as well as the established communications and navigation equipment markets. There has been significant consolidation over the past few decades, resulting in fewer and less agile or innovative organizations. Cost control, performance and quality remain a challenge for some established incumbents. This landscape has opened the door to new entrants into the marketplace, with several recent space company IPOs over the past year. These and other new providers are poised to serve the rapidly growing space economy with new applications and revenue opportunities that many current hardware and services providers are ill equipped to address. To succeed in this evolving market, aerospace companies in particular must be both innovative and agile to answer the needs of emerging new applications and customers. Heliospace aims to expand into these growing market segments by offering responsive, tailored solutions to both established and new customers providing innovative, cost-effective space systems and products while pioneering space-based energy as a service.

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Customer Concentration

Our customers are concentrated in the space industry. While we have a strategy to diversify our sources of revenue (See “Company Growth Strategy” for a description of our strategy), approximately 70% and 75% of our revenue for the fiscal year ended October 31, 2025 and the fiscal year ended October 31, 2024, respectively, was derived, directly or indirectly, from U.S. government sources, either as a prime contractor or as a subcontractor. In each of these periods, more than 67% of our revenue was attributable to three customers. One of these customers, a prime contractor under an indefinite delivery/indefinite quantity (“IDIQ”) contract with NASA, accounted for approximately 31% of our revenue in the fiscal year ended October 31, 2025, and 27% of our revenue in the fiscal year ended October 31, 2024.

Current Hardware and Services Capabilities

We have successfully scaled as a space hardware and services company providing solutions to government, commercial, and non-profit customers. This includes hardware and services for over five space missions and hardware deliveries for over four additional missions launching in the near term. We leverage decades of management experience developing hardware capabilities that were successfully used in space for NASA and other space agencies and organizations. Our current commercial-stage hardware includes deployable mechanisms, antennas, booms, structures, and sensors. Our hardware is generally custom designed to customer specifications, assembled, tested and delivered fully qualified and ready for flight as a complete end-to-end solution. We offer systems engineering, modeling & analyses, integration & test, verification, mission formulation and architecture and other services to NASA and commercial customers. These services span a complete integrated analysis suite including structural, thermal, electromagnetic, optical, deployables and other tools to optimize both system and mission design. Integration and test support includes system-level planning, coupled with personnel to assist or observe test flows and ensure proper verification of requirements. Hardware and services are typically provided on a per-project basis using Time and Materials, Cost-Plus, or Fixed Price contracts with monthly payments, and range in size from $100,000 to over $10 million depending on system complexity, customer requirements, and schedule.

Development and Manufacturing

Hardware development occurs at our main facility in Berkeley, California, with over 20,000 sq ft of facilities including assembly and test areas, R&D labs, clean rooms, and thermal-vacuum test equipment. Heliospace leverages existing relationships with an array of vendors vetted under our internal quality control processes to support hardware construction. Our hardware is generally custom designed to customer specifications and translated to drawings including all dimensional and material details. The manufactured components are then sent out for competitive bid to third-party fabricators, who manufacture the components to the required specifications and deliver them to us. We also purchase some finished components from vendors for assemblies, including release mechanisms, heaters, switches, and other specialty components. These components are then assembled, tested, and delivered fully qualified and ready for flight as a complete end-to-end solution. Heliospace maintains a vendor management system, which includes vendor surveys and an approved vendor list with specific approval criteria. A quality assurance process is in place for all components we receive, including inspections, paperwork requirements documenting the origin and authenticity of raw materials used, inspection reports, and other evidence that all incoming components meet the specification requirements and applicable regulations. We try to maintain multiple sources for the same component or material in order to have qualified, alternate sources of supply if our primary source is delayed or does not meet our specifications or quality standards.

Raw Materials and Suppliers

Heliospace engages in manufacturing activities at the piece-part and component level, and thus does not maintain an inventory of raw materials. Therefore, we have limited direct exposure to fluctuations in the supply of raw materials. Most of the value we provide with respect to our hardware comes from our design, engineering, assembly and test activities. While some of the components in our hardware require relatively scarce raw materials, our third-party fabricators have historically not experienced difficulty in procuring those materials.

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Examples of our Space Qualified Hardware

Deployable radar antennas on the NASA Europa Clipper mission, which will probe the subsurface of Europa

•	Technology developed by Heliospace provided a low mass, small form factor solution for the radar antennas required for the NASA Europa Clipper Mission. The mission launched in October 2024. When stowed, our antennas are sufficiently compact to mount on the spacecraft solar arrays, thus simplifying the design and saving NASA significant cost. When deployed, these large dipole antennas extend to more than 55 feet in length. Heliospace designed, assembled, tested, and delivered these antennas under contract with Caltech as part of the Radar for Europa Assessment and Sounding: Ocean to Near-surface (REASON) instrument onboard Europa Clipper. REASON is a dual-frequency ice penetrating radar instrument designed to characterize and sound Europa’s icy crust from the near-surface to the ocean, revealing the hidden structure of Europa’s ice shell and potential water within. Europa is one of the solar system’s most fascinating objects, where conditions for life may exist, making this an exciting mission for which we were able to provide critical technology. Large deployable mechanisms present a continuing challenge in the space industry for which we have specialized expertise and demonstrated capability. This work was conducted from 2017-2024 pursuant to an $11.8 million cost plus contract. These radar antennas are now fully deployed and operating successfully on the Europa Clipper mission.

Low-cost antennas for the NASA SunRISE CubeSat constellation

•

We developed a solution to provide NASA with a high quantity of compact antennas that will deploy from a constellation of CubeSat class spacecraft on the SunRISE mission. The mission is expected to launch in the in the late 2026 to 2027 timeframe, , and is designed to image solar eruptions that impact space weather at the Earth causing satellite and communications disruptions.   The Heliospace solution enabled four antennas to deploy to over eight feet in length from each cereal-box size SunRISE CubeSat. Compact, deployable antennas and booms for small spacecraft remain a challenge in the space industry, and Heliospace was awarded a NASA Small Business Innovation Research Award Phase I in August of 2024, followed by a Phase II in June of 2025, to further commercialize this technology for broader use throughout the industry. The SunRISE antennas were delivered over a 2-year period pursuant to a $1.1 million contract.

Deployable sensors and mechanisms for use on three lunar landers as part of the NASA Commercial Lunar Payload Services program

•	Our scientists and engineers developed a unique system that deployed four sensors on ballistic trajectories from a lunar lander at distances up to 60 ft, which worked with other instruments to explore the subsurface structure of the Moon. This unique solution is the first of its kind to be used in space for planetary geophysics investigations and has been selected to fly on two missions as part of the NASA Commercial Lunar Payload Services (CLPS) program. The first mission carrying our hardware launched on January 15, 2025, aboard the Firefly Aerospace Blue Ghost Lander and successfully landed and operated in March 2025. These projects are ongoing with combined contract values of $1.37 million.

•	We provided four deployable antennas for a NASA experiment in lunar radio astronomy which flew on the Intuitive Machines (IM-1) lunar mission. They were provided in record time using a simple purchase order requisition, delivered to NASA and successfully deployed in-flight and on the Moon during the IM-1 mission. A second delivery of the same instrument for a future lunar mission was delivered to the same customer at the end of 2025.

After expanding our market into the commercial realm in 2023, in 2025 we provided an antenna calibration system for a lunar orbiter being built by Firefly Aerospace.

•	Under contract with Firefly Aerospace, we designed, built, and delivered a deployable dipole antenna for the Blue Ghost Transfer vehicle, a lunar orbit mission which will provide a radio frequency calibration source. A lunar lander mission called Lusee-Night will then use this source to calibrate its radio telescope to perform astrophysics observations from the lunar far side. Our solution displaced another vendor’s offering due to its heritage and performance. In an expansion of our previous offerings, we are responsible for both the mechanical and radiofrequency testing and performance of the delivered hardware pursuant to a $1.1 million contract in FY 2025.

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Prototype mechanisms for the Mars Sample Return program

•	In 2023 and early 2024, while the program was active, we utilized our specialized system-level capabilities and awareness of the NASA Mars Sample Return architecture to play a key role in the design and testing of sample handling hardware involving sample transfer from the rover to an ascent vehicle from the Martian surface, and the subsequent transfer of that sample to an orbiting vehicle for eventual return to Earth.

Heliospace Hardware Projects

HELIOSPACE

Europa Clipper deployable radar antennas

SunRISE Cubesat Constellation Antennas

Deployable sensors for lunar lander missions

5/11/2024

Heliospace
Proprietary Information

13

Examples of our services include systems engineering, integration, test and operations support for large space-based observatories including the James Webb Space Telescope, Roman Space Telescope, and the Habitable Worlds Observatory. For Mars Sample Return, formulation engineering of the Capture Containment and Return System for NASA. The services above were conducted under Indefinite Delivery/Indefinite Quantity (IDIQ) Time & Materials contracts totaling $11.2 million through September 2022, with a second follow-on contract in place for $8.1 million that continues through September 2027. Our services were also provided to commercial customers. For Honeybee Robotics, a wholly owned subsidiary of Blue Origin, we provided unique insight and stringent eject dynamics performance analysis for the Spin Eject Mechanism (SEM) as part of the proposed Mars Sample Return architecture. Under a subcontract, we provided system architecture studies, modeling, analysis, and recommendations for the Cargo Offloading Subsystem and Surface Access Subsystems as part of the Blue Origin lunar lander designs. These services were concluded under purchase orders totaling $1.3 million to date.

Products and Services in Development

Based on the successful foundation of our current products and services, Helio will continue to expand its current offerings to include advanced deployable systems, sensing and deployable payloads, mission systems architectures and integrated solutions. These endeavors focus on the customer objectives for a given space application or mission, optimizing hardware, system design, payload and mission capabilities to enable customers to meet their stated objectives. Examples include payloads such as radar and RF systems, payload integration and test, as well as mission formulation and implementation optimized for customer requirements for applications including remote sensing, science & technology missions. These offerings leverage system-level expertise and awareness, providing turn-key solutions to the growing space economy. In addition to the specialty solutions above, we are currently funded under NASA contract to commercialize flight qualified release mechanisms and a standard deployable antenna design, each of which can be sold in high quantities at high margins.

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Examples of some candidate development areas for potential future products and services include:

Payloads such as radar, RF systems and optical

•	We have pioneered distributed RF and Radar mission architectures with Department of Defense (DoD) seed funding of $109,341 that was received under an AFWERX SBIR Phase I in FY 2024. We have developed new advanced deployable antenna concepts and designs under jointly funded programs with the NASA Jet Propulsion Laboratory with applications in Earth remote sensing and intelligence. Optical payload development is also progressing with our contributions to the telescope design for the NASA UVEX mission, with follow-on hardware work in 2025 and our own prototype demonstrators by the end of 2027.

Payload integration and test, mission formulation and implementation optimized for customer requirements.

•	We are currently under contract with The Breakthrough Foundation for a feasibility study of the mission formulation, implementation, and payload design for a dedicated lunar lander performing radio frequency observations on the far side of the Moon. Mission development is expected to start in FY 2026 and launch in mid-2028.

•	We provided space systems engineering support to EarthGuard™, a commercial space organization offering a revolutionary concept for directly mitigating the accelerating rate of global climate change, as its space systems engineering development partner. We completed a Mission Architecture Study, which successfully reached its major milestones in November of 2025.

Space Based Energy Solutions

•	Our support of science and technology missions is currently well established with our hardware and service lines; we intend to expand these offerings into larger integrated solutions in the form of Space Based Solar Power, pursuing large addressable markets with significant growth potential.

Our Competitive Advantages

We believe that we have few direct competitors of similar size and capabilities that provide the breadth of products, solutions, and expertise that we offer our customers. Given the market fragmentation, we face competition from different competitors across individual products and applications. Competition within our product offerings range from divisions of large corporations who are challenged by cost control and inflexibility, to small, privately held companies with singular capabilities that lack the infrastructure and capacity to scale. System-level, mission focused engineering combined with deep expertise in the production of space qualified hardware is what we believe will enable Heliospace to effectively scale from current offerings to comprehensive solutions for existing and new customers.

Our competitive advantages include the following:

•	Our experienced, award-winning leadership team is recognized in the field of space science, hardware and system development, with deep expertise in the implementation of space missions in government and commercial settings. The Heliospace company leadership has ensured that technical excellence and customer responsiveness is embedded throughout the organization to achieve mission success, as embodied by our best subcontractor of the year award from NASA JPL, NASA Agency Honor awards for work on the James Webb Space Telescope and repeat customers from NASA (2019-present).

•	We have established a successful capability in developing flight qualified instruments and space mechanisms, a challenging and specialized field for which there are few competitors. The Heliospace leadership team has overseen successful development of over 125 instruments and mechanisms on over 40 space flight missions throughout their careers, both at Heliospace and at the various other institutions at which members of our leadership team served, giving our products and methods extensive real-world testing and proven design heritage.

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•	Heliospace is becoming a leader in the development of payloads and systems for lunar exploration, having delivered hardware for three lunar landers, providing system engineering support to the Blue Origin lunar landers, with two additional lunar spacecraft and lander hardware projects in progress. The Company’s founding team has deep expertise in lunar exploration and applications gained throughout their careers, which we believe competitively positions us to leverage new commercial transportation options to the Moon in order to further develop new initiatives in lunar science, exploration and domain awareness.

•	Leveraging our successful Small Business Innovation Research (SBIR) grants, government funding and our own resources, we have developed significant in-house processes and capabilities, including vertical integration of key technologies such as our unique SABER™ deployable booms, release mechanism development and unique assembly and testing capabilities that streamline our production while improving our cost effectiveness.

•	The Heliospace team possesses extensive system-level design expertise that transcends the niche offerings of market competitors, enabling us to provide comprehensive solutions that consider the entire mission chain in the achievement of customer objectives. This system level awareness feeds into hardware and payload design to ensure mission success and enables our expansion into larger, more ambitious turnkey solutions as we gain new customers.

Company Growth Strategy

Our company growth strategy is to continue to build upon our successful flight hardware and services business, which provides a source of recurring revenue, to expand into providing an emerging new source of energy for humanity: Space Based Solar Power (SBSP).

For the hardware and services business, strong team experience in systems for lunar science and exploration makes Helio particularly well positioned to participate in NASA’s rapidly expanding lunar program. Additional opportunities in NASA science programs for planetary and astrophysics missions are coming into the company, and we anticipate additional work in these areas as the NASA science budget solidifies in FY 2027. Our 100% success rate in NASA Phase I to Phase II Small Business Innovation Research awards is supporting the development of several aerospace product lines that can be sold in quantity at predictable margins. In these pursuits the team reputation and network at the various NASA centers and related organizations figures prominently in the generation of new opportunities. Additional capital will support greater outreach and more effective business development along with startup capital to capture larger contracts to address system level as well as hardware/product level solutions.

Our foundational experience in space flight hardware and mission systems will support new revenue generating applications in space. Helio is uniquely positions to offer SBSP solutions with a demonstrated track record of flight hardware and both engineers and solar physicists on staff. The global demand for electricity has been increasing substantially. In the United States, projections are rapidly accelerating due to data center growth, domestic industrial expansion, and increasing electrification of overall energy use (U.S. Energy Information Administration, 2025; Inner City Fund (ICF) 2025). To meet this accelerated demand, significant expansion of both fossil fuel based and clean sources of energy are forecasted. The growing possibility of a supply/demand imbalance results in a projected cost of electricity that exceeds the rate of inflation, impacting residential, commercial, and industrial users.

To meet projected demand in the U.S. and globally, new utility-scale power generation will be required. Meeting this demand using clean renewable energy sources remains a challenge, as these have historically been unable to provide baseload capacity – i.e., the ability to provide reliable, constant energy over long periods. Globally, ground-based solar and wind are projected to expand, but have significant variability and low utilization, and are unable to provide baseload capacity. Energy storage to increase reliability and peak capacity are forecast to have an increasing role, but are resource intensive and difficult to deploy at the required scale. Natural gas is increasingly forecast to meet demand due to cost effectiveness and baseload capability, but remains a non-renewable source with environmental impact, and is subject to price volatility. Nuclear energy faces significant challenges in cost of energy, site selection, availability of fuel, vulnerability to natural disasters, and public perception. The problem of energy available is significant: individual large users (i.e., data centers) are increasingly developing their own behind-the-meter sources. Meanwhile for residential customers, electricity prices will increase at a rate faster than inflation, effectively doubling by 2050.

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The Solution: SPACE BASED SOLAR POWER (SBSP)

1
2
Space Solar Power Array
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4
5

1. **<u>Collection</u> of solar energy**
2. **<u>Conversion</u> of solar energy to microwaves**
3. **<u>Transmission</u> of microwave energy to ground station**
4. **<u>Receive</u> microwave energy and convert it to electricity**
5. **<u>Deliver</u> the electricity to utilities, industry**

Heliospace Proprietary Information

11

Space Based Solar Power (SBSP) leverages our best source of energy – our Sun, a giant fusion reactor that will last billions of years. Solar energy in space is abundant, efficient, scalable and constant – a clean source of energy that can provide baseload capability, displacing the role of coal and natural gas and other carbon emitting sources. Falling launch costs combined with advancements in space systems are bringing use of SBSP within the realm of economic feasibility. Using our experience and in-house intellectual property Helio plans to offer a modular, scalable SBSP plant based on HelioSat, our advanced deployable system that expands into large solar collection areas from small spacecraft.

The global market opportunity for electricity supply is substantial, nearly $2 trillion in 2025, expanding to $3.7 trillion by 2035. By 2050 global consumption is predicted to double. Within this is a potential fourfold increase forecast to be from clean/renewable sources. A clean renewable source such as SBSP can provide baseload capability to this growing market at a Levelized Cost of Energy (LCOE) of $0.10/kWh over a lifetime of 20 years. Expansion of this system to 100 GW capability yields $811B lifetime profit and an IRR at 11% annually. Helio plans to demonstrate an initial in-space SBSP system by 2030, followed by larger capacity in the following decade. In parallel with this development, the current hardware and services capabilities will continue to expand as well, leveraging the advances we achieve in SBSP for use in adjacent applications for civil, commercial, and defense related use.

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Our Challenges

Notwithstanding the foregoing, we operate in a very competitive and rapidly changing environment. While we believe our competitive strengths will contribute to the growth and success of our company, our business is subject to challenges and uncertainties that may prevent us from achieving our business objectives or otherwise adversely affect our business, results of operations or financial condition.

Among the challenges we face in implementing our growth strategy is the need to be agile in answering the needs of emerging new applications such as SBSP, including through successful innovation and continued refinement both of current and newly developed technologies, products, and services. Developing future innovations and satisfying or responding to changing customer demands and industry cycles safely and in a timely and cost-effective manner will require significant capital, and require us to overcome technological hurdles and navigate highly regulated environments. These will be ongoing challenges for our business.

While our growth strategy is achieving an increasing market share from private and commercial customers, a significant amount of our current revenue relies on U.S. government contracts. The changing political landscape, including the new Executive and Congressional leadership and priorities, the increasing U.S. budget deficit and national debt, and disruptions in the U.S. government budget process, impacts our inability to secure additional U.S. government contracts and represents a continuing challenge to our ability to implement our growth strategy.

Investment Highlights

•	We have successfully scaled as a space hardware and services company providing solutions to government, commercial and non-profit customers. This includes hardware and services for over five active space missions and hardware deliveries for over four additional missions expected to launch in 2026 or later.

•	We expect to expand our capabilities to more advanced hardware and services, and payload and mission system solutions by mid-2026, with additional focus on SBSP solutions.

•	Heliospace is pioneering a new class of energy infrastructure, SBSP, that would capture solar energy beyond Earth’s atmosphere and beam it safely and efficiently to the surface. This is a long-duration, potentially large optionality layer on top of the core hardware business which generates revenue today, and thus differentiates the company from other pre-revenue competitors.

•	The global space marketplace is projected to grow from $350 billion today to over $1 trillion by 2040 (Morgan Stanley, Citi forecast, 2021-2022). Large addressable markets in energy use add substantially to future revenue potential.

•	Our leadership team has overseen successful development of over 125 instruments and mechanisms on over 40 space flight missions throughout their careers, giving our products and methods extensive real-world testing and proven design heritage. The leadership team’s systems engineering and architecture experience on noteworthy NASA space missions such as Hubble, James Webb Space Telescope, and the International Space Station provides comprehensive optimized solutions that ensure customer objectives are achieved in the context of the overall mission, including spacecraft, launch vehicle, payload and destination.

•	Our combination of system-level expertise, hands-on capabilities in the development of space qualified hardware, and demonstrated track record of mission success in space provide an ideal foundation for the development of an ambitious but essential project of SBSP.

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Implications of Being an Emerging Growth Company and Smaller Reporting Company

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to avail itself of this exemption from new or revised accounting standards and, therefore, will not be subject to the same new or revised accounting standards as public companies that are not emerging growth companies.

For so long as we are an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

•	Being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this filing (notwithstanding this reduced requirement, have presented three years of audited consolidated financial statements in this filing);

•	Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting;

•	Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

•	Reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

The Company will cease to be an emerging growth company upon the earliest of: (i) the last day of the fiscal year in which the Company has total annual gross revenues of $1.235 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the Company’s first sale of common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended; (iii) the date on which the Company has issued more than $1.0 billion in non-convertible debt during the previous three-year period; or (iv) the date on which the Company becomes a “large accelerated filer,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We are also a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the extent that we continue to qualify as a smaller reporting company after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Intellectual Property and Protection

The Company has certain proprietary products and processes which are maintained as trade secrets. The Company has no filed or registered copyrights, trademarks, or patents. Work on government contracts is generally conducted under the Federal Acquisition Regulation (FAR) rights in data clause, for which we claim limited rights to key technologies on a case-by-case basis. For non-government contracts, proprietary products are protected by non-disclosure agreements, and allocation of rights agreements as appropriate. In addition, each employee signs a proprietary information and inventions agreement. In general, critical details of proprietary products are withheld from release in customer interactions based on the judgment of company leadership.

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Seasonality in Our Business

We do not believe our business is subject to significant seasonal variation.

Government Regulation

Our business is subject to a wide range of laws and regulations at the federal, state, and local levels, including employment, health care and safety, privacy, data security, environmental, and other requirements. Compliance with these laws and regulations requires management by the Company, including legal assistance, use of professional employment organizations, and other resources on an ongoing basis. Changes in laws and regulations, and their variations in local jurisdictions, require monitoring and research in order to ensure compliance and obtain the appropriate licenses, certificates, permits, and other documentation necessary to conduct business. Many of these laws and regulations are typical of most business activities, whereas we describe additional regulations at the federal level specific to our Company below.

We currently hold and will continue to pursue contracts with NASA and other U.S. government agencies and will thus be subject to FAR. U.S. government contracts require specialized accounting procedures involving direct and indirect cost, and with fee amounts limited by government or agency policies. Government contracts require both financial and compliance audits that may result in the recovery of funds after expenditure and other cost adjustments. Additional scrutiny may result in additional audits and reviews, triggered by technical or programmatic failures or other events. Gross violations of these policies can result in administrative sanctions such as suspension or debarment from doing business with the U.S. government, or civil and criminal penalties. Contracts subject to the Federal Civil False Claims Act include provisions allowing individuals such as employees to file claims on behalf of the U.S. government for contract violations and other unlawful activities. In addition, working with the U.S. government requires disclosure of certain company information, and mandatory labor, non-discrimination, and environmental compliance, among many other requirements. These aspects of the U.S. government regulation of contracts increase the overhead costs associated with contract compliance and add additional risks in conducting these transactions, while the limited fee structure allowed may limit profit under these contracts.

International space law dictates that all commercial activities in space must obtain the authorization and ongoing supervision of a state, which typically takes the form of a license, and all U.S. space companies are therefore subject to U.S. space policies and regulations. The licenses, approvals, and legality of these activities will vary with customers and applications and evolve over time as political bodies and other stakeholders influence the space law framework. The legal framework of each new contract involving activities in space needs to be individually evaluated. Significant ongoing regulations in this context include the protection and oversight of any transfer of hardware or technology to foreign entities, as governed by the International Traffic and Arms Regulations (ITAR) or the U.S. Department of Commerce. U.S. space companies are responsible for ensuring that foreign persons or entities do not have access to applicable technology under ITAR without obtaining an approved government license. ITAR compliance requires registration with the Directorate of Defense Trade Controls (DDTC), followed by generation and submission of ITAR-compliant export licenses. Protection of data subject to ITAR requires employee training and cybersecurity measures. The Company believes these efforts can collectively cost tens of thousands of dollars in fees and personnel costs, but has not incurred any material costs related to ITAR registration to date. For technology not subject to ITAR, shipment or transfer of space technology to foreign entities must obtain a license under the U.S. Department of Commerce. Significant resources can be required to assess and manage these processes to avoid civil or criminal liability. Obligations required under these regulations include registration with the Directorate of Defense Trade Controls (DDTC) and familiarization with the classification of commodities according to Export Administration Regulations (EAR). Ongoing monitoring of changes in export control laws is an important activity that must be maintained to ensure compliance. Additional obligations include the acknowledgment and proper management of customer-supplied technology or information subject to ITAR or EAR.

Employees

As of October 16, 2026, we had approximately 12 employees, 10 of whom were hourly ranging from full to part time, and an additional three personnel under consultant agreements. Most of our full-time employees are highly trained, primarily in the areas of mechanical, structural, and systems engineering and thermal analysis. We are not party to any collective bargaining agreements. Our employees are critical to our long-term success and essential to helping us meet our goals. It is crucial that we continue to attract, retain and motivate exceptional and high-performing employees. To that end, we provide competitive salaries, paid time off, compensatory time and employee stock options.

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Litigation

On August 19, 2026, the Company filed an action in the Circuit Court for the Thirteenth Judicial Circuit in and for Hillsborough County, Florida against Joseph T. Pitman, a former co-founder and stockholder of the Company, and ClearTrust, LLC, the Company's transfer agent, concerning the applicability of certain contractual restrictions to shares of the Company's common stock held by Mr. Pitman. The Company seeks declaratory and injunctive relief concerning the transfer of those shares and removal of the restrictive legend applicable to them. On September 3, 2026, the court granted the Company's motion for a temporary injunction, prohibiting Mr. Pitman from transferring the shares and prohibiting ClearTrust, LLC from removing the restrictive legend or facilitating a transfer, pending further order of the court. The action remains pending, and its ultimate outcome cannot presently be determined.

Property

The Company leases its current manufacturing and office facility, located at 2448 Sixth Street, Berkeley, CA 94710. The leased square footage is 20,000 square feet, for $38,192 per month plus expenses. The lease commenced on June 1, 2022 and has an initial term of five years. The Company believes the facility is adequate for its current operations.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages, and positions of our directors and executive officers as of the date of this prospectus:

Name	Age	Position	Director Since
Edward M. Cabrera	66	Chief Executive Officer and Chairman of the Board	January 2026
Mark Knauf	61	Chief Financial Officer	N/A
Gregory T. Delory	58	Chief Technology Officer and Director	January 2024
Bruce T. Campbell	69	Director, Chair of Compensation Committee	January 2026
Mario Noel Martinez	68	Director, Chair of Audit Committee	January 2026
Vikas “Vik” Parti	47	Director, Chair of Intellectual Property Committee	January 2026

Former directors, Paul S. Turin, Chief Engineer, and Stuart D. Bale, Chief Scientist, each resigned from the Board of Directors effective March 17, 2026. Their resignations were voluntary and were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Turin and Mr. Bale each remain employed by the Company in their respective technical roles.

Biographical Information

Edward M. Cabrera, Chief Executive Officer and Chairman of the Board

Mr. Cabrera, age 66, has served as the Company’s President, Chief Executive Officer, and Chairman of the Board of Directors since January 2026. Prior to Helio, Mr. Cabrera worked as a Managing Director of Investment Banking for Network 1 Financial Securities for seven (7) years. Mr. Cabrera brings approximately 40 years of experience on Wall Street working as an investment banker and portfolio analyst with such firms as Merrill Lynch and UBS/PaineWebber. He has been recognized as a top-ranked analyst by Institutional Investor magazine and the Greenwich Associates Survey. Prior to his Wall Street career, Mr. Cabrera graduated with an M.B.A. from Harvard Business School, having previously worked at General Electric in the Armament Division and in the Jet Propulsion Department of Eastern Airlines. Mr. Cabrera holds a Bachelor of Science in Engineering from the University of Florida. Mr. Cabrera also acts in the capacity of a registered representative of Network 1 Financial Securities, Inc., a registered broker-dealer with the U.S. Securities and Exchange Commission and the Financial Industry Regulatory Authority, Inc. (“FINRA”). Pursuant to FINRA Rule 3280, Mr. Cabrera is required to disclose his continued affiliation with Network 1 Financial Securities, Inc. as a registered representative in connection with this offering. Network 1 Financial Securities, Inc. is not receiving any compensation in connection with this offering and has no agreement with Helio Corporation with respect to this offering.

Mark Knauf, Chief Financial Officer

Mr. Knauf, age 61, has served as the Company’s Chief Financial Officer since January 19, 2026. Mr. Knauf is a Certified Public Accountant with over 32 years of experience in business accounting, tax accounting, and economic consulting. Since January 2000, Mr. Knauf has served as President of Mark H. Knauf, P.A., and since May 2003 as Managing Director of Englewood Property Holdings, LLC, which owns and manages raw land and residential and commercial real estate properties. From June 1993 to September 1995, Mr. Knauf served as Chief Financial Officer of Amscot Financial, Inc. Mr. Knauf holds an accounting degree from the Fisher School of Accounting at the University of Florida.

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Gregory T. Delory, Chief Technology Officer and Director

Dr. Delory, age 58, has served as a member of the Company’s Board of Directors since January 2024 and as the Company’s Chief Technology Officer since January 2026. He previously served as the Company’s President and Chief Executive Officer from July 2018 through January 2026. Dr. Delory has nearly 30 years of experience as a space scientist, co-investigator, project scientist, and manager on space flight programs in university, NASA, aerospace, and startup company environments. He has worked on space instrument development, requirements, mission design, and data production from numerous NASA space flight projects, including orbiters for the Earth, Moon, and Mars as well as planetary landers. Dr. Delory received a Ph.D. in Physics from the University of California, Berkeley, and was a recipient of the F.L. Scarf Award for outstanding graduate thesis. He is a co-founder of Heliospace Corporation.

Bruce T. Campbell, Director

Mr. Campbell, age 69, has served as a member of the Company’s Board of Directors and as Chair of the Compensation Committee since January 2026. Mr Campbell has been retired from FedEx Corporation since October 9, 2022 after serving as an airline captain for 30 years. Mr. Campbell brings more than four decades of experience in engineering, global aviation operations, advanced aircraft development, and technical consulting. He began his career as a petroleum engineer focused on reservoir engineering, enhanced oil recovery, and project economic analysis. Mr. Campbell is a retired FedEx Captain with a 30-year career working in the United States and abroad, providing leadership in complex, high-consequence operational environments. He holds a B.A. in Geology with a minor in Chemistry from the University of Northern Colorado and a Master’s degree in Petroleum Engineering from the New Mexico Institute of Mining and Technology. He also holds multiple aircraft type and flight instructor ratings.

Mario Noel Martinez, Director

Mr. Martinez, age 68, has served as a member of the Company’s Board of Directors and as Chair of the Audit Committee since January 2026. Mr. Martinez brings more than 40 years of senior-level experience in finance and accounting. He has been an independent business financial consultant for the past 15 years, following 25 years in global manufacturing roles with United Technologies, Lear, and General Electric. He previously served as Chief Financial Officer of IFAB Company and Rexnord Queretaro. Mr. Martinez holds a degree in Accounting from the University of Texas–Pan American. The Board has determined that Mr. Martinez qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Vikas “Vik” Parti, Director

Mr. Parti, age 47, has served as a member of the Company’s Board of Directors and as Chair of the Intellectual Property Committee since January 2026. Mr. Parti is a Registered Patent Attorney with extensive experience in intellectual property strategy, patent preparation and prosecution, and litigation-ready claim analysis before the U.S. Patent and Trademark Office, where he has been registered to practice since 2009. He brings deep expertise in developing and managing patent portfolios for technology-driven companies, with a particular focus on aligning intellectual property protection with engineering development, commercialization strategies, and long-term business objectives. His background includes advising on patent strategy, freedom-to-operate considerations, and the protection of proprietary technologies and trade secrets. Mr. Parti holds a Juris Doctor from Western Michigan University Cooley Law School and a Bachelor of Science in Computer Science from Webster University.

Corporate Governance

Board Leadership

The Board is currently chaired by Edward M. Cabrera, who also serves as our Chief Executive Officer.

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Director Independence

The Company is not currently listed on a national securities exchange and, as a result, is not subject to the director independence requirements of any such exchange.

The Nasdaq Marketplace Rules require a majority of a listed company’s Board of Directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has reviewed the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the Board has determined that Bruce T. Campbell, Vikas Parti, and Mario Noel Martinez each qualify as independent directors as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

Board Committees

Audit Committee. The Audit Committee consists of Mario Noel Martinez (Chair), Bruce T. Campbell, and Vikas Parti. Each member of the Audit Committee qualifies as an independent director under the corporate governance standards of the Nasdaq Capital Market and the independence requirements of Rule 10A-3 of the Exchange Act. The Board has determined that Mario Noel Martinez qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee’s duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review its accounting and auditing principles. The Audit Committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee will at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles. The Board will adopt a written charter for the Audit Committee prior to the effective date of this registration statement.

Compensation Committee. The Compensation Committee consists of Bruce T. Campbell (Chair), Mario Noel Martinez, and Vikas Parti. The Compensation Committee is responsible for oversight of executive and director compensation, incentive compensation plans, and executive succession planning. The Board will adopt a written charter for the Compensation Committee prior to the effective date of this registration statement.

Intellectual Property Committee. The Intellectual Property Committee consists of Vikas Parti, Chair. The Committee oversees the Company’s intellectual property strategy, including patent portfolio development, prosecution, and protection of proprietary technologies.

Code of Ethics and Insider Trading Policy

Our Board of Directors has adopted a Code of Ethics and Business Conduct, effective June 1, 2026, applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is intended to serve as our code of ethics for purposes of Item 406 of Regulation S-K and our code of conduct for purposes of Nasdaq Rule 5610. Our Board of Directors has also adopted an Insider Trading Policy, effective October 16, 2026, which applies to our directors, officers and employees and certain related persons and entities, prohibits trading while aware of material nonpublic information, requires pre-clearance of trades by our Chief Executive Officer, and prohibits short sales, hedging and derivative transactions, margin accounts and pledges involving our securities. The Code of Ethics and the Insider Trading Policy are filed as Exhibits 14.1 and 99.1, respectively, to the registration statement of which this prospectus forms a part, and the Code of Ethics will be posted on our website at https://helio.space/. Any amendments to the Code of Ethics or waivers of its requirements will be disclosed in accordance with applicable SEC and Nasdaq rules.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the compensation earned during the fiscal years ended October 31, 2025 and 2024 by the Company’s named executive officers. Gregory T. Delory served as the Company’s Chief Executive Officer from inception through fiscal year 2025. Subsequent to fiscal year end, effective January 5, 2026, the Company appointed Edward Cabrera as Chief Executive Officer, and Mr. Delory transitioned to the role of Chief Technology Officer. Compensation for Mr. Cabrera is not reflected in the table below, as he did not serve as a named executive officer during fiscal years 2025 or 2024.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Option Awards ($)	Non-equity Incentive Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Gregory T. Delory,	2025	$176,875	–	–	–	–	$2,984	(2)	$178,859
CEO and Director(1)	2024	$274,144	–	–	–	–	$4,476	(2)	$278,620

Stuart D. Bale,(3)	2025	$–	–	–	–	–	–		$–
Chief Scientist

Paul S. Turin,	2025	$67,428	–	–	–	–	$2,984	(1)	$70,412
Chief Engineer and Director	2024	$202,051	–	–	–	–	$4,476	(1)	$206,527

Joseph T. Pitman(4)	2025	$228,840	–	–	–	–	–		$228,840
Former CTO and Director	2024	$374,000	–	–	–	–	–		$374,000

(1)	Mr. Delory served as the Company’s Chief Executive Officer from inception through fiscal year 2025. Effective January 5, 2026, Mr. Delory transitioned to the role of Chief Technology Officer and remains a member of the Company’s Board of Directors.
(2)	Health plan stipend.
(3)	Appointed by the Board on July 24, 2025.
(4)	Resigned on July 24, 2025.

Emerging Growth Company Status

As an emerging growth company, we are currently exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Employment Agreements

As of October 31, 2025, the Company did not have any written employment agreements with its executive officers or directors.

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Subsequent to fiscal year end, the Company entered into employment agreements with Edward Cabrera, in connection with his appointment as Chief Executive Officer, and Mark Knauf, in connection with his appointment as Chief Financial Officer.

On December 2, 2025, the Company entered into exchange agreements with Gregory T. Delory (then serving as Chief Executive Officer) and Paul S. Turin (Chief Engineer), pursuant to which those officers exchanged an aggregate of $969,054 in outstanding principal and $88,712 in accrued interest under related party promissory notes for 1,479,692 shares of the Company’s common stock, valued at approximately $1,701,646 (or approximately $1.15 per share), resulting in a non-cash loss on debt extinguishment of $643,880. These transactions are described further under “Certain Relationships and Related Party Transactions.” In addition, on January 5, 2026, the Company entered into an employment agreement with Edward W. Cabrera as Manager of Investor Relations, as described below.

On April 22, 2026, the Company entered into a second Exchange Agreement with Gregory T. Delory, the Company’s Chief Technology Officer and a member of the Board of Directors (the “April 2026 Delory Exchange Agreement”). Pursuant to the April 2026 Delory Exchange Agreement, the Company formalized $327,629 in outstanding advances previously made by Mr. Delory as a zero-interest, on-demand promissory note, which was then immediately cancelled in exchange for the issuance of 29,996 shares of the Company’s common stock. The conversion price of $10.9225 per share was calculated using the 20-day volume-weighted average price (VWAP) of the Company’s common stock as reported by OTC Markets Group. The shares were issued in reliance on Section 3(a)(9) of the Securities Act. This transaction is described further under “Certain Relationships and Related Party Transactions.”

Employment Agreement with Edward Cabrera (Chief Executive Officer)

In January 2026, the Company entered into an employment agreement with Edward Cabrera, pursuant to which Mr. Cabrera was appointed Chief Executive Officer and Chairman of the Board. The agreement has an initial term of one year and automatically renews for successive one-year terms unless terminated in accordance with its terms.

Under the agreement, the Company issued Mr. Cabrera 600,000 shares of the Company’s common stock upon execution of the agreement, with a grant date fair value of $1,349,700 (approximately $2.25 per share based on the closing price of our common stock on the date of grant). Mr. Cabrera is entitled to receive a nominal annual salary of $1, with any future cash compensation subject to determination by the Company’s Board of Directors based on performance or other criteria.

The agreement provides that Mr. Cabrera may be terminated for cause, resigned voluntarily, or terminated without cause, in each case subject to the terms of the agreement. In the event of a termination without cause, constructive termination, termination by mutual agreement, death, or disability, Mr. Cabrera may be entitled to continued compensation and benefits for a specified period following termination. The specific terms of any such entitlement are as set forth in the agreement.

Employment Agreement with Edward W. Cabrera (Manager of Investor Relations)

On January 5, 2026, the Company entered into an employment agreement with Edward W. Cabrera, pursuant to which he serves as the Company’s Manager of Investor Relations. In connection with the agreement, the Company issued 250,000 shares of the Company’s common stock as compensation for services, with a grant date fair value of $562,375 (approximately $2.25 per share based on the closing price of our common stock on the date of grant). The employment agreement and share issuance were approved by the Company’s Board of Directors. Mr. Cabrera is the son of Edward Cabrera, the Company’s Chief Executive Officer and Chairman of the Board. See “Certain Relationships and Related Party Transactions.”

Employment Agreement with Mark Knauf (Chief Financial Officer)

In January 2026, the Company entered into an employment agreement with Mark Knauf, pursuant to which Mr. Knauf was appointed Chief Financial Officer. The agreement has an initial term of one year and automatically renews for successive one-year terms unless terminated in accordance with its terms.

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Under the agreement, Mr. Knauf is eligible to receive 20,000 shares of the Company’s common stock, vesting quarterly over a one-year period, subject to continued service. In addition, upon the Company raising an aggregate of $10 million in financing (including from this offering and other sources), Mr. Knauf will be entitled to receive a monthly salary of $10,000, with any future adjustments determined by the Company’s Board of Directors. Investors should note that if the net proceeds from this offering, combined with prior and concurrent financing activities, equal or exceed $10 million in the aggregate, Mr. Knauf’s cash salary entitlement will be triggered and will become a recurring cash operating expense of the Company.

Retirement Benefits

We do not have a defined benefit pension plan or nonqualified deferred compensation plan. Heliospace provided a retirement plan through July 2025 intended to provide benefits under Section 401(k) of the Code (as defined below), pursuant to which employees, including the Named Executive Officers, can make or have made voluntary pre-tax contributions. Heliospace provided matching contributions to all eligible employees, including our Named Executive Officers. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted for changes in the cost of living. Heliospace intends to restart a retirement plan in Q2 of 2026 as the company scales in both personnel and revenue.

Director Compensation Arrangements

The Company did not have any non-employee directors during the fiscal year ended October 31, 2025, and no compensation was paid to any director for service on the Board during that fiscal year.

Subsequent to fiscal year end, the Company entered into Board of Directors agreements with its independent directors. On January 21, 2026, the Company entered into a Board of Directors agreement with Vikas “Vik” Parti, and on January 26, 2026, the Company entered into Board of Directors agreements with Mario Martinez and Bruce T. Campbell. Under these agreements, each independent director is eligible to receive equity compensation with an annual grant value of $100,000, payable in quarterly installments in the form of restricted stock units, subject to approval under the Company’s equity incentive plan, as well as reimbursement of reasonable expenses incurred in connection with service on the Board.

Potential Payments Upon Termination or Change in Control

None.

Equity Incentive Plans

2018 Heliospace Corporation Equity Incentive Plan

The 2018 Equity Incentive Plan (the “2018 Plan”) was originally adopted by Heliospace Corporation’s Board of Directors and approved by its stockholders on July 1, 2018, and was assumed by Helio Corporation as the Company’s equity incentive plan in connection with the Business Combination effective January 3, 2024. The 2018 Plan was amended by the Company’s Board of Directors on December 17, 2023. The 2018 Plan has a stated termination date of July 1, 2028; however, the Company adopted the 2025 Equity Incentive Plan (described below) as its active plan for new equity grants on August 19, 2025. No new equity grants will be made under the 2018 Plan. All outstanding awards previously granted under the 2018 Plan remain governed by the 2018 Plan and the applicable award agreements. As of the date of this prospectus, all outstanding options under the 2018 Plan are fully vested; there are no unvested awards remaining under the 2018 Plan.

Share Reserve. The 2018 Plan authorized the issuance of up to 564,706 shares of Heliospace common stock (adjusted to 476,470 shares following the recapitalization in connection with the Business Combination), in each case as adjusted to give effect to the 1-for-5 Reverse Stock Split, subject to adjustment for stock splits, recapitalizations, and similar events. Shares subject to awards that expire, terminate, or are cancelled without being exercised revert to the share reserve and become available for future issuance under the 2018 Plan.

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Eligibility. Incentive Stock Options (ISOs) may be granted only to employees. All other equity incentives - including Nonstatutory Stock Options (NSOs), Restricted Stock Awards, and Stock Appreciation Rights - may be granted to employees, officers, directors, and consultants.

Types of Awards. The 2018 Plan authorized grants of (i) ISOs and NSOs, (ii) Restricted Stock Awards (including stock bonuses), and (iii) Stock Appreciation Rights.

Option Terms. Options have a maximum term of ten (10) years from the date of grant (five (5) years for ISOs granted to Ten Percent Stockholders). The exercise price per share may not be less than 100% of fair market value on the date of grant (110% for ISOs granted to Ten Percent Stockholders). The exercise price may be paid in cash, by delivery of previously owned shares, through a net exercise arrangement, by promissory note, or other lawful consideration approved by the Board. Vesting schedules are determined by the Board on a grant-by-grant basis. Upon termination of continuous service, vested options generally remain exercisable for three months (twelve months in the case of death or disability), subject to the earlier expiration of the option term.

Vesting. The Company granted options under the 2018 Plan with vesting over a period of four years with a one-year cliff, after which 25% of the award vests, followed by 1/48th per month thereafter. Certain options were granted outright with no vesting period.

Adjustments and Corporate Transactions. The 2018 Plan provides for equitable adjustments to the share reserve and outstanding awards in the event of stock splits, dividends, recapitalizations, and similar events. In connection with a Corporate Transaction (including a Change of Control), the Board may, among other actions, arrange for assumption or substitution of awards, accelerate vesting, or cancel awards in exchange for cash or other consideration.

Administration. The 2018 Plan is administered by the Board, which may delegate administration to a committee. All Board determinations under the 2018 Plan are final, binding, and conclusive.

Arbitration. Disputes relating to awards or the 2018 Plan are to be resolved through binding and confidential arbitration under the Commercial Arbitration Rules of the American Arbitration Association in Denver, Colorado, with arbitration fees paid by the Company.

Governing Law. The 2018 Plan is governed by the laws of the State of Delaware.

Helio Corporation 2025 Equity Incentive Plan

On August 19, 2025, the Company adopted the Helio Corporation 2025 Equity Incentive Plan (the “2025 Plan”), which was also approved by the Company’s stockholders on August 19, 2025. The 2025 Plan is intended to assist the Company in recruiting and retaining employees, officers, directors, and consultants, and to provide incentives tied to increases in the value of the Company’s equity. Unless terminated earlier by the Board, the 2025 Plan will terminate on August 19, 2035, and no awards may be granted after that date.

Administration. The 2025 Plan is administered by the Company’s Board of Directors (the “Board”), unless and until the Board delegates administration to a committee of one or more Board members. Subject to the terms of the 2025 Plan, the administrator has broad discretion to determine eligible participants, the type of award granted, the number of shares subject to awards, vesting schedules, exercise prices (if applicable), and other terms and conditions, and to interpret and administer the 2025 Plan and award agreements. The 2025 Plan permits certain actions that may be treated as “repricing,” including reductions in option exercise prices and cancellation and replacement of options, subject to the consent of adversely affected optionholders and the other limitations set forth in the 2025 Plan.

Shares available for issuance. In connection with the 1-for-5 Reverse Stock Split, the share reserve under the 2025 Plan was automatically adjusted from 2,250,000 shares to 450,000 shares of the Company’s common stock. Effective August 4, 2026, the Board amended the 2025 Plan to further reduce the maximum number of shares of the Company’s common stock that may be issued pursuant to awards under the 2025 Plan to 300,000 shares (post-split), subject to adjustment for stock splits, recapitalizations, and similar events, and to eliminate the automatic annual (“evergreen”) increase to the share reserve. The share reserve under the 2025 Plan is not subject to any automatic, annual or other evergreen increase. Shares generally return to the reserve if awards expire, terminate, are forfeited, or are repurchased by the Company in accordance with the terms of the 2025 Plan.

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Eligibility. Incentive stock options may be granted only to employees. Other awards may be granted to employees, officers, directors, and consultants. The 2025 Plan also contains limitations applicable to “ten percent stockholders,” including a higher minimum exercise price and a shorter maximum term for incentive stock options.

Types of awards. The 2025 Plan authorizes the grant of a variety of equity-based awards, including:

•	Incentive stock options (ISOs) and nonstatutory qualified stock options (“NQSOs”);

•	Restricted stock awards (including stock bonuses);

•	Stock appreciation rights;

•	Restricted stock units (settled in shares of common stock or cash, as determined under the award terms); and

•	Performance awards payable in shares, cash, or a combination thereof, based on performance goals established by the administrator.

Option terms. Options generally may not have a term longer than 10 years from the grant date (or 5 years for incentive stock options granted to ten percent stockholders). The exercise price per share generally may not be less than 100% of fair market value on the grant date (or 110% for incentive stock options granted to ten percent stockholders). The 2025 Plan permits several methods of paying the exercise price, including cash, delivery of previously owned shares (subject to holding period requirements in certain cases), deferred payment arrangements (subject to limitations), “net exercise” arrangements, promissory notes with full recourse, or other lawful consideration acceptable to the Board. Options typically terminate following cessation of service, subject to post-termination exercise periods that vary based on the reason for termination (including death or disability) and the terms of the applicable award agreement.

Restricted stock and other awards. Restricted stock awards may be subject to vesting conditions and may include Company repurchase rights with respect to unvested shares, subject to limitations under the 2025 Plan. Restricted stock units represent the right to receive one share of common stock (or the value thereof in cash) upon vesting and settlement. Stock appreciation rights provide the right to receive the appreciation in the Company’s common stock (in shares, cash, or a combination), as determined by the administrator.

Adjustments and corporate transactions. The 2025 Plan provides for equitable adjustments to the share reserve and outstanding awards in the event of stock splits, dividends, recapitalizations and similar events. In connection with a corporate transaction (including a change of control), the administrator may take a variety of actions with respect to outstanding awards, including assumption or substitution of awards, acceleration of vesting or exercisability, cancellation in exchange for cash or other consideration (which may be zero in certain circumstances), and other actions permitted by the 2025 Plan.

Withholding and other provisions. Award agreements generally require participants to satisfy applicable tax withholding obligations, including through share withholding, cash payment, or other permitted methods. The 2025 Plan includes provisions intended to support compliance with Section 409A of the Internal Revenue Code and provides that awards are subject to any clawback or recoupment policies adopted by the Company and applicable law, including Exchange Act Rule 10D-1 requirements and any applicable listing standards. The 2025 Plan is governed by Florida law.

Arbitration. The 2025 Plan provides that disputes relating to awards or the 2025 Plan are to be resolved through binding and confidential arbitration under the Commercial Arbitration Rules of the American Arbitration Association in Berkeley, California, with arbitration fees paid by the Company, and permits the arbitrator to award attorneys’ fees and costs to the prevailing party.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information as to the shares of common stock beneficially owned as of October 16, 2026 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all of our directors, director nominees, and executive officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them and the address of each director and executive officer listed on the table is c/o Helio Corporation, 2448 Sixth Street, Berkeley, CA 94710. The address of each beneficial owner who is not a director or executive officer is set forth in the footnotes to the table. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that any shares of common stock subject to options currently exercisable or exercisable within 60 days of the determination date are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Pre-Offering Percent of Class (%)(2)	Post-Offering Percent of Class (%)(3)
Edward Cabrera, Chief Executive Officer and Chairman	763,837	14.24%	10.371%
Mark Knauf, Chief Financial Officer (4)	10,000	0.19%	0.14%
Gregory T. Delory, Chief Technology Officer and Director	1,104,556	20.95%	15%
Stuart D. Bale	153,044	2.85%	2.078%
Bruce Campbell, Director (4)	10,000	0.19%	0.14%
Mario Noel Martinez, Director (4)(5)	10,000	0.19%	0.14%
Vikas Parti, Director (4)	10,000	0.19%	0.14%
Paul S. Turin, Chief Engineer (former Director)	1,546,048	28.82%	20.99%
Total of Officers, Directors and Director Nominees as a Group (8 persons)	3,607,485	67.24%	48.98%

5%+ Stockholder
Joseph T. Pitman 1849 Barcelona Pismo Beach, CA 93449-3330	424,813	7.92%	5.77%

* <1%

(1)	All shares owned by the officers, directors, director nominees, and persons known to be the beneficial owner of more than 5% of the Company common stock are owned outright and none are acquirable upon exercise or conversion of outstanding warrants, options, notes, or other derivative securities.
(2)	Based on 5,365,008 shares of common stock issued and outstanding as of October 16, 2026 (giving effect to the 1-for-5 Reverse Stock Split). All share counts give effect to the 1-for-5 Reverse Stock Split and are stated on a post-split basis; ownership percentages are unaffected by the Reverse Stock Split.
(3)	Based on 7,365,008 shares of common stock issued and outstanding immediately after the completion of this offering, assuming the sale of 2,000,000 shares in this offering at an assumed public offering price of $4.50 per share, the midpoint of the estimated offering price range, and no exercise of the underwriters’ over-allotment option. All share counts and percentages are stated on a post-split basis, giving effect to the 1-for-5 Reverse Stock Split.
(4)	Right to acquire up to $100k of Restricted Stock Units (RSUs) vesting at $25k per quarter.
(5)	Shares are held of record by MNM CONSULTING LLC, an entity controlled by Mr. Martinez. Mr. Martinez may be deemed to beneficially own the shares held by MNM CONSULTING LLC by virtue of his control over such entity. Mr. Martinez disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since the beginning of our last fiscal year, other than compensation arrangements, the following is a description of transactions to which we were a participant or will be a participant to, in which:

•	the amounts involved exceeded or will exceed the lesser of 1% of our total assets or $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Related Party Loans

Between April 2022 and October 2024, Paul S. Turin, stockholder and former director, made various loans to the Company. Pursuant to the Exchange Agreement with Mr. Turin dated December 2, 2025, promissory notes held by Mr. Turin in an aggregate outstanding amount of $742,577, consisting of $680,773 in principal and $61,804 in accrued and payable interest, were cancelled in exchange for 1,038,780 shares of the Company’s common stock (conversion price $0.714855 per share, representing the 20-day VWAP). Following the December 2, 2025 exchange, no principal or accrued interest remains outstanding under any of the promissory notes previously held by Mr. Turin.

On March 1, 2024, the Company issued a promissory note in the principal amount of $50,000 to Gregory T. Delory, the Company’s then Chief Executive Officer (now Chief Technology Officer). The note bore interest at an annual rate of 10.66%. Pursuant to the Exchange Agreement with Mr. Delory dated December 2, 2025, this note (along with the February 14, 2025 note described below) was included in the aggregate amount of $315,188 in notes cancelled in exchange for 440,912 shares of the Company’s common stock. No principal or accrued interest remains outstanding under this note following the December 2, 2025 exchange.

On February 3, 2025, the Company issued a promissory note in the principal amount of $185,000 to Paul S. Turin, the Company’s Chief Engineer and then a member of the Board of Directors. The note bore interest at a rate of 9.75% per annum. Pursuant to the Exchange Agreement with Mr. Turin dated December 2, 2025, this note was included in the aggregate amount of $742,577 in notes cancelled in exchange for 1,038,780 shares of the Company’s common stock. No principal or accrued interest remains outstanding under this note following the December 2, 2025 exchange.

On February 14, 2025, the Company issued a promissory note in the principal amount of $200,000 to Gregory T. Delory, the Company’s then Chief Executive Officer (now Chief Technology Officer). The note bore interest at a rate of 9.75% per annum. Pursuant to the Exchange Agreement with Mr. Delory dated December 2, 2025, this note was included in the aggregate amount of $315,188 in notes cancelled in exchange for 440,912 shares of the Company’s common stock. No principal or accrued interest remains outstanding under this note following the December 2, 2025 exchange.

Related Party Transactions with Organizer

James S. Byrd incorporated the Company as Stirling Bridge Group, Inc. in October 2022 (renamed Web3 Corporation in May 2023) and served as its Chief Executive Officer until the closing of the Business Combination between Web3 Corporation and Heliospace Corporation in January 2024. Since that time, Mr. Byrd has not held any management or executive role with the Company and provides legal services solely in his capacity as external counsel.

In connection with its incorporation, the Company issued an aggregate of 400,000 shares of common stock (the “Founder Shares”) to Blue Ridge Capital, LLC, a limited liability company wholly owned by James S. Byrd (“Blue Ridge Capital”), for an aggregate purchase price of $125. In January 2024, in connection with the Business Combination between Web3 Corporation and Heliospace Corporation, the Company repurchased 312,000 of the Founder Shares from Blue Ridge Capital for an aggregate cash consideration of $130,000. The terms of the repurchase were negotiated in connection with the Business Combination.

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Prior to the Business Combination, Web3 Corporation paid approximately $53,000 in legal fees to firms affiliated with Mr. Byrd. Since the Business Combination, Helio Corporation has paid approximately $145,000 to one or more law firms affiliated with Mr. Byrd, and currently pays Byrd Law Group a monthly retainer of $15,000 for legal services rendered. All such transactions were approved by the Board in accordance with its related party transaction policy. See “Legal Matters” for additional information regarding Byrd Law Group.

On March 18, 2024, the Company issued a convertible promissory note in the principal amount of $250,000 to BlackWolf Venture Group, LLC (“BlackWolf”), a limited liability company of which Mr. Byrd was a member, bearing interest at a rate of 9.75% per annum and maturing 24 months from the issuance date. On June 20, 2024, the note was amended and restated (the “Amended and Restated BlackWolf Note”) to increase the principal amount to $500,000, maintain the same interest rate, and extend the maturity to 24 months from the date of amendment.

On March 18, 2024, the Company issued a convertible promissory note in the principal amount of $250,000 to BlackWolf Venture Group, LLC (“BlackWolf”), a limited liability company of which Mr. Byrd was a member, bearing interest at a rate of 9.75% per annum and maturing 24 months from the issuance date. On June 20, 2024, the note was amended and restated (the “Amended and Restated BlackWolf Note”) to increase the principal amount to $500,000, maintain the same interest rate, and extend the maturity to 24 months from the date of amendment. In connection with Mr. Byrd’s withdrawal from BlackWolf on October 7, 2024, $50,000 of the outstanding principal, plus accrued interest, was assigned to Mr. Byrd. On October 31, 2024, the Company and Mr. Byrd amended his assigned portion to extend the maturity and eliminate the conversion feature. On April 25, 2025, the maturity was further extended. In September 2025, the Company entered into a loan extension agreement extending the maturity through December 31, 2025, with interest accruing at 18% per annum deemed to have commenced on July 1, 2025 if scheduled payments were not made. On February 7, 2026, the Company received a formal notice of default and demand for payment from the holder of the Byrd-assigned portion. As of February 13, 2026, the total outstanding, including accrued and penalty interest, was approximately $61,877. On March 23, 2026, the Company and the holder agreed to a payment plan providing for monthly payments of $5,000 beginning April 1, 2026 until the note is paid in full; during the nine months ended July 31, 2026, the Company repaid $20,000 of principal, and as of July 31, 2026, the outstanding principal balance was $30,000 and the holder was no longer considered a related party. As of the date of this prospectus, the Byrd-assigned note has been resolved and is now current. As of October 31, 2025, the outstanding balance of the $450,000 portion of the Amended and Restated BlackWolf Note retained by BlackWolf was approximately $505,623, consisting of $450,000 in principal and $55,623 in accrued and unpaid interest.

On April 16, 2025, we issued a promissory note in the principal amount of $150,000 to Indicia Capital, LLC, an entity controlled by James S. Byrd, which bears interest at 9.75% per annum and matures on the earlier of (i) 180 days from the date of issuance or (ii) the date the Company receives at least $1,000,000 in new financing. In connection with the note, Greg Delory, our then Chief Executive Officer, transferred 3,000 shares of his personal holdings of our common stock to Indicia Capital as additional consideration. The transaction was approved by the Company’s Board of Directors in accordance with its policy for reviewing and approving related party transactions. In September 2025, the Company entered into a loan extension agreement pursuant to which scheduled installment payments were extended through December 31, 2025 and interest accrues at 18% per annum deemed to have commenced on July 1, 2025 if scheduled payments were not made. On February 7, 2026, the Company received a formal notice of default and demand for payment from Indicia Capital. As of February 13, 2026, the total outstanding under the note, including accrued and penalty interest, was approximately $169,837. On March 23, 2026, the Company and the holder agreed to a payment plan providing for monthly payments of $5,000 beginning April 1, 2026 until the note is paid in full. During the nine months ended July 31, 2026, the Company repaid $20,000 of principal, and as of July 31, 2026, the outstanding principal balance of the note was $130,000. As of the date of this prospectus, the Indicia Capital note has been resolved and is current, and as of July 31, 2026 the holder was no longer considered a related party of the Company.

Debt Exchange Transactions with Related Parties

On December 2, 2025, the Company entered into exchange agreements with Gregory T. Delory, the Company’s then Chief Executive Officer and Chairman of the Board, and Paul S. Turin, the Company’s Chief Engineer and a member of the Board of Directors (collectively, the “Exchange Agreements”).

Pursuant to the Exchange Agreement with Mr. Delory, promissory notes held by Mr. Delory in an aggregate outstanding amount of $315,188, consisting of $288,281 in principal and $26,908 in accrued and payable interest, were cancelled in exchange for 440,912 shares of the Company’s common stock.

Pursuant to the Exchange Agreement with Mr. Turin, promissory notes held by Mr. Turin in an aggregate outstanding amount of $742,577, consisting of $680,773 in principal and $61,804 in accrued and payable interest, were cancelled in exchange for 1,038,780 shares of the Company’s common stock.

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The number of shares issued under the Exchange Agreements was calculated using a conversion price of $0.714855 per share, representing the volume-weighted average price of the Company’s common stock for the twenty (20) trading days preceding the date of the Exchange Agreements, as reported by OTC Markets Group.

The Exchange Agreements were approved by the Company’s Board of Directors. The Company believes that the terms of the exchanges were fair and reasonable and no less favorable to the Company than could have been obtained from an unaffiliated third party under similar circumstances.

April 2026 Exchange Agreement with Gregory T. Delory

On April 22, 2026, the Company entered into a second Exchange Agreement with Gregory T. Delory, the Company’s Chief Technology Officer and a member of the Board of Directors (the “April 2026 Delory Exchange Agreement”). Prior to entering into the April 2026 Delory Exchange Agreement, the Company formalized $327,629 in outstanding advances previously made by Mr. Delory to the Company as a zero-interest, on-demand promissory note dated April 22, 2026 (the “April 2026 Delory Note”). The April 2026 Delory Note represents past advances previously made by Mr. Delory and does not represent new borrowings. The April 2026 Delory Note was immediately included in and cancelled pursuant to the April 2026 Delory Exchange Agreement. Pursuant to the April 2026 Delory Exchange Agreement, the April 2026 Delory Note was cancelled in exchange for the issuance of 29,996 shares of the Company’s common stock. The conversion price of $10.9225 per share was calculated using the 20-day volume-weighted average price (VWAP) of the Company’s common stock as reported by OTC Markets Group. The shares were issued on April 28, 2026 in reliance on Section 3(a)(9) of the Securities Act, and constitute restricted and control securities under Rule 144. No commissions or other remuneration were paid in connection with the exchange. The April 2026 Delory Exchange Agreement was approved by the Company’s Board of Directors.

Employment Agreement with Edward Cabrera (Chief Executive Officer)

In January 2026, the Company entered into an employment agreement with Edward Cabrera, pursuant to which Mr. Cabrera was appointed Chief Executive Officer and Chairman of the Board. Under the agreement, the Company issued Mr. Cabrera 600,000 shares of common stock upon execution of the agreement and agreed to pay him a nominal annual salary. The agreement has an initial term of one year and automatically renews for successive one-year terms unless terminated in accordance with its terms. The material terms of Mr. Cabrera’s compensation arrangements are described under “Executive Compensation—Employment Agreements.”

Employment Agreement with Investor Relations Manager

On January 5, 2026, the Company entered into an employment agreement with Edward W. Cabrera, pursuant to which Mr. Cabrera serves as the Company’s Investor Relations Manager. Mr. Cabrera is the son of Edward Cabrera, the Company’s Chief Executive Officer.

Under the agreement, Mr. Cabrera is responsible for managing the Company’s investor relations, public communications, and related outreach activities. As consideration for his services, the Company agreed to issue Mr. Cabrera 250,000 shares of the Company’s common stock upon execution of the agreement. In addition, upon the Company raising an aggregate of $10 million in financing, Mr. Cabrera will be entitled to receive a monthly salary of $15,000, and will be eligible to participate in the Company’s employee benefit plans. The agreement has an initial term of one year and automatically renews for successive one-year terms unless terminated in accordance with its terms.

Indemnification of Officers and Directors

Our Bylaws include provisions that provide for indemnification, expense advancement, and reimbursement for our directors and officers, to the maximum extent allowable under Florida law. We have also entered into or will enter into prior to the effective date of the registration statement of which prospectus forms a part into customary indemnification agreements with our officers or directors. We also currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

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Policies and Procedures for the Review, Approval or Ratification of Related Person Transactions

On June 1, 2026, our Board approved a written Policy and Procedures with Respect to Related Party Transactions (the “Related Party Transaction Policy”), which is filed as Exhibit 99.2 to the registration statement of which this prospectus forms a part. Prior to that date, the Company did not have a written policy governing the review, approval or ratification of transactions with related persons, and the transactions described above that were entered into prior to that date were not reviewed under the Related Party Transaction Policy.] [ALTERNATIVE B: The Company does not currently have a written policy governing the review, approval or ratification of transactions with related persons. The Company intends to adopt a written Related Party Transaction Policy, substantially in the form filed as Exhibit 99.2 to the registration statement of which this prospectus forms a part, prior to the effective date of this registration statement.]

Prior to the adoption of the Related Party Transaction Policy, related person transactions were reviewed and approved by the Company’s Board of Directors, or by the Audit Committee Chair, as applicable, prior to entry into such transactions, or, if not approved in advance, were submitted for ratification. In reviewing and approving any related person transaction, the Board of Directors or the Audit Committee Chair considered the relevant facts and circumstances, including the nature of the related person’s interest in the transaction, the material terms of the transaction, the purpose of the transaction, the availability of alternative arrangements with unrelated third parties, and whether the transaction was on terms that were no less favorable to the Company than those that could be obtained in an arm’s-length transaction with an unrelated third party.

Any director or officer who had an interest in a related person transaction was required to recuse himself or herself from the deliberations and approval of such transaction.

Under the Related Party Transaction Policy, a “Related Party Transaction” is any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and a Related Party (including directors, director nominees, named executive officers, holders of more than 5% of any class of our voting securities, their immediate family members and certain affiliated entities) has a direct or indirect material interest, including the hiring of an immediate family member of a director, named executive officer or more than 5% beneficial owner. The Related Party or the responsible business leader must give notice of a proposed transaction to our Chief Financial Officer, who determines whether it is a Related Party Transaction. If so, the transaction is submitted to the Audit Committee or, where waiting for the next meeting is impracticable, to the Audit Committee Chair, who will consider the relevant facts and circumstances, including the benefits to the Company, the impact on director independence, the availability of comparable products or services, and the terms available to unrelated third parties or employees generally. Only transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders may be approved, and no member of the Audit Committee may participate in the review of a transaction in which he or she or an immediate family member is the Related Party. Transactions that were not previously approved are submitted for ratification, amendment, termination or rescission. The policy also requires annual questionnaires and certifications from directors, director nominees and executive officers.

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DESCRIPTION OF SECURITIES

Common Stock

General. The holders of our Common Stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (c) do not have preemptive, subscriptive, or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect any director. On all other matters, except as otherwise required by Florida law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders at such meeting. Our Bylaws and the FBCA provide for written action by consent of the majority of the shareholders without a meeting.

Non-cumulative Voting. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Prospectus, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Dilution and Senior Securities

Holders of our Common Stock are subject to significant dilution risk from outstanding convertible instruments and equity awards. As of the date of this prospectus, the following instruments are convertible into or exercisable for shares of our Common Stock and could result in substantial dilution to investors purchasing shares in this offering: (i) outstanding convertible promissory notes issued to CFI Capital LLC, GS Capital Partners, LLC, and Quick Capital, LLC in February 2026 for aggregate gross proceeds of approximately $760,272; (ii) 575,000 shares of Series A Convertible Preferred Stock convertible into shares of Common Stock at a variable conversion price equal to 65% of the lowest trading price during the 10 trading days preceding conversion; (iii) 355,000 shares of Series B Convertible Preferred Stock convertible into shares of Common Stock at a conversion price to be determined in accordance with the Certificate of Designation; (iv) 200,000 shares of Series C Convertible Preferred Stock convertible into shares of Common Stock at a variable conversion price equal to 65% of the lowest trading price during the 10 trading days preceding conversion; (v) 250,000 shares of Series D Convertible Preferred Stock convertible into shares of Common Stock; (vi) 89,168 stock options outstanding under the Company’s equity incentive plans (post-split); and (vii) the Representative Warrants to be issued in connection with this offering. The FirstFire Warrant (originally exercisable for 66,000 shares) was exercised in full via cashless exercise on March 12, 2026, resulting in the issuance of 52,640 shares of Common Stock, and no FirstFire Warrant remains outstanding. Additionally, the Series A, Series B and Series C Convertible Preferred Stock each have a liquidation preference that is senior to the Common Stock upon any liquidation, dissolution, or winding up of the Company, although each of the Series C and Series D Preferred Stock ranks junior to the Company’s other outstanding preferred stock and to its indebtedness. See “Description of Securities — Preferred Stock” and “Risk Factors — You may experience significant dilution from the conversion of outstanding convertible instruments” and “Dilution” for additional information.

Representative Warrants

In connection with and on the closing date of this offering, we will issue to the Representative certain warrants (the “Representative Warrants”) to purchase up to 5% of the shares of our Common Stock sold in the offering, at an exercise price equal to 110% of the public offering price per share. The Representative Warrants provide for a cashless exercise right, are non-exercisable for a period of six months following the closing date of this offering, and expire five years after the closing date. The Representative Warrants shall not be redeemable. The Representative Warrants will contain provisions for one demand registration of the sale of the underlying shares of Common Stock at the Company’s expense, an additional demand registration at the warrant holders’ expense, and unlimited “piggyback” registration rights for a period of five years after the closing at the Company’s expense. The Representative Warrants and the underlying shares have been deemed compensation by FINRA and are therefore subject to FINRA Rule 5110(e)(1) lock-up restrictions for 180 days following the effective date of the registration statement. See “Underwriting — Representative Warrants.”

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FirstFire Warrant

In connection with the Securities Purchase Agreement dated January 14, 2026, the Company issued to FirstFire Global Opportunities Fund, LLC a warrant (the “FirstFire Warrant”) to purchase up to 66,000 shares of our common stock (subject to adjustment for anti-dilution events) at an exercise price of $2.50 per share (subject to adjustment). The FirstFire Warrant had a five-year term and was exercisable immediately upon issuance. On March 12, 2026, FirstFire exercised the FirstFire Warrant in full via cashless exercise, resulting in the issuance of 52,640 shares of our common stock. No FirstFire Warrant remains outstanding.

FirstFire Note

The FirstFire Note, in the original principal amount of $165,000, has been fully satisfied and cancelled. In connection with the Securities Purchase Agreement dated January 14, 2026, the Company issued the FirstFire Note to FirstFire with a purchase price of $150,000 reflecting a $15,000 original issue discount. The FirstFire Note bore interest at 10% per annum and was scheduled to mature on January 14, 2027. On or about April 29, 2026, the Company fully satisfied the FirstFire Note by (i) paying $150,000 in cash and (ii) issuing 20,000 shares of common stock at a conversion price of $2.50 per share. Upon such payment and issuance, the FirstFire Note was cancelled. These actions were not effected pursuant to any formal settlement agreement. All obligations arising under the FirstFire Note, including the mandatory use of proceeds obligation under Section 1.10 and the prohibition on Variable Rate Transactions, are extinguished. The FirstFire Repayment Shares were issued in reliance on Section 3(a)(9) of the Securities Act. The FirstFire Warrant was exercised in full via cashless exercise on March 12, 2026 prior to the satisfaction of the FirstFire Note. No FirstFire Warrant remains outstanding.

Preferred Stock

General. Our board of directors has the authority, without further action by the shareholders, to issue up to 20,000,000 shares of Preferred Stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the Common Stock. Our board of directors, without shareholder approval, will be able to issue convertible Preferred Stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of Common Stock. Preferred Stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of Preferred Stock may have the effect of decreasing the market price of our Common Stock and may adversely affect the voting and other rights of the holders of Common Stock.

Series A Preferred Stock. Pursuant to a Series A Preferred Stock Purchase Agreement dated April 17, 2026 and funded on or about May 5, 2026, the Company sold 175,000 shares of its designated Series A Convertible Preferred Stock, par value $0.0001 per share, to Vanquish Fund, LLC for aggregate proceeds of $175,000 (stated value of $1.00 per share), pursuant to a Certificate of Designations filed with the Florida Department of State. The material terms of the Series A Preferred Stock are as follows: (i) stated value of $1.00 per share; (ii) ranks senior to Common Stock with respect to dividend rights and distributions upon liquidation, dissolution, or winding up; (iii) cumulative dividends at an annual rate of 10% of the stated value, payable upon redemption, liquidation, or conversion, increasing to 22% upon the occurrence of certain events of default; (iv) upon liquidation, dissolution, winding up, or a deemed liquidation event, holders are entitled to receive, prior to any distribution to holders of Common Stock, an amount equal to the stated value plus accrued and unpaid dividends and any applicable adjustment amounts; (v) the Company may redeem the Series A Preferred Stock during specified redemption periods at amounts ranging from 110% to 123% of the stated value, and beginning twelve months after issuance, or upon certain events of default, the Company may be required to redeem the outstanding shares for cash; (vi) beginning 180 days after issuance, convertible into shares of Common Stock at a variable conversion price equal to 65% of the lowest trading price of the Common Stock during the ten trading days preceding the conversion date, subject to adjustment; (vii) subject to a 4.99% beneficial ownership conversion limitation; and (viii) no voting rights except as required by law. The Company subsequently sold an additional 200,000 shares of Series A Convertible Preferred Stock for $200,000 on June 16, 2026 and 200,000 shares for $200,000 on July 16, 2026. As of the date of this prospectus, 575,000 shares of Series A Convertible Preferred Stock were issued and outstanding.

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Series B Preferred Stock. On May 29, 2026, the Company designated 177,500 shares of its authorized Preferred Stock as Series B Convertible Preferred Stock pursuant to a Certificate of Designations filed with the Florida Department of State, and sold those 177,500 shares to Efrat Investments LLC for an aggregate purchase price of $159,750, reflecting a purchase price of $0.90 per share (a 10% original issue discount to the stated value of $1.00 per share). The material terms of the Series B Preferred Stock are as follows: (i) stated value of $1.00 per share; (ii) convertible into shares of Common Stock, subject to a 4.99% beneficial ownership conversion limitation; (iii) liquidation preference equal to the stated value per share, payable prior to Common Stock; (iv) subject to a Most Favored Nation provision in favor of the holder; and (v) no voting rights except as required by law. On July 27, 2026, the Company sold an additional 177,500 shares of Series B Convertible Preferred Stock to SilverCrest Hybrid Capital LLC for an aggregate purchase price of $159,750 ($0.90 per share). As of the date of this prospectus, 355,000 shares of Series B Convertible Preferred Stock were issued and outstanding.

Series C Preferred Stock. On June 19, 2026, the Company designated 1,500,000 shares of its authorized Preferred Stock as Series C Convertible Preferred Stock pursuant to a Certificate of Designation filed with the Florida Department of State, and sold 200,000 shares of Series C Convertible Preferred Stock to Auctus Fund, LLC for an aggregate purchase price of $200,000 (a stated value of $1.00 per share). The material terms of the Series C Preferred Stock are as follows: (i) stated value of $1.00 per share; (ii) ranks senior to the Common Stock, and junior to the Company’s existing and outstanding preferred stock (including the Series A, Series B and Series D Preferred Stock) and to all existing and future indebtedness, with respect to dividends and distributions upon liquidation; (iii) cumulative dividends at an annual rate of 10% of the stated value, payable upon redemption, liquidation, or conversion, increasing to 22% upon the occurrence of certain events of default; (iv) beginning 180 days after issuance, convertible into shares of Common Stock at a variable conversion price equal to 65% of the lowest trading price of the Common Stock during the ten trading days preceding the conversion date, subject to adjustment; (v) subject to a 4.99% beneficial ownership conversion limitation that may not be waived; (vi) the Company may redeem the Series C Preferred Stock within 180 days after issuance at redemption premiums ranging from 115% to 125% of the stated value, and, on the earlier of twelve months after issuance or an event of default, may redeem the outstanding shares for cash; and (vii) no voting rights except as required by law and customary protective provisions in favor of the holders. As of the date of this prospectus, 200,000 shares of Series C Convertible Preferred Stock are issued and outstanding, and 1,500,000 shares are designated.

Series D Preferred Stock. On January 13, 2026, the Company designated 250,000 shares of its authorized Preferred Stock as Series D Convertible Preferred Stock pursuant to a Certificate of Designations filed with the Florida Department of State. On that date, the Company issued 250,000 shares of Series D Convertible Preferred Stock to an accredited investor pursuant to a Securities Purchase Agreement, in exchange for the cancellation of a $100,000 promissory note previously held by such investor (conversion price of $0.40 per share). The transaction was made in reliance on the exemption from registration provided by Rule 506(c) of Regulation D. The material terms of the Series D Preferred Stock are as follows: (i) par value of $0.0001 per share and a stated value of $0.40 per share; (ii) ranks senior to the Common Stock, and junior to the Company’s existing and outstanding preferred stock and to all existing and future indebtedness, with respect to dividends and distributions upon liquidation; (iii) cumulative annual dividend equal to 10% of the stated value, payable upon redemption, liquidation, or conversion; (iv) upon any liquidation, dissolution, winding up, or deemed liquidation event, holders are entitled to receive, prior to any distribution to holders of Common Stock, an amount equal to the stated value plus accrued and unpaid dividends and any applicable adjustment amounts; (v) beginning 180 days after issuance, convertible into shares of Common Stock, subject to a beneficial ownership limitation; and (vi) classified as permanent equity. As of the date of this prospectus, 250,000 shares of Series D Convertible Preferred Stock are issued and outstanding.

Other Outstanding Convertible Instruments

In addition to the securities described above, the Company has issued convertible promissory notes and other instruments that are convertible into shares of our common stock and could result in material dilution to investors in this offering. In February 2026, the Company issued convertible or promissory notes to CFI Capital LLC, GS Capital Partners, LLC, and Quick Capital, LLC for aggregate gross proceeds of approximately $760,272. These notes contain conversion, anti-dilution, and default provisions, and certain of these notes include variable rate conversion features. The outstanding principal amount of, and number of shares issuable under, these convertible instruments has changed since issuance as a result of repayments, conversions, and additional financings; as of July 31, 2026, the Company had convertible notes payable outstanding in the aggregate principal amount of $522,222 and notes payable outstanding in the aggregate principal amount of $750,500. Conversion prices among the three notes are as follows: 60% of the lowest trading price as reported by OTC Markets over the previous 20 trading days; 70% of the lowest trading price over the previous 15 trading days; and 65% of the lowest trading price over the previous 10 trading days.

In addition, the Company has outstanding employee stock options (89,168 options, post-split) under the 2018 Equity Incentive Plan and the 2025 Equity Incentive Plan. The 2025 Plan has a maximum aggregate share reserve of 300,000 shares (post-split), and is not subject to any automatic annual increase. Each of these instruments could result in the issuance of additional shares of our common stock and materially dilute the interests of holders of the common stock offered in this offering.

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Board of Directors Vacancies

Our Bylaws authorize our board of directors to fill vacant directorships until such time as a new director is elected by the shareholders. Directors may be removed by affirmative vote of the holders of the majority of stock entitled to vote at any meeting of shareholders called expressly for that purpose.

Director Action; Special Meeting of Directors

Our Bylaws provide that the Directors of the Company may take action by unanimous written consent without a meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Vice Chairman (if any), the Chief Executive Officer, or any two directors.

Shareholder Action; Special Meeting of Shareholders

Our Bylaws and the FBCA provide that the Shareholders of the Company may take written action by consent of the majority of the shareholders without a meeting. Our Bylaws provide that special meetings may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, a majority of the Board, or upon written demand delivered to the Secretary, signed and dated by the holders of not less than ten percent (10%) of all the votes entitled to be cast on any issue to be considered at the proposed special meeting.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock are available for future issuance without shareholder approval and may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

Dissenters’ Rights of Appraisal and Payment

Under the FBCA with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of us. Pursuant to the FBCA, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Florida circuit court in the applicable county.

Stockholders’ Derivative Actions

Under the FBCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Our Amended and Restated Bylaws (“Bylaws”) provide that unless the Company consents in writing to the selection of an alternative forum, the state courts of Florida (or if a state court within the state of Florida does not have jurisdiction the federal courts for the Middle District of Florida) will be the sole and exclusive forum for any and all legal proceedings concerning (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former directors, officers, or other employees of the Company to the Company or the Company’s shareholders; (c) any action arising pursuant to any provision of the FBCA or the Articles of Incorporation or the Bylaws (as either may be amended from time to time); or (d) any other action asserting a claim governed by the internal affairs doctrine.

The state forum provision may not apply to any causes of action arising under the Securities Act or the Exchange Act. There is uncertainty as to whether a court would enforce our exclusive forum provisions related to Securities Act claims. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

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Additionally, Article 8.2 of our Amended and Restated Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the U.S. federal district courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action against the Company or any director, officer, other employee or agent of the Company arising under the Securities Act of 1933, as amended.

There is uncertainty as to whether a court would enforce our exclusive forum provisions related to Securities Act claims. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ClearTrust, LLC, located at 16540 Pointe Village Drive, Suite 210, Lutz, Florida 33558.

Stock Market Listing

Our common stock is currently quoted on the OTCID under the symbol “HLEO.” In connection with this offering, we have applied to list our common stock on Nasdaq under the symbol “HLEO.” If our listing application is approved, we expect to list our common stock on Nasdaq upon consummation of this offering, at which point our common stock will cease to be traded on the OTCID. There can be no assurance that our common stock will be listed on Nasdaq, and this offering is contingent on such listing being approved by Nasdaq.

Limitations on Liability and Indemnification of Officers and Directors

Florida law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Articles of Incorporation and Bylaws include provisions that eliminate, to the maximum extent allowable under Florida law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our Articles of Incorporation and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Florida law. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities. We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

The limitation of liability and indemnification provisions in our Articles of Incorporation and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our Articles of Incorporation and Bylaws.

There is currently no pending litigation or proceeding involving any of the directors, officers or employees for which indemnification is sought.

In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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UNDERWRITING

We will enter into an underwriting agreement with R.F. Lafferty & Co., Inc., as the representative of the underwriters (the “Representative”), with respect to the shares sold in this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and each of the underwriters has agreed to purchase the shares listed next to its name in the table at the public offering price per unit less the underwriting discounts set forth on the cover page of this prospectus.

Underwriter	Number of Shares
R.F. Lafferty & Co., Inc.

Total

The underwriters have committed to purchase all of the shares offered by us other than those shares covered by the over-allotment option described below, if they purchase any. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to the approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters an option to purchase from us up to an additional 300,000 shares of our common stock, representing 15% of the shares sold in this offering, at the assumed public offering price of $4.50 per share, solely to cover over-allotments, if any. The shares of our common stock to be purchased pursuant to the over-allotment option will be acquired at the initial public offering price, less the underwriting discounts. The underwriters may exercise this option, in whole or in part, any time during the 45-day period after the closing date of the offering, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

Underwriting Discount, Commissions and Expenses

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $376,636. Under the underwriting agreement, we will pay the Representative fees and commissions equal to 7.0% of the gross proceeds raised in the offering. The following table shows the per share price and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[●]. After this offering, the public offering price, concession and reallowance to dealers may be changed by the underwriters. No such change will change the amount of proceeds we receive as set forth on the cover page of this prospectus. The shares are offered by the underwriters as stated herein, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

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The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option.

	Per Share	Without Over- Allotment Option	With Over-Allotment Option
Initial public offering price (assumed)	$	$	$
Underwriting discounts and commissions (1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	The underwriters will receive an underwriting discount equal to 7.0 % on all stocks sold by the underwriters in this offering.

We have agreed to reimburse the Representative of the underwriters out of the proceeds of the offering for accountable legal expenses incurred by the Representative in connection with the offering, including: (a) all filing fees and expenses relating to the registration of the shares offered hereby with the Securities and Exchange Commission and the filing of the offering materials with FINRA; (b) all fees and expenses relating to the listing of the shares on Nasdaq and such other stock exchanges as we and the Representative together determine; (c) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (d) all fees, expenses and disbursements relating to the registration or qualification of the shares under “blue sky” or securities laws of such states of the U.S. and other jurisdictions designated by the Representative, including the reasonable fees and expenses of the Representative’s blue sky counsel; (e) all fees and expenses associated with the “road show”; (f) the costs of all mailing and printing of documents relating to the offering; (g) the costs and expenses of a public relations firm; (h) the costs of preparing, printing and delivering certificates representing the shares; (i) fees and expenses of the transfer agent for the shares; (j) transfer and/or stamp taxes, if any, payable upon our transfer of the shares to the underwriters; (k) the fees and expenses of our accountants; (l) the fees and expenses of the Representative’s and our legal counsel and other agents and representatives; (m) the $5,000 cost associated with the Representative’s clearing system data services and communications expenses; and (n) the $10,000 cost associated with the Representative’s Capital IQ system for comparable company analysis and valuation. For the sake of clarity, it is understood and agreed that the Company shall be responsible for the Representative’s legal fees and expenses irrespective of whether the offering is consummated or not and that the maximum amount of legal fees, costs and expenses incurred by the Representative that the Company shall be responsible for shall not exceed $180,000 in the event of a closing of the offering, and shall not exceed $75,000 in the event that there is not a closing of the offering. We have also agreed to pay to the underwriters a non-accountable expense allowance equal to 1% of the gross proceeds of the offering payable at the closing of the offering.

We paid the expense advance of $25,000 to the Representative, and have agreed to pay $30,000 due upon the initial filing of the registration statement and $10,000 upon receipt of the first round of SEC comments. The advance shall be applied towards reasonable out-of-pocket expenses including legal fees. However, in the event the offering is terminated, the Representative shall return any portion of the advance not used to pay its accountable out-of-pocket expenses actually incurred

No Sales of Similar Securities

We have agreed with the underwriters that not to, without the prior written consent of the Representative, for a period of 12 months after the consummation of this offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any classes of our stocks or any securities convertible into or exercisable or exchangeable for classes of our stocks, (ii) file or caused to be filed any registration statement with the SEC, relating to the offering of any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks, (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any classes of our stocks, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of any classes of our stocks or such other securities, in cash or otherwise.

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Lock-Up Agreements

We, each of our officers, directors and executive and 5% or greater affiliated shareholders have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of six (6) months after this offering is completed without the prior written consent of the Representative.

The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period.

Representative’s Warrants

We have agreed to issue to the Representative or its designees at the closing of this offering warrants to purchase the number of shares of common stock equal to 5.0% of the aggregate number of shares sold in this offering. The warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-a-half-year period commencing six months after the commencement of sales in this offering. The warrants will be exercisable at a per share price equal to 110.0% of the public offering price per share in the offering. The Representative’s Warrants provide for registration rights (including a one-time demand registration right at the expense of the Company, an additional demand registration right at the expense of the warrant holders, and unlimited piggyback registration rights at the expense of the Company, each expiring five years from the closing of the offering) and customary anti-dilution provisions, as permitted by FINRA Rule 5110(g)(8).

The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1) of FINRA. The Representative (or permitted assignees under FINRA Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of this prospectus. The warrants and the common stocks underlying the warrants are being registered as a part of the registration statement of which this prospectus forms a part and will be freely tradable upon the declaration of the effectiveness of such registration statement by the SEC.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or recapitalization, reorganization, merger or consolidation.

Determination of Offering Price

In determining the initial public offering price, we and the Representative have considered a number of factors, including:

•	the information set forth in this prospectus and otherwise available to the Representative;

•	our prospects and the history and prospects for the industry in which we compete;

•	an assessment of our management;

•	our prospects for future revenue and earnings;

•	the general condition of the securities markets at the time of this offering;

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•	the recent prices of, and demand for, shares sold by us prior to this offering;

•	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

•	other factors deemed relevant by the Representative and us.

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Representative can assure investors that an active trading market will develop for our common stock, or that the shares will trade in the public market at or above the initial public offering price.

Tail Financing

If during the period that is twelve (12) months following the closing of this initial public offering, we consummate a financing with investors whom the Representative introduced to us during the period in which we engaged the Representative, we will pay the Representative a fee equal 7.0% of the proceeds of such financing and warrants to purchase a number of shares of our common stock equal to 5.0% of the aggregate number of shares of our common stock sold in such financing at an exercise price equal to 110% of the price of the shares of our common stock sold in such financing, provided that such financing is by an investor actually introduced to us in an offering in which we had direct knowledge of such investor’s participation.

Right of First Refusal

We have granted the Representative the right to act as sole managing underwriter and dealer manager, book runner or sole placement agent for any and all of our future public and private equity, equity-linked, and debt (excluding commercial bank debt) offerings during the twelve (12) month period following the completion of this initial public offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, each underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, such underwriter may over-allot in connection with this offering by selling more securities than are set forth on the cover page of this prospectus. This creates a short position in our securities for such underwriter’s own accounts. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by such underwriter is not greater than the number of securities that it may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. To close out a short position, such underwriter may elect to exercise all or part of the over-allotment option. Such underwriters may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, securities in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, each underwriter may bid for, and purchase, shares of our securities in market-making transactions, including “passive” market-making transactions as described below.

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These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market-making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not affect transactions or display bids for our securities in excess of the highest independent bid price by persons who are not passive market makers;

•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market-making bids must be identified as such.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic or printed format, the information on the underwriters’ websites and any information contained on any other websites maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Certain Relationships

The Representative and its respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Representative has received, or may in the future receive, customary fees and commissions for these transactions.

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SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, or a Relevant Member State, an offer to the public of any of the securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of the securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of the securities to be offered so as to enable an investor to decide to purchase the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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United Kingdom. Each of the underwriters have represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX listing rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities, or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of the securities.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (referred to as Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

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Israel. In the State of Israel, this prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728 - 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 - 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors, or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 - 1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. Our company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 - 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 - 1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968, (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968 regarding Qualified Investors is applicable to it, (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 - 1968 and the regulations promulgated thereunder in connection with the offer to be issued securities, (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 - 1968: (a) for its own account, (b) for investment purposes only, and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 - 1968, and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

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SHARES ELIGIBLE FOR FUTURE SALES

Our common stock is currently quoted on the OTCID under the symbol “HLEO.” In connection with this offering, we have applied to list our common stock on Nasdaq under the symbol “HLEO.” If our listing application is approved, we expect to list our common stock on Nasdaq upon consummation of this offering, at which point our common stock will cease to be traded on the OTCID. There can be no assurance that our common stock will be listed on Nasdaq, and this offering is contingent on such listing being approved by Nasdaq.

Sale of Restricted Shares

All of the shares of Common Stock sold in this offering, including any shares sold upon exercise of the underwriters’ option to purchase additional shares of Common Stock, will be freely tradable in the public market without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 under the Securities Act, or unless a contractual lockup agreement is entered into. All remaining shares of Common Stock held by existing shareholders immediately prior to the consummation of this offering will be “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701.

Lock-Up Agreements

Our executive officers, directors, and holders of 5% or more of our outstanding Common Stock (and all holders of securities exercisable for or convertible into shares of Common Stock) have agreed to lock-up restrictions for a period of six months following the closing of this offering, subject to customary exceptions and the prior written consent of the Representative. Upon expiration of the applicable lock-up period, a significant number of additional shares may become available for sale in the public market, which could adversely affect the market price of our Common Stock. For a description of the material terms of the lock-up agreements, including permitted exceptions, see “Underwriting - Lock-Up Agreements” beginning on page 79.

Rule 144

In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act, for at least 90 days, a person (or persons whose shares are required to be aggregated) who is not deemed to have been one of our “affiliates” for purposes of Rule 144 at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, including the holding period of any prior owner other than one of our “affiliates,” is entitled to sell those shares in the public market (subject to the lock-up agreement referred to below, if applicable) without complying with the manner of sale, volume limitations, or notice provisions of Rule 144, but subject to compliance with the public information requirements of Rule 144. Rule 144(a)(1) defines an “affiliate” of an issuing company as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Directors, officers, and holders of ten percent or more of our voting securities (including securities which are issuable within the next 60 days) are deemed to be affiliates of the issuing company. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than “affiliates,” then such person is entitled to sell such shares in the public market without complying with any of the requirements of Rule 144 (subject to the lock-up agreement referred to above, if applicable). In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act for at least 90 days, our “affiliates,” as defined in Rule 144, who have beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than one of our “affiliates,” are entitled to sell in the public market, upon expiration of any applicable lock-up agreements and within any three-month period, a number of those shares of our Common Stock that does not exceed the greater of:

•	1% of the number of shares of Common Stock then outstanding, which will equal approximately shares of Common Stock immediately after this offering, assuming the sale of all of the Offered Shares; or

•	the average weekly trading volume of our Common Stock on the during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

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Such sales under Rule 144 by our “affiliates” or persons selling shares on behalf of our “affiliates” are also subject to certain manner of sale provisions, notice requirements, and to the availability of current public information about us.

The foregoing is a brief summary of the general requirements of Rule 144. You should consult with your own legal and financial advisors regarding the availability of Rule 144 or any other exemptions from the registration requirements of the Securities Act for the resale of any shares of our common stock that you acquired prior to this offering.

Registration Statement on Form S-8

On August 5, 2026, we filed a registration statement on Form S-8 under the Securities Act to register an aggregate of 300,000 shares of our common stock issuable under the Helio Corporation 2025 Equity Incentive Plan, consisting of 77,572 shares subject to outstanding awards and 222,428 shares reserved for future issuance. Shares registered on the Form S-8 generally will be available for sale in the public market upon issuance, subject to any applicable vesting requirements, the lock-up agreements described above, and, in the case of shares held by our affiliates, the volume, manner-of-sale, current public information, and other limitations of Rule 144. The Form S-8 did not include a reoffer prospectus, and shares held by our affiliates may be resold only pursuant to an effective registration statement or an available exemption, including Rule 144.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership, and disposition of shares of our common stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our common stock who are initial purchasers of such common stock pursuant to this offering and hold the common stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our common stock and any consideration received by a holder in consideration for the sale or other disposition of our common stock will be in U.S. dollars.

This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income, and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more (by vote or value) of our shares;

•	persons that acquired our common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to our common stock;

•	persons holding our common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

•	tax-exempt entities;

•	controlled foreign corporations; and

•	passive foreign investment companies.

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If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner, member, or other beneficial owner in such partnership will generally depend upon the status of the partner, member, or other beneficial owner, the activities of the partnership, and certain determinations made at the partner, member, or other beneficial owner level. If you are a partner, member, or other beneficial owner of a partnership holding our common stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership, and disposition of our common stock.

This discussion is based on the Code and administrative pronouncements, judicial decisions, and final, temporary, and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL and NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

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Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our securities.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Business Legal Advisors, LLC, Draper, Utah. Certain legal matters relating to this offering will be passed upon for the underwriters by Lucosky Brookman LLP.

EXPERTS

The consolidated financial statements of Helio Corporation as of October 31, 2025 and 2024 and for the years then ended have been included in this prospectus in reliance on the report of Astra Audit & Advisory, LLC, a registered PCAOB firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting. Astra Audit & Advisory, LLC was dismissed as the Company’s independent registered public accounting firm effective February 21, 2026. The Company has engaged Hacker, Johnson & Smith PA (“HJS”) as its independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending October 31, 2026.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On February 21, 2026, the Company dismissed Astra Audit & Advisory, LLC (“Astra”) as the Company’s independent registered public accounting firm, effective immediately. The decision to dismiss Astra was approved by the Company’s Board of Directors. Astra’s reports on the Company’s consolidated financial statements for each of the two fiscal years ended October 31, 2025 and October 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that each such report contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern. During the fiscal years ended October 31, 2025 and October 31, 2024, and through February 21, 2026, there were no disagreements with Astra on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Astra’s satisfaction, would have caused Astra to make reference to the subject matter of the disagreement in connection with its reports. During the fiscal years ended October 31, 2025 and October 31, 2024, and through February 21, 2026, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On February 21, 2026, the Board of Directors engaged Hacker, Johnson & Smith PA (“HJS”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending October 31, 2026. During the fiscal years ended October 31, 2025 and October 31, 2024, and the subsequent interim period through February 21, 2026, neither the Company nor anyone acting on its behalf consulted with HJS regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement.

Upon the completion of the primary offering, we will continue to be subject to the informational requirements of the Exchange Act and will be required to file periodic and current reports, proxy statements, and other information with the SEC. You may inspect these reports and other information without charge at the SEC’s website (http://www.sec.gov). We intend to furnish our stockholders with annual reports containing financial statements audited by an independent public accounting firm.

Following the completion of the primary offering, we will make the information filed with or furnished to the SEC available free of charge through our website (https://helio.space/) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus.

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INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements for the Years Ended October 31, 2025 and 2024

Unaudited Financial Statements for the Three and Nine Months Ended July 31, 2026 and 2025

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Helio Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Helio Corporation (the “Company”) as of October 31, 2025 and 2024, and the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for each of the years in the two-year period ended October 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2025 and 2024 and the results of its operations and its cash flows for the years in the two-year period ended October 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred net losses and negative cash flow from operations. These factors, and the need for additional financing in order for the Company to meet its business plans raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Astra Audit & Advisory, LLC

We have served as the Company’s auditor since 2024.

Tampa, Florida

February 17th, 2026

F-2

HELIO CORPORATION

CONSOLIDATED BALANCE SHEETS

	October 31,	October 31,
	2025	2024
	(audited)	(audited)
Assets
Current Assets:
Cash	$7,305	$551,552
Accounts receivable, net	489,426	1,390,202
Work in progress	–	343,218
Prepaid expenses and other current assets	102,143	–
Total Current Assets	598,874	2,284,972

Property and equipment, net	64,726	87,389
Security deposits	76,655	76,655
Right-of-use assets, net	566,361	959,377
Total Non-current Assets	707,742	1,123,421
TOTAL ASSETS	$1,306,616	$3,408,393

Liabilities and Shareholders’ Deficit

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$273,936	$140,439
Accrued compensation	930,555	805,405
Notes Payable - Related Parties	841,613	420,000
Notes payable	1,737,034	200,000
Convertible notes payable, net of $77,202 in unamortized debt discount	197,798	–
Derivative liability	39,543	–
Operating lease obligations, current	477,956	503,124
Total Current Liabilities	4,498,435	2,068,968

Notes payable - Related Parties, less current portion	495,000	182,877
Notes payable, less current portion	150,000	1,150,000
Operating lease obligations	223,319	608,723
Total Non-current Liabilities	868,319	1,941,600
Total Liabilities	5,366,754	4,010,568

Commitments and contingencies (Note 10)

Shareholders’ Deficit
Common stock, no par value, 100,000,000 shares authorized; 2,274,393 and 2,252,727 shares issued and outstanding as of October 31, 2025 and 2024, respectively (retroactively adjusted to reflect the 1-for-5 Reverse Stock Split)	912,369	339,861
Accumulated deficit	(4,972,507)	(942,036)
Total Shareholders’ Deficit	(4,060,138)	(602,175)
Total Liabilities and Shareholders’ Deficit	$1,306,616	$3,408,393

F-3

HELIO CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	October 31,	October 31,
	2025	2024
Revenue:
Service fees	$2,461,831	$4,766,079
Engineering fees	345,840	1,593,475
Materials	1,068,122	531,669
Total Revenue	3,875,793	6,891,223
Costs of revenue	2,952,619	4,153,190
Gross profit	923,174	2,738,033

Operating expenses
General and administrative expenses	2,933,534	2,799,805
Personnel expenses	436,947	473,527
Facilities expense	692,262	736,062
Professional fees	462,592	359,077
Depreciation expense	22,663	22,663
Right of use amortization	73,930	92,054
Total Operating Expenses	4,621,928	4,483,188

Operating loss	(3,698,754)	(1,745,155)

Other expense:
Interest expense, net	(327,873)	(89,178)
Amortization of debt discount	(8,188)	–
Change in fair value of derivative liability	4,344	–
Loss on debt extinguishment	–	(28,350)
Total other expense, net	(331,717)	(117,528)
Net loss before income taxes	(4,030,471)	(1,862,683)

Provision for income taxes	–	–
Net loss	$(4,030,471)	$(1,862,683)

Basic and diluted net loss per share	$(1.78)	$(0.83)

Weighted average shares outstanding – basic and diluted	2,258,302	2,252,727

F-4

HELIO CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT)

FOR THE YEARS ENDED OCTOBER 31, 2025 AND 2024

	No par-value
	Common Stock		Accumulated
	Shares	Amount	Deficit	Totals
Balances as of October 31, 2023 (as previously reported)	3,200,000	$33,256	$920,647	$953,903
Conversion of shares due to recapitalization*	(947,273)	81,818	–	81,818
Balances at October 31, 2023, effect of recapitalization	2,252,727	115,074	920,647	1,035,721
Stock-based compensation	–	196,437	–	196,437
Loss on debt extinguishment	–	28,350	–	28,350
Net loss	–	–	(1,862,683)	(1,862,683)
Balances at October 31, 2024	2,252,727	339,861	(942,036)	(602,175)
Stock-based compensation	–	431,005	–	431,005
Common stock issued for services	16,667	125,000	–	125,000
Common stock issued with notes payable	5,000	16,503	–	16,503
Net loss	–	–	(4,030,471)	(4,030,471)
Balances at October 31, 2025	2,274,393	$912,369	$(4,972,507)	$(4,060,138)

F-5

HELIO CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended October 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,030,471)	$(1,862,683)
Adjustments to reconcile net loss to net cash (used in) operating activities
Depreciation	22,663	22,663
Stock-based compensation	431,005	196,437
Common stock issued for services	125,000	–
Loss on debt extinguishment	–	28,350
Amortization of debt discount	8,188	–
Right of use asset amortization	393,016	370,266
Change in fair value of derivative liability	(4,344)	–
Changes in assets and liabilities
Accounts receivable	900,776	357,977
Prepaid expenses and other current assets	(102,143)	28,482
Work in progress	343,218	(343,218)
Accounts payable and accrued expenses	133,497	(223,330)
Accrued compensation	125,150	205,224
Operating lease obligations	(410,572)	(340,543)
Net cash used in operating activities	(2,065,017)	(1,560,375)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	887,304	1,400,000
Proceeds from notes payable - related parties	857,468	170,000
Proceeds from convertible notes payable	200,000	–
Repayment of notes payable	(289,502)	–
Repayment of notes payable - related parties	(134,500)	(44,226)
Recapitalization	–	81,818
Net cash provided by financing activities	1,520,770	1,607,592

NET (DECREASE) INCREASE IN CASH	(544,247)	47,217

CASH - BEGINNING OF PERIOD	551,552	504,335

CASH - END OF PERIOD	$7,305	$551,552

CASH PAID DURING THE PERIOD FOR:
Interest	$221,880	$28,157
Income taxes	$–	$3,985

F-6

HELIO CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

October 31, 2025

NOTE 1: BUSINESS

Helio Corporation (the “Company” or “Helio”) is an aerospace technology, engineering, and research and development (R&D) holding company serving commercial, government, and non-profit organizations. Heliospace Corporation (“Heliospace”), the Company’s wholly-owned subsidiary, is an aerospace company specializing in the design, engineering, assembly and test of space flight qualified hardware, providing systems engineering, modeling, analysis, integration and test services for space missions.  Heliospace was incorporated on March 6, 2018 in Delaware. The Company’s products include aerospace related hardware, systems, and services for customers such as NASA, universities, and private space companies. The customer base ranges from NASA and foreign space agencies to private companies, foundations, universities, and non-profits.

Reverse Stock Split

On May 9, 2026, the Board of Directors approved, and on May 11, 2026 holders of approximately 64.70% of the outstanding shares of Common Stock approved, a reverse stock split of the Company’s Common Stock at a ratio within a range of 1-for-1.25 to 1-for-5. On July 7, 2026, the Board of Directors determined to effect the Reverse Stock Split at a ratio of 1-for-5. The Reverse Stock Split became effective on July 20, 2026, the effective date specified in the Articles of Amendment to the Company’s Articles of Incorporation filed with the Florida Department of State. All share and per-share amounts of Common Stock in these consolidated financial statements, including shares issuable upon exercise or conversion of outstanding options and convertible instruments and the related exercise and conversion prices, have been retroactively adjusted to give effect to the 1-for-5 Reverse Stock Split for all periods presented. Shares of the Company’s preferred stock were not affected by the Reverse Stock Split.

Heliospace designs, fabricates, assembles and tests space qualified hardware, including radar antennas for the NASA Europa Clipper mission, antennas for the SunRISE CubeSat constellation, and deployable systems and sensors for numerous lunar landers and the Mars Sample Return program. Heliospace also provides systems engineering, integration and test, and mission formulation services, including support for the design, testing, and launch of the James Webb Space Telescope, formulation and design of the Roman Space Telescope, Habworlds Observatory, Mars Sample Return, and the Atmospheric Observing System.

Change-in-control Transaction

On October 3, 2022, Helio was incorporated in Florida, under the name Stirling Bridge Group, Inc. In May of 2023, the Company changed its name to Web3 Corporation. In January 2024, the Company acquired 100% of Heliospace’s common stock shares in exchange for 1,959,147 newly issued Common Stock Shares of the Company (the “Share Exchange”), and changed its name from Web3 Corporation to the Helio Corporation. The Company’s principal executive offices are located at 2448 Sixth Street, Berkeley, CA 94710. The transaction was accounted for as a recapitalization of Heliospace as Heliospace was deemed the accounting acquirer. The historical financial statements are that of Heliospace; therefore the pre-transaction financial statements are that of Heliospace. The transaction was effective on January 4, 2024 and combines the financial statements from the transaction date forward.

Liquidity

The Company has historically funded its working capital, research and development and capital expenditure requirements and other commitments (including debt service and repayment) from its operating cash flows, debt financing, and issuances of equity. The Company has historically experienced negative cash flows from operations and recurring net losses.

In May and June 2025, the Company entered into an additional note payable agreement and a Receivables Sale Agreement to obtain additional funding (see Note 5). Additional financing or capital investment will be necessary to sustain operations for one year from the issuance of these consolidated financial statements.

The Company is currently engaged in negotiations with prospective lenders regarding potential bridge financing arrangements, and potential investors for the purchase of convertible notes or equity investments. These discussions are ongoing, and there can be no assurance that the Company will enter into definitive agreements or that any such financing will be completed on favorable terms or at all.

F-7

If completed, the Company expects to use the net proceeds from investments and bridge financing to repay certain outstanding promissory notes and to support key operational initiatives. These include investments in research and development, expansion of sales, marketing, and business development activities, facility and infrastructure enhancements, manufacturing improvements, and other general corporate purposes, including working capital and upgrades to the Company’s financial and contract management systems.

The Company will need to raise substantial additional capital to accomplish its business plan for the foreseeable future. There can be no assurance as to the availability, if any, or terms upon which such financing and capital might be available in the future. As of October 31, 2025, the Company had cash and cash equivalents of $7,305, a decrease of $544,247 from $551,552 as of October 31, 2024.

The Company has outstanding unsecured notes to certain related parties with an aggregate outstanding principal balance of $1,336,613 as of October 31, 2025, the proceeds of which were used to meet working capital and cash flow management needs. The notes bear interest at between 6.5% and 11.25% per annum. $841,613 of these notes mature in the 2026 fiscal year, and the remaining $495,000 mature in the 2027 or 2028 fiscal years. Note that the terms of these related party transactions are not necessarily indicative of what third parties would agree to.

As of October 31, 2025, the Company has outstanding debt from unrelated parties pursuant to notes payable in the aggregate principal amount of $2,162,033. These notes bear interest at 9.75% and 50.00% and mature within the next two fiscal years. Certain of these notes were initially convertible but were amended to eliminate the conversion features in consideration of the issuance by the Company and/or the transfer by certain shareholders of shares of the Company’s common stock (See Note 5). Interest on these notes either accrues or is paid quarterly or at maturity along with principal, as specifically described in the note. Upon the occurrence and during the continuance of any default by the Company under any of the above notes, which default is not cured within fifteen (15) days following written notice of such default from the payee, the payee may declare the entire unpaid principal and unpaid interest immediately due and payable. Certain of these notes are secured by the Company’s accounts receivable, and by shares of common stock pledged by one of the Company’s shareholders. In addition, certain of these notes become due, and the payees under certain of these notes have the right to accelerate their notes, upon the completion of an offering.

Because of historical and expected operating losses and net operating cash flow deficits, there is substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the consolidated financial statements. The consolidated financial statements have been prepared under the going concern basis of accounting. These consolidated financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying consolidated financial statements, which include the accounts of and its wholly owned subsidiary, HelioSpace, have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements present the financial position, results of operations, and cash flows of the Company for the years ended October 31, 2025 and 2024. The consolidated financial statements have been prepared on the accrual basis of accounting and are presented in U.S. dollars. The Company’s fiscal year ends on October 31.

Reclassification

In the preparation of the consolidated financial statements, the Company identified a $50,000 amount previously classified as Notes payable was more appropriately classified as Notes payable – related parties within the consolidated balance sheet as of October 31, 2024. Upon evaluation, the Company determined that the impact of this reclassification was immaterial to the consolidated financial statements taken as a whole. The reclassification is reflected within the October 31, 2024 balances presented in the accompanying consolidated balance sheets, and was made to enhance comparability and transparency of the financial statements.

F-8

Cash and Cash Equivalents

For the purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three (3) months or less to be cash equivalents. The Company has no cash equivalents as of October 31, 2025 and 2024.

Cash accounts are insured at the Federal Deposit Insurance Corporation limits of $250,000 per bank. At times throughout the year, such bank balances may have exceeded the federally insured limit. As of October 31, 2025, there were no bank balances in excess of the federally insured limit.

Work In Progress

Work In Progress (WIP) tracks the costs incurred of a specific job that has not reached a certain milestone achievement. This is the computed value of work performed to advance milestone(s) that have not yet been billed and is used to track total job cost (billed and unbilled). Revenue of WIP is only recognized for specific milestones that are distinct contractual performance obligations that provide identifiable benefits to the customer independently of other project phases.

Accounts Receivable, net

Accounts receivables are recorded at the amount the Company expects to collect on the balance outstanding at period-end. Management closely monitors outstanding balances during the year and allocates an allowance account if appropriate. The Company estimates and records a provision for its expected credit losses related to its financial instruments, including its trade receivables and contract assets. The Company considers historical collection rates, the current financial status of its customers, macroeconomic factors, and other industry-specific factors when evaluating for current expected credit losses. Forward-looking information is also considered in the evaluation of current expected credit losses. However, because of the short time to the expected receipt of accounts receivable, the Company believes that the carrying value, net of expected losses, approximates fair value and therefore, relies more on historical and current analysis of such financial instruments. Based on this analysis, the Company has determined that no allowance for credit losses is necessary for the current or prior reporting periods.

As of October 31, 2025 and 2024, there was no amount recorded relating to the allowance for credit losses. The Company writes off bad debts as they occur during the year, if applicable. Accounts receivable as of October 31, 2025 and 2024 was $489,426 and $1,390,202, respectively.

Property and Equipment, net

Property and equipment is stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in the consolidated statements of operations during the period in which the disposal occurred. The Company computes depreciation utilizing estimated useful lives, as stated below:

Property and Equipment, net Categories	Estimated Useful Life
Furniture and equipment	10 Years

Management regularly reviews property and equipment for possible impairment. This review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Based on management’s assessment, there were no indicators of impairment of the Company’s property and equipment as of October 31, 2025 or 2024, respectively.

F-9

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Fair Value Measurements

Accounting Standards Codification (“ASC”) 820 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosure about fair value measurements.

The following provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which fair value is observable:

Level 1 —	fair value measurements are those derived from quoted prices (unadjusted in active markets for identical assets or liabilities);
Level 2 —	fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and
Level 3 —	fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management for the respective periods. The respective carrying value of certain financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash, short-term notes payable, accounts payable and accrued expenses. The carrying value of long-term debt approximates fair value, as the variable interest rates approximate current market rates.

The following table represents the Company’s assets and liabilities by level measured at fair value on a recurring basis at October 31, 2025 and 2024.

	October 31, 2025			October 31, 2023
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Liabilities
Derivative liability	$–	$–	$39,543	$–	$–	$–

Revenue Recognition

The Company records revenue based on a five-step model in accordance with the Financial Accounting Standards Board (“FASB”) ASC 606, Revenue from Contracts with Customers, which requires the following:

1.	Identify the contract with a customer.
2.	Identify the performance obligations in the contract.
3.	Determine the transaction price of the contract.
4.	Allocate the transaction price to the performance obligations in the contract.
5.	Recognize revenue when the performance obligations are met or delivered.

The Company’s operating revenues are primarily generated from service fees, engineering fees, and materials fees. The Company uses two different types of contracts which are deliverable based or time based. The Company recognizes revenue related to services when performance obligations are fulfilled.

F-10

Design service contracts deliver system engineering inputs including designs, analyses, test and verification plans, and mission formulation architectures on a continual basis over the course of a contract. Customer work is based on distinct identifiable contracts with clear performance obligations, objectives, and pricing. Service revenue contract types are either Time & Materials (T&M) or Purchase Order (PO) contracts. Time & Materials contracts meet performance obligations continuously and are billed with revenue recognized at each invoice. PO contracts are billed at fulfillment of a performance obligation based on the customer agreements, and thus revenue is recognized when earned.

Engineering services deliver both space qualified hardware and accompanying analyses, and are conducted under Cost-type, Fixed price, PO, and T&M contracts. Cost-type and T&M Engineering contracts are billed monthly as work is completed and revenue is recognized. Revenue for fixed price contracts including purchase orders that specify priced milestones for delivery of hardware, reports, or analyses is recognized upon completion of a specific milestone. Revenue on fixed price contracts that are still in progress at month end are otherwise recognized on the percentage-of-completion method, measured by the percentage of total costs incurred to date to the estimated total costs for each contract.

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740 Accounting for Income Taxes, which requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred income taxes are also recognized for carry-forward losses which can be utilized to offset future taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the net deferred tax assets will not be realized. The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and cause a change in management’s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income. Income tax expense is comprised of the sum of current income tax plus the change in deferred tax assets and liabilities.

Earnings (loss) Per Share

Basic net (loss) income per common share is computed by dividing net (loss) income by the weighted average number of vested common shares outstanding during the period. Diluted net (loss) income per common share is computed by dividing net (loss) income by the weighted average number of outstanding common shares, plus the net impact of common shares (computed using the treasury stock method), if dilutive, resulting from the exercise of dilutive securities. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. As of October 31, 2025 and 2024, the Company excluded the common stock equivalents summarized below, which entitle the holders thereof to ultimately acquire shares of common stock, from its calculation of earnings per share, as their effect would have been anti-dilutive.

	October 31,
	2025	2024
Stock options	350,194	284,461
Convertible notes payable	78,743	–
Total common stock equivalents	428,937	284,461

F-11

Leases

The Company accounts for leases based on ASC Topic 842, Leases. Based on this standard, the Company determines if an agreement is a lease at inception. Operating leases are included in right-of-use asset, current operating lease obligations, and operating lease obligations, in the Company’s consolidated balance sheets. Finance leases are included in property and equipment, net, current portion of long-term debt, net and long-term debt, less current portion, and debt issuance costs in the Company’s consolidated balance sheets.

As permitted under Accounting Standards Updated (“ASU”) 2016-02 Leases (Topic 842) the Company has made an accounting policy election not to apply the recognition provisions of ASU 2016-02 to short term leases (leases with a lease term 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short term leases on a straight-line basis over the lease term.

Research and Development

Research and development costs are expensed as incurred. These costs include, but are not limited to, employee related expenses, including salaries, benefits and stock-based compensation of research and development personnel, supplies; facilities, depreciation and other expenses, which include direct and allocated expenses for rent, utilities and insurance. During the years ended October 31, 2025 and 2024, the company recorded $215,088 and $325,381 in research and development costs, respectively, which is categorized in the general and administrative expense section of the consolidated statements of operations.

Stock based-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718, Stock Compensation. The computation of the expense associated with stock-based compensation requires the use of a valuation model. The Company currently obtains valuation reports according to FASB ASC Topic 718 — Stock Compensation (“ASC 718”). Equity-based compensation consists solely of stock option awards, including Incentivized Stock Options (ISOs) and Non-Qualified Stock Options (NSOs), whose exercise prices are determined by the 409A valuation reports. Compensation expense is recognized ratably over the vesting period as the employee provides services. See Note 8 – Stock Options for additional information.

Benefit Plan

From November 1, 2024 through July 31, 2025 the Company offered a 401(k) plan, in which employees were eligible to participate in the plan on the first day of the month following the date of hire. Under the plan employees may defer up to $23,500 for 2025 and $23,000 for 2024. The Company was required to contribute on behalf of each eligible participating employee, matching 100% of the participants deferral not to exceed 4% of employee compensation. Employees will share in the matching contribution regardless of the amount of service completed during the plan year. Employees will become 100% vested in the employer matching contributions after six years of service. Subsequent to July 31st 2025 the company separated from its payroll and benefits provider, temporarily taking these functions in-house. In the year ended October 31, 2025, the benefit contribution was $246,737. In the year ended October 31, 2024, the benefit contribution was $271,402. Benefit contributions are included within general and administrative expenses in the consolidated statements of operations.

Subsequent Events

The Company evaluates events and transactions that occur after the consolidated balance sheet date through the date the consolidated financial statements are issued or available for issuance, to determine whether they should be recognized or disclosed in the consolidated financial statements.

F-12

Recently Issued Accounting Pronouncements

The Company does not believe that there are any new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3: PROPERTY AND EQUIPMENT

The major classifications of property and equipment are summarized as follows:

	October 31, 2025	October 31, 2024
Property and equipment	$465,091	$465,091
Less accumulated depreciation	(400,365)	(377,702)
Property and equipment, net	$64,726	$87,389

Depreciation expense for each of the years ended October 31, 2025 and 2024 was $22,663.

NOTE 4: NOTES PAYABLE – RELATED PARTIES

Between April 2022 and September 2025, certain related parties, including the Company’s Chief Executive Officer and Director and its Chief Engineer and Director, made various loans to the Company. The balance at October 31, 2025 and October 31, 2024 was $1,336,613 and $602,877, respectively. The loans’ terms are between 5 and 36 months and are classified as current and non-current liabilities on the consolidated balance sheets with 6.50% to 11.25% interest per annum. All unpaid principal, accrued interest, and other amounts owing under the above notes are paid at maturity. These notes are collateralized with the Company receivables and other assets.

Included within the notes payable – related parties balance is a convertible note agreement entered on March 18, 2024 for $50,000. The convertible note was scheduled to mature on March 18, 2026 and carries an interest rate of 9.75% per annum. The principal and prior accrued interest of the note was convertible into shares of the Company’s common stock at $10.00 per share (post-split). On October 31, 2024, the Company amended the agreement with the holder of the note to change its maturity to the earlier of the date that the Company lists its securities on a national stock exchange or March 31, 2025 and eliminated the conversion feature of the note. Interest on the note accrues and is paid at maturity along with principal, as specifically described in the note. Interest on the note accrues and is paid at maturity along with principal, as specifically described in the note. The loan incurred interest expense of $4,895 and $203 for the years ended October 31, 2025 and 2024, respectively. Accrued interest as of October 31, 2025 and 2024 is $5,098 and $203, respectively, which was accrued on the consolidated balance sheets within the Accounts payable and accrued expenses line item. On April 25, 2025, the Company executed an extension of the maturity date until the earlier of the date the Company is able to achieve a listing on a national stock exchange or June 30, 2025. The note has recently been extended to December 31, 2025. However, the note is considered in default as of the date of this report. The terms of the amended note were not substantially different than the original and therefore did not result in an extinguishment of the original note.

On April 16, 2025, the Company issued an unsecured promissory note in the principal amount of $150,000 to Indicia Capital, LLC. The note bears interest at a rate of 9.75% per annum and matures on the earlier of (i) 180 days from the date of issuance or (ii) the date the Company receives at least $1,000,000 in new financing. In connection with the issuance of the note, the Chief Executive Officer and Director transferred 3,000 shares of the Company’s common stock to Indicia Capital as additional consideration to enter the loan. James Byrd, who serves as a co-manager and holds a 50% membership interest in Indicia Capital, was the original organizer of the Company by virtue of having founded the Company in October 2022. Accordingly, the transaction is considered a related party transaction. The loan incurred interest expense of $7,934 for the year ended October 31, 2025. Accrued interest as of October 31, 2025 is $7,934, which was accrued on the consolidated balance sheet as of October 31, 2025 within the Accounts payable and accrued expenses line item.

F-13

	October 31, 2025	October 31, 2024
Notes payable – related parties, current portion	$841,613	$420,000
Notes payable – related parties, non-current portion	495,000	182,877
Total notes payable – related parties	$1,336,613	$602,877

The aggregate maturity on the notes payable – related parties as of October 31, 2025, are as follows:

On Demand	$558,736
2026	282,877
2027	110,000
2028	385,000
1,336,613
Less current portion	(841,613)
Notes payable – related parties, non-current portion	$495,000

NOTE 5: NOTES PAYABLE

On March 12, 2024, the Company executed a note payable agreement for $150,000. The note originally matured on March 12, 2025 and carries an interest rate of 12% per annum. On April 25, 2025, the Company executed an extension of the maturity date until the earlier of the date the Company is able to achieve a listing on a national stock exchange or June 30, 2025. The note has recently been extended to December 31, 2025. However, the note is considered in default as of the date of this report. Interest on the note accrues and is paid at maturity along with principal, as specifically described in the note. The loan incurred interest expense of $18,074 for the year ended October 31, 2025. The loan incurred interest expense of $10,500 for the year ended October 31, 2024. Accrued interest as of October 31, 2025 and October 31, 2024 is $29,456 and $10,500, respectively, which was accrued on the consolidated balance sheets within the Accounts payable and accrued expenses line item.

On June 20, 2024, the Company executed a convertible note payable agreement for $450,000 with a venture capital fund. The convertible note matures on June 20, 2026 and carries an interest rate of 9.75% per annum. The principal and prior accrued interest of the note were convertible into shares of the Company’s common stock at $10.00 per share (post-split). On October 7, 2024, $50,000 of the note payable was assigned to an unrelated holder, which became the note entered into on March 19, 2024 described in Note 4. On October 31, 2024, the Company amended the agreement with the holder of the $50,000 note to change its maturity to the earlier of the Company listing on a national stock exchange or March 31, 2025 and eliminated the conversion feature of the note. On October 17, 2024, the Company amended the agreement with the holder of the $400,000 note, which eliminated the conversion feature and advanced the date of the loan to November 5, 2025. Interest on the notes is paid quarterly or accrued and is to be repaid at maturity along with principal, as specifically described in the notes. The Company accounted for the amendment as an extinguishment of debt and recorded a loss of $8,100 on the consolidated statements of operations for the year ended October 31, 2024. The $400,000 loans incurred $39,160 and $16,250 of interest expense for the years ended October 31, 2025 and 2024, respectively. Accrued interest as of October 31, 2025 and 2024 is $3,312 and $16,250, which was accrued on the consolidated balance sheets within the Accounts payable and accrued expenses line item. The $50,000 loan incurred $4,895 and $4,875 of interest expense for the years ended October 31, 2025 and 2024, respectively. Accrued interest as of October 31, 2025 and 2024 is $7,900 and $4,875 which was accrued on the consolidated balance sheets within the Accounts payable and accrued expenses line item. On April 25, 2025, the Company executed a loan amendment for an extension of the maturity date of the $50,000 portion of the note payable until the earlier of the date the Company is able to achieve a listing on a national stock exchange or June 30, 2025. The note has recently been extended to December 31, 2025. However, the note is considered in default as of the date of this report. The terms of the amended note were not substantially different than the original and therefore did not result in an extinguishment of the original note. On July 2, 2025, the Company entered into separate Stockholder Pledge Agreement with the holder of $400,000 of the above notes with the Company’s former director and executive officer and Chief Operating Officer to secure the Company’s obligations. Pursuant to the Pledge Agreements, each Pledgor pledged 200,000 shares of the Company’s common stock as collateral (post-split). The Pledge Agreements require the pledged shares to maintain a collateral coverage ratio equal to 400% of the outstanding principal amount of the Notes, based on a $20.00 per share valuation (post-split). If the Secured Party delivers a collateral call notice due to a decline in the value of the pledged shares or a dilution event, the Pledgors or the Company are required to provide additional shares. Failure to do so may constitute an event of default under the Notes.

F-14

On July 31, 2024, the Company issued a convertible note payable agreement for $250,000. The convertible note matures on October 31, 2025 and carries an interest rate of 13% per annum. The principal and prior accrued interest of the note was convertible into shares of the Company’s common stock at a price per share equal to a 30% discount per share of the final per-share price of a planned public offering. Subsequent to the issuance of the convertible note the Company amended the agreement with the holder which eliminated the conversion feature, changed the interest rate to 9.75% per annum, increased the principal of the note to $500,000, and extended the maturity date of the loan to November 5, 2025. Interest on the note either is paid quarterly or accrues and is paid at maturity along with principal, as specifically described in the note. Due to the elimination of the conversion feature the Company accounted for the amendment as a significant change resulting in an extinguishment of debt and recorded a loss of $15,750 on the consolidated statements of operations for the year ended October 31, 2024. The loan incurred interest expense of $47,856 for the year ended October 31, 2025. The loan incurred interest expense of $7,786 for the year ended October 31, 2024. Accrued interest as of October 31, 2025 and 2024 is $3,602 and $7,786, respectively, which was accrued on the consolidated balance sheets within the Accounts payable and accrued expenses line item. During the year ended October 31, 2025, the Company repaid $65,000 in principal and $52,780 in interest. On July 2, 2025, the Company entered into separate Stockholder Pledge Agreement with the holder of the above note with the Company’s former director and executive officer and Chief Operating Officer to secure the Company’s obligations. Pursuant to the Pledge Agreements, each Pledgor pledged 200,000 shares of the Company’s common stock as collateral (post-split). The Pledge Agreements require the pledged shares to maintain a collateral coverage ratio equal to 400% of the outstanding principal amount of the Notes, based on a $20.00 per share valuation (post-split). If the Secured Party delivers a collateral call notice due to a decline in the value of the pledged shares or a dilution event, the Pledgors or the Company are required to provide additional shares. Failure to do so may constitute an event of default under the Notes.

On July 31, 2024, the Company executed a convertible note payable agreement for $250,000. The convertible note matures on May 1, 2025 and carries an interest rate of 13% per annum. The principal and prior accrued interest of the note was convertible into shares of the Company’s common stock at $10.00 per share (post-split). The Company may not prepay the note within the first 180 days of the note date. Subsequent to the issuance of the convertible note the Company amended the agreement with the holder which eliminated the conversion feature, changed the interest rate to 9.75% per annum, and extended the maturity date of the loan to November 5, 2025. Interest on the note either accrues or is paid quarterly or at maturity along with principal, as specifically described in the note. The Company accounted for the amendment as an extinguishment of debt and recorded a loss of $4,500 on the consolidated statements of operations for the year ended October 31, 2024. The loan incurred interest expense of $24,475 the year ended October 31, 2025. The loan incurred interest expense of $7,786 the year ended October 31, 2024. Accrued interest as of October 31, 2025 and October 31, 2024 is $2,070 and $7,786, respectively, which was accrued on the consolidated balance sheets within the Accounts payable and accrued expenses line item. During the year ended October 31, 2025, the Company repaid $29,539 in interest.

On January 9, 2025, the Company executed a note payable agreement for $50,000. The note matures on January 9, 2027 and carries an interest rate of 9.75% per annum. The Company may not prepay the note within the first 180 days of the note date. Interest on the note accrues and is paid at maturity along with principal, as specifically described in the note. The loan incurred interest expense of $4,895 for the year ended October 31, 2025. Accrued interest as of October 31, 2025 is $3,951, which was accrued on the consolidated balance sheet as of October 31, 2025 within the Accounts payable and accrued expenses line item.

On February 3, 2025, the Company executed a note payable agreement for $100,000. The note matures on February 9, 2027 and carries an interest rate of 9.75% per annum. Interest on the note accrues and is paid at maturity along with principal, as specifically described in the note. The loan incurred interest expense of $7,353 for the year ended October 31, 2025. Accrued interest as of October 31, 2025 is $7,246, which was accrued on the consolidated balance sheet as of October 31, 2025 within the Accounts payable and accrued expenses line item.

On May 19, 2025, the Company obtained a short-term loan, which totaled $ 250,000, from a single lender to fund operations. This loan included origination fees totaling $ 7,500 for net proceeds of $ 242,500. The loan is secured by expected (i) future cash receipts of the Company, and (ii) all other tangible and intangible personal property. Payments are expected on a weekly basis for 52 weeks. The Company is expected to repay an aggregate of $311,000 to the lender over the nominal term. The repayment amount decreases for earlier payoff dates. The loan incurred interest expense of $40,516 for the year ended October 31, 2025. Accrued interest as of October 31, 2025 is $13,535.

F-15

On June 8, 2025, the Company entered into a Receivables Sale Agreement pursuant to which the Company sold receivables totaling $192,000 to a third party for $150,000 from which fees of $2,000 were deducted for net proceeds of $148,000. The purchasers right to receive remittances under this agreement is contingent upon the Company’s receipt of the receivables. The expected repayment is approximately $3,700 based on 3.27% of the Company estimated sales revenue. The estimated term is 1 year. The agreement is guaranteed by certain officers and directors of the Company. The loan incurred interest expense of $16,154 for the year ended October 31, 2025. Accrued interest as of October 31, 2025 is $0.

On September 18, 2025, the Company obtained a short-term loan, which totaled $ 63,000, from a single lender to fund operations. The loan is secured by expected (i) future cash receipts of the Company, and (ii) all other tangible and intangible personal property. Payments are expected on a weekly basis for 30 weeks. The Company is expected to repay an aggregate of $91,980 to the lender over the nominal term. The repayment amount decreases for earlier payoff dates. The loan incurred interest expense of $5,796 for the year ended October 31, 2025. Accrued interest as of October 31, 2025 is $0.

On September 30, 2025, the Company obtained a short-term loan, which totaled $ 60,000, from a single lender to fund operations. The loan is secured by expected (i) future cash receipts of the Company, and (ii) all other tangible and intangible personal property. Payments are expected on a weekly basis for 18 weeks. The Company is expected to repay an aggregate of $89,940 to the lender over the nominal term. The repayment amount decreases for earlier payoff dates. The loan incurred interest expense of $6,653 for the year ended October 31, 2025. Accrued interest as of October 31, 2025 is $0.

On September 30, 2025, the Company obtained a short-term loan, which totaled $ 60,000, from a single lender to fund operations. The loan is secured by expected (i) future cash receipts of the Company, and (ii) all other tangible and intangible personal property. Payments are expected on a weekly basis for 18 weeks. The Company is expected to repay an aggregate of $89,940 to the lender over the nominal term. The repayment amount decreases for earlier payoff dates. The loan incurred interest expense of $6,653 for the year ended October 31, 2025. Accrued interest as of October 31, 2025 is $0.

On September 30, 2025, the Company obtained a short-term loan, which totaled $ 80,000, from a single lender to fund operations. The loan is secured by expected (i) future cash receipts of the Company, and (ii) all other tangible and intangible personal property. Payments are expected on a weekly basis for 24 weeks. The Company is expected to repay an aggregate of $120,000 to the lender over the nominal term. The repayment amount decreases for earlier payoff dates. The loan incurred interest expense of $6,667 for the year ended October 31, 2025. Accrued interest as of October 31, 2025 is $1,667. The Company evaluated the Receivables Sale Agreement to determine if it meets the definition of a contract liability under ASC 606 or if it meets the definition of debt under ASC 470, Debt. The contract meets the definition of debt as there is no obligation to perform services and the instrument is to be repaid with cash.

	October 31, 2025	October 31, 2024
Notes payable, current	$1,737,034	$200,000
Notes payable, less current portion	150,000	1,150,000
Total notes payable	$1,887,034	$1,350,000

The aggregate maturity on the notes payable as of October 31, 2025, are as follows:

2026	$1,737,034
2027	150,000
1,887,034
Less current portion	(1,737,034)
Notes payable, non-current portion	$150,000

F-16

NOTE 6: CONVERTIBLE NOTES PAYABLE

On August 26, 2025, the Company executed a note payable agreement for $275,000 from which $75,000 in fees were deducted for net proceeds of $200,000. The note matures on August 26, 2026 and carries an interest rate of 10% per annum. Interest on the note accrues and is paid at maturity along with principal, as specifically described in the note. In addition, the Company issued 5,000 unregistered shares of its common stock (the “Commitment Shares”) (post-split), to the Buyer as additional consideration. The Note is convertible, upon certain events of default or missed payments, into shares of the Company’s common stock at a price equal to 90% of the lowest closing price during the 10 trading days prior to conversion, subject to adjustment. Conversions are further limited by a beneficial ownership cap of 4.99% (which the Buyer may adjust up to 9.99% with 61 days’ notice). The loan incurred interest expense of $4,973 for the year ended October 31, 2025. Accrued interest as of October 31, 2025 is $4,973, which was accrued on the consolidated balance sheet as of October 31, 2025 within the Accounts payable and accrued expenses line item. During the year ended October 31, 2025, the Company recorded $8,188 in debt discount amortization related to the note. As of October 31, 2025, the carrying value of the note amounted to $197,798, which is $275,000 less $77,202 in unamortized discount.

NOTE 7 – DERIVATIVE FINANCIAL INSTRUMENTS

Embedded derivatives

The Company’s convertible promissory note dated August 26, 2025 gave rise to derivative financial instruments. The notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of the embedded conversion option.

The following tables summarize the components of the Company’s derivative liabilities and linked common shares as of October 31, 2025 and the amounts that were reflected in income related to derivatives for the period ended:

	October 31, 2025
The financings giving rise to derivative financial instruments	Indexed Shares	Fair Values
Embedded derivatives	78,743	$39,543
Total	78,743	$39,543

The following table summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing for the years ended October 31, 2025 and 2024:

	For the Years Ended
	October 31, 2025	October 31, 2024
Embedded derivatives	$4,344	$–
Loss on issuance of derivative	–	–
Total gain (loss)	$4,344	$–

F-17

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. The Company has selected the Monte Carlo Simulation Model, which approximates the Monte Carlo Simulations, valuation technique to fair value the embedded derivative because it believes that this technique is reflective of all significant assumption types, and ranges of assumption inputs, that market participants would likely consider in transactions involving embedded derivatives. Such assumptions include, among other inputs, interest risk assumptions, credit risk assumptions and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk-free rates. The Monte Carlo Simulation Model technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators. For instruments in which the time to expiration has expired, the Company has utilized the intrinsic value as the fair value. The intrinsic value is the difference between the quoted market price on the valuation date and the applicable conversion price.

Significant range of inputs and results arising from the Monte Carlo Simulation process are as follows for the embedded derivatives that have been bifurcated from the convertible notes and classified in liabilities:

	Inception Date	Period Ended
	August 26, 2025 Note	October 31, 2025
Underlying price on valuation date	$0.79 - 1.03	$0.79 - 1.03
Effective contractual conversion rates	$0.68 - 0.88	$0.68 - 0.88
Contractual term to maturity	0.50 - 1.00 years	0.32 - 0.82 years
Market volatility:
Volatility	24.69 - 26.90%	20.23 - 25.29%
Risk-adjusted interest rate	3.85 - 4.06%	3.70 - 3.89%

The following table reflects the issuances of embedded derivatives and changes in fair value inputs and assumptions related to the embedded derivatives as of October 31, 2025 and 2024.

	October 31, 2025	October 31, 2024
Balances at beginning of period	$–	$–
Issuances:
Embedded derivatives	43,887	–
Gain on extinguishment of debt	–	–
Changes in fair value inputs and assumptions reflected in income	(4,344)	–
Balances at end of period	$39,543	$–

NOTE 8: STOCK OPTIONS

The 2018 Equity Incentive Plan was approved by the Board of Directors on July 1, 2018 and the Company amended the equity plan on December 17, 2023. In conjunction with the recapitalization and effective January 3, 2024, the Company adopted the Heliospace 2018 Equity Plan as the Company’s Plan (“Equity Plan”). On August 19, 2025, the Company adopted the Helio Corporation 2025 Equity Incentive Plan (the “2025 Plan”), which was also approved by the Company’s stockholders on August 19, 2025. The 2025 Plan is intended to assist the Company in recruiting and retaining employees, officers, directors, and consultants, and to provide incentives tied to increases in the value of the Company’s equity. Unless terminated earlier by the Board, the 2025 Plan will terminate on August 19, 2035, and no awards may be granted after that date.

F-18

The Equity Plan limits the shares of common stock authorized to be awarded as stock awards to 476,470 shares as of October 31, 2025 and October 31, 2024, respectively, each as retroactively adjusted for the 1-for-5 Reverse Stock Split. Employees are provided stock options vesting over a period of four years with a one-year cliff. After one year, 25% of the award size vests followed by 1/48th of the award size for each month thereafter. On a case-by-case basis, options have been granted outright with no vest period.

Due to the change-in-control transaction described in Note 1, there was a recapitalization for which the Company’s stock options were adjusted for the new capital structure. The Company adjusted each of the granted options a 0.612 factor.

During the years ended October 31, 2025 and 2024, there were 95,668 and 47,998 stock options granted, respectively, each as retroactively adjusted for the 1-for-5 Reverse Stock Split.

The grant date fair value was calculated using the Black-Scholes option pricing model using the following weighted average inputs:

Risk free interest rate	3.88%
Expected term (years)	4.63
Expected volatility	60.10%
Expected dividends	0.00%

	Number of Shares	Weighted Average Exercise Price ($)	Weighted Average Remaining Term (Years)	Aggregate Intrinsic Value

Balance as of October 31, 2023	400,827	$0.40	7.56	$140,289
Recapitalization of options	(155,448)	–	–	–
Issued	47,998	0.75	4.15	1,163,951
Canceled	(8,915)	–	–	(219,319)
Exercised	–	–	–	–
Balance as of October 31, 2024	284,461	$0.45	7.27	$6,980,951
Issued	65,729	$9.50	10.00	–
Canceled	–	–	–	–
Exercised	–	–	–	–
Balance as of October 31, 2025	350,194	$2.15	6.73	$438,197
Exercisable as of October 31, 2025	319,924	$2.30	6.64	$395,743

Stock-based compensation from stock awards for the year ended October 31, 2025 and 2024 was $431,005 and $196,437, respectively. As of October 31, 2025 and 2024, there remained $110,981 and $272,482 of unrecognized stock-based compensation from stock option awards, respectively. As of October 31, 2025, there were 319,924 shares of common stock related to stock option grants that were vested and 30,270 stock option grants that were unvested. As of October 31, 2024, there were 221,101 shares of common stock related to stock option grants that were vested and 63,360 stock option grants that were unvested. All share amounts have been retroactively adjusted for the 1-for-5 Reverse Stock Split.

The fair value of the stock was determined using observable inputs (level 2 fair value measurement) with a market approach technique. The main input for the common stock fair value was the price of the Company’s common stock as of the date of the grant.

F-19

NOTE 9: LEASES

The Company leases its office and manufacturing facility with both classified as operating leases. The Company recognized right of use assets and lease liabilities pursuant to these leases. Leases with an initial term of 12 months or less or leases that are immaterial are not included on the consolidated balance sheets. The lease liability was calculated at the commencement date of each lease by discounting the future payments using the Company’s incremental borrowing rate of 10%.

In addition, the Company is a lessee under four leases with an initial term of 12 months or less. These leases combine for approximately $47,000 and $126,000 of lease expense for the years ending October 31, 2025 and 2024, respectively.

The lease for the manufacturing facility commenced on June 1, 2022 and has a term of five years. For the first year the monthly lease payments were $36,000. The monthly lease payments are subject to an annual increase of 3%.

The office lease commenced on September 1, 2023 and has a term of two years. The rent is fixed at $3,909 for the term of the lease. This lease expired on August 1, 2025 and was not renewed.

Right-of-use asset is summarized below:

	October 31, 2025	October 31, 2024
Office lease	$1,788,571	$1,873,282
Less: accumulated amortization	(1,222,210)	(913,905)
Right-of-use asset, net	$566,361	$959,377

Operating lease liability is summarized below:

	October 31, 2025	October 31, 2024
Office lease	$701,275	$1,111,847
Less: current portion	(477,956)	(503,124)
Long term portion	$223,319	$608,723

Future minimum lease payments required under operating leases on an undiscounted cash flow basis as of October 31, 2025 were as follows:

2026	$477,956
2027	283,626
Total future minimum lease payments	761,582
Less imputed interest	(60,307)
Total operating lease liability	$701,275

The Company recognized rent expense pursuant to these leases on the straight-line basis in accordance with the guidance in ASC 842. The Company recognized rent expense of $393,016 and $400,075 for the years ended October 31, 2025 and 2024, related to these leases, which is included within facilities expense on the consolidated statements of operations.

F-20

NOTE 10: COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company is not presently a party to any legal proceedings, the resolution of which the Company believes would have a material adverse effect on its business, financial condition, operating results, or cash flows. However, legal proceedings are subject to inherent uncertainties, and an unfavorable outcome could include monetary damages, and excessive verdicts can result from litigation, and as such, could result in a material adverse impact on its business, financial position, results of operations, and/or cash flows.

NOTE 11: INCOME TAXES

There was no income tax expense reflected in the results of operations for the years ended October 31, 2025 and 2024, because the Company carried forward net losses for tax purposes.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended October 31, 2025 and 2024:

	October 31, 2025		October 31, 2024
Federal income taxes at statutory rate	21.00%		21.00%
State income taxes at statutory rate	7.12%		9.76%
Change in valuation allowance	(26.62%	)	(26.62%	)
Other	(1.51%	)	(1.51%	)
Totals	–		–%

Deferred tax assets as of October 31, 2025 and October 31, 2024 consist of the following components:

	October 31, 2025	October 31, 2024
Deferred tax assets	$–	$–
Net operating loss carryforwards	1,405,286	520,874
Stock based compensation	175,581	54,970
ROU Liabilities	36,877	(159,339)
Other	210	210
Total deferred tax asset	1,617,954	416,715
Valuation allowance	(1,605,655)	(613,609)
Deferred tax assets, net	12,299	–
Deferred tax liabilities	–	(196,894)
ROU Assets	(1,527)	214,006
Depreciation	(10,772)	(17,113)
Net deferred tax assets	$–	$–

F-21

The Company has net operating loss carry forwards available to offset future taxable income. Current tax laws limit the Company’s ability to utilize these carryforwards. Because the Company’s realization of the deferred tax assets is not certain, the Company fully offset the deferred tax assets resulting from these carryforwards with a valuation allowance. The Company has approximately $1,180,000 of federal and state net operating loss carrying forwards to offset future federal taxable income as of October 31, 2025.

The Company recognizes uncertain tax positions taken when filing its tax returns if it is more likely than not that the tax authorities will not uphold the position based on current tax law. As of October 31, 2025, the company has not identified any uncertain tax positions.

NOTE 12: CLIENT CONCENTRATIONS

Four customers accounted for 98% of the Company’s outstanding receivables on October 31, 2025 and four customers accounted for 90% of the Company’s outstanding receivables on October 31, 2024. The table below summarizes the accounts receivable concentrations by customer as of October 31, 2025, and October 31, 2024:

	Accounts Receivable Concentration
	October 31,	October 31
Company	2025	2024
A	45%	27%
B	31%	23%
C	17%	21%
D	6%	20%
	98%	90%

For the years ended October 31, 2025 and 2024, the Company’s revenue was concentrated amongst eleven and eight customers, respectively. For the years ended October 31, 2025, 75% of all revenue was obtained from government sources either as a direct contractor or subcontractor, with the remaining 25% of revenue from private customers. For the years ended October 31, 2024, 75% of all revenue was obtained from government sources either as a direct contractor or subcontractor, with the remaining 25% of revenue from private customers.

NOTE 13: SEGMENT INFORMATION

The Company conducts its business activities and reports financial results as one business segment. The presentation of financial results as one reportable segment is consistent with the way the Company operates its business and is consistent with the manner in which the Chief Operating Decision Maker (“CODM”) evaluates performance and makes resource and operating decisions for the business. The Company’s CODM is the Chief Executive Officer. Furthermore, the Company notes that monitoring financial results as one reportable segment helps the CODM manage costs on a consolidated basis, consistent with the integrated nature of the operations. The CODM uses net loss, as reported on the Consolidated Statements of Operations, in evaluating the performance of the Company and determining how to allocate resources of the Company as a whole. As the CODM evaluates performance on a consolidated basis, all required financial segment information is included in the consolidated financial statements.

F-22

NOTE 14: SUBSEQUENT EVENTS

In preparing these consolidated financial statements, management has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued. Such events or transactions are described below as of the date these consolidated financial statements were issued.

The following subsequent events occurred after October 31, 2025, and prior to the filing of this Annual Report on Form 10-K.

Debt Exchange with Related Parties

On December 2, 2025, the Company entered into exchange agreements with Gregory T. Delory, the Company’s then Chief Executive Officer and Chairman of the Board, and Paul S. Turin, the Company’s Chief Engineer and a member of the Board of Directors (collectively, the “Exchange Agreements”).

Pursuant to the Exchange Agreement with Mr. Delory, promissory notes held by Mr. Delory in an aggregate outstanding amount of $315,188, consisting of $288,281 in principal and $26,908 in accrued and payable interest, were cancelled in exchange for 440,912 shares of the Company’s common stock.

Pursuant to the Exchange Agreement with Mr. Turin, promissory notes held by Mr. Turin in an aggregate outstanding amount of $742,577, consisting of $680,773 in principal and $61,804 in accrued and payable interest, were cancelled in exchange for 1,038,780 shares of the Company’s common stock.

The number of shares issued under the Exchange Agreements was calculated using a conversion price of $0.714855 per share, representing the volume-weighted average price of the Company’s common stock for the twenty (20) trading days preceding the date of the Exchange Agreements, as reported by OTC Markets Group.

The Exchange Agreements were approved by the Company’s Board of Directors. The Company believes that the terms of the exchanges were fair and reasonable and no less favorable to the Company than could have been obtained from an unaffiliated third party under similar circumstances.

Management and Board Appointments

Appointment of Chief Executive Officer and Chairman (January 5, 2026).

On January 5, 2026, the Company appointed Edward Cabrera as Chief Executive Officer and Chairman of the Board, replacing Gregory T. Delory, who transitioned to the role of Chief Technology Officer and remains a member of the Board. In connection with Mr. Cabrera’s appointment, the Company entered into an executive agreement and issued 600,000 shares of common stock valued at $1,349,700 as compensation. Mr. Cabrera will receive an annual base salary of $1, unless and until the Board determines otherwise.

Appointment of Manager of Investor Relations (January 5, 2026).

On January 5, 2026, the Company entered into an employment agreement with Edward W. Cabrera pursuant to which he serves as the Company’s Manager of Investor Relations. In connection with the agreement, the Company issued shares of common stock as compensation for services. The employment agreement and issuance of 250,000 shares valued at $562,375 were approved by the Company’s Board of Directors. Mr. Cabrera is the son of Edward Cabrera, the Company’s Chief Executive Officer and Chairman of the Board. See “Related Party Transactions.”

F-23

Appointment of Chief Financial Officer (January 19, 2026).

On January 19, 2026, the Company appointed Mark Knauf as Chief Financial Officer. In connection with his appointment, the Company entered into an executive employment agreement providing for equity-based compensation, subject to vesting, and a cash salary payable only upon the Company achieving specified fundraising milestones.

Board Appointments (January 21 and January 26, 2026).

On January 21, 2026 and January 26, 2026, the Company appointed Vikas “Vik” Parti, Mario Martinez, and Bruce T. Campbell to its Board of Directors. Mr. Martinez was appointed Chairman of the Audit Committee, Mr. Campbell was appointed Chairman of the Compensation Committee, and Mr. Parti was appointed Chairman of Intellectual Property.

Financings

Issuance of Bridge and Convertible Notes (December 19, 2025).

On December 19, 2025, the Company entered into purchase agreements with institutional investors pursuant to which it issued unsecured bridge notes and an unsecured convertible promissory note for aggregate gross proceeds of approximately $250,000, reflecting original issue discounts. The notes bear interest at 12% per annum, mature in 2026, and contain customary default provisions.

Convertible Note Financings (January 12 and January 14, 2026).

On January 12, 2026 and January 14, 2026, the Company entered into securities purchase agreements with accredited investors pursuant to which it issued convertible promissory notes for aggregate gross proceeds of $300,000, reflecting original issue discounts of $30,000. The Company received net proceeds after fees, and the notes are convertible into shares of the Company’s common stock at 90% of the lowest closing price of the Company’s common stock during the ten (10) trading days prior to conversion or (ii) $2.50 per share, subject to adjustment. In connection with each transaction, the Company issued 15,000 shares of common stock as commitment shares, and in the January 14, 2026 transaction, the Company also issued a warrant to purchase up to 66,000 shares of common stock at an exercise price of $2.50 per share, exercisable for five years and subject to a 4.99% beneficial ownership limitation. The securities were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

Notices of Default

On December 1, 2025, the Company received a notice from a noteholder asserting that the Company was in default under an Amended and Restated Secured Promissory Note, dated October 15, 2024, in the principal amount of $250,000, bearing interest at a rate of 9.75% per annum, due to the Company’s failure to repay the outstanding amount upon the November 5, 2025 maturity date. The notice states that the noteholder is demanding repayment and may elect to exercise remedies available under the note. The Company is currently evaluating the notice and its rights and obligations thereunder.

On February 7, 2026, the Company received notices of default and demand for payment (collectively, the “Default Notices”) from the holders of the following promissory notes previously issued by the Company: (i) a promissory note, dated March 18, 2024, originally issued to Blackwolf Venture Group, LLC and assigned to James S. Byrd SEP-IRA, in the original principal amount of $50,000; (ii) a promissory note, dated April 16, 2025, issued to Indicia Capital, LLC in the original principal amount of $150,000; and (iii) a promissory note, dated March 18, 2024, issued to David Shapiro in the original principal amount of $50,000. Each Default Notice alleges that the Company is in default under the applicable promissory note and demands immediate payment of the outstanding principal balance, together with accrued interest. The Company is currently evaluating the notice and its rights and obligations thereunder.

Recent Sales of Unregistered Securities

On January 15, 2026, the Company issued 2,400 shares of common stock to a consultant in consideration for services rendered.

F-24

HELIO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31,	October 31,
	2026	2025
	(Unaudited)	(Audited)
Assets

Current Assets:
Cash	$520,504	$7,305
Accounts receivable, net	507,417	489,426
Prepaid expenses and other current assets	–	102,143
Total Current Assets	1,027,921	598,874

Property and equipment, net	47,729	64,726
Security deposits	72,675	76,655
Right-of-use lease assets, net	311,861	566,361
Total Non-current Assets	432,265	707,742
Total Assets	$1,460,186	$1,306,616

Liabilities and Shareholders’ Deficit

Liabilities
Current Liabilities:
Accounts payable and accrued expenses	$187,179	$273,936
Accrued compensation	700,980	930,555
Notes Payable - Related Parties	–	841,613
Notes payable	680,500	1,737,034
Convertible notes payable	202,930	197,798
Derivative liability	1,655,559	39,543
Operating lease obligations, current	387,215	477,956
Total Current Liabilities	3,814,363	4,498,435

Notes payable - Related Parties, less current portion	–	495,000
Notes payable, less current portion	70,000	150,000
Operating lease obligations, less current portion	–	223,319
Total Non-current Liabilities	70,000	868,319
Total Liabilities	3,884,363	5,366,754

Commitments and contingencies (Note 8)

Mezzanine Equity
Preferred Stock, par value $0.0001, 20,000,000 authorized, designated as follows:
Series A Convertible Preferred Stock, par value $0.0001, 1,500,000 designated; 575,000 and 0 shares issued and outstanding as of July 31, 2026 and October 31,2025 respectively	183,802	–
Series B Convertible Preferred Stock, par value $0.0001, 500,000 designated; 355,000 and 0 shares issued and outstanding as of July 31, 2026 and October 31,2025 respectively	70,368	–
Series C Convertible Preferred Stock, par value $0.0001, 1,500,000 designated; 200,000 and 0 shares issued and outstanding as of July 31, 2026 and October 31,2025 respectively	78,926	–
Total Mezzanine Equity	333,096	–

Shareholders’ Deficit
Series D Convertible Preferred Stock, par value $0.0001, 250,000 designated; 250,000 and 0 shares issued and outstanding as of July 31, 2026 and October 31, 2025, respectively	25	–
Common stock, no par value, 100,000,000 shares authorized; 5,190,024 and 2,274,393 shares issued and outstanding as of July 31, 2026 and October 31, 2025, respectively	8,978,803	912,369
Additional paid in capital	99,975	–
Accumulated deficit	(11,836,076)	(4,972,507)
Total Shareholders’ Deficit	(2,757,273)	(4,060,138)
Total Mezzanine Equity and Shareholders’ Deficit	(2,424,177)	(4,060,138)
Total Liabilities, Mezzanine Equity, and Shareholders’ Deficit	$1,460,186	$1,306,616

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-25

HELIO CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	July 31,	July 31,	July 31,	July 31,
	2026	2025	2026	2025
Revenue:
Service fees	$479,544	$508,913	$1,273,567	$2,104,275
Engineering fees	8,391	40,234	65,545	289,587
Materials	102,691	235,440	204,380	990,561
Total Revenue	590,626	784,587	1,543,492	3,384,423
Costs of revenue	325,534	686,197	905,106	2,680,940
Gross profit	265,092	98,390	638,386	703,483

Operating expenses
General and administrative expenses	347,872	607,537	3,359,080	2,072,456
Personnel expenses	25,162	116,664	97,680	408,908
Facilities expense	175,156	149,741	609,430	549,537
Professional fees	257,469	120,676	632,760	343,495
Depreciation expense	5,665	5,666	16,997	16,996
Total Operating Expenses	811,324	1,000,284	4,715,947	3,391,392

Operating loss	(546,232)	(901,894)	(4,077,561)	(2,687,909)

Other (expense) income:
Interest expense, net	(54,070)	(48,860)	(293,123)	(197,020)
Amortization of debt discount	(420,163)	–	(864,738)	–
Change in fair value of derivative liability	(412,977)	–	(731,919)	–
Gain on extinguishment of derivative liability	420,239	–	509,476	–
Loss on issuance of derivative	(105,527)	–	(105,527)	–
Loss on modification of debt	–	–	(51,480)	–
Loss on debt extinguishment	(352,760)	–	(1,236,303)	–
Total other (expense) income	(925,258)	(48,860)	(2,773,614)	(197,020)

Provision for income taxes	–	–	–	–
Net loss	$(1,471,490)	$(950,754)	$(6,851,175)	$(2,884,929)

Basic and diluted net loss per share	$(0.29)	$(0.42)	$(1.52)	$(1.28)

Weighted average shares outstanding – basic and diluted	5,083,427	2,252,727	4,501,826	2,252,727

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-26

HELIO CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED JULY 31, 2026 AND 2025

(UNAUDITED)

	Mezzanine Equity - Preferred Stock		$0.00010 par-value Permanent Equity - Preferred Stock		No par-value Common Stock		Common Stock to be Issued		Additional Paid-in capital	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Deficit	Totals
Balances at October 31, 2025	–	$–	–	$–	2,274,393	$912,369	–	$–	$–	$(4,972,507)	$(4,060,138)
Stock-based compensation	–	–	–	–	–	32,384	–	–	–	–	32,384
Common stock issued for services	–	–	–	–	852,400	2,131,600	–	–	–	–	2,131,600
Conversion of notes payable and accrued interest	–	–	–	–	1,479,692	1,701,646	–	–	–	–	1,701,646
Common stock issued with notes payable	–	–	–	–	30,000	41,517	–	–	–	–	41,517
Net loss	–	–	–	–	–	–	–	–	–	(3,733,728)	(3,733,728)
Balances at January 31, 2026	–	–	–	–	4,636,485	4,819,516	–	–	–	(8,706,235)	(3,886,719)
Stock-based compensation	–	–	–	–	–	26,997	–	–	–	–	26,997
Extinguishment of debt by shareholder	–	–	–	–	–	879,163	–	–	–	–	879,163
Sale of common stock	–	–	–	–	172,707	946,500	–	–	–	–	946,500
Common stock subscribed	–	–	–	–	–	–	32,593	228,150	–	–	228,150
Common stock issued for services	–	–	–	–	114,200	274,932	–	–	–	–	274,932
Conversion of convertible notes payable and accrued interest	–	–	–	–	25,542	279,689	–	–	–	–	279,689
Conversion of notes payable and accrued interest	–	–	–	–	29,996	427,440	–	–	–	–	427,440
Cashless exercise of warrants	–	–	–	–	52,640	391,437	–	–	–	–	391,437
Exercise of stock options	–	–	–	–	10,521	8,066	–	–	–	–	8,066
Common stock issued with debt amendment	–	–	–	–	6,600	51,480	–	–	–	–	51,480
Conversion of notes payable into Series D Convertible Preferred Stock	–	–	250,000	25	–	–	–	–	99,975	–	100,000
Net loss	–	–	–	–	–	–	–	–	–	(1,645,957)	(1,645,957)
Balances at April 30, 2026	–	–	250,000	25	5,048,691	8,105,220	32,593	228,150	99,975	(10,352,192)	(1,918,822)
Stock-based compensation	–	–	–	–	–	21,778	–	–	–	–	21,778
Sale of common stock	–	–	–	–	90,559	348,097	–	–	–	–	348,097
Common stock issued previously subscribed	–	–	–	–	32,593	228,150	(32,593)	(228,150)	–	–	–
Common stock issued for services	–	–	–	–	7,412	75,386	–	–	–	–	75,386
Conversion of convertible notes payable and accrued interest	–	–	–	–	20,000	250,000	–	–	–	–	250,000
Common stock repurchased	–	–	–	–	(9,231)	(49,828)	–	–	–	–	(49,828)
Sale of Series A Preferred Stock, net of issuance costs	575,000	176,871	–	–	–	–	–	–	–	–	176,871
Sale of Series B Preferred Stock, net of issuance costs	355,000	67,207	–	–	–	–	–	–	–	–	67,207
Sale of Series C Preferred Stock, net of issuance costs	200,000	76,624	–	–	–	–	–	–	–	–	76,624
Accrual of dividends for Series A Preferred Stock	–	6,931	–	–	–	–	–	–	–	(6,931)	–
Accrual of dividends for Series B Preferred Stock	–	3,161	–	–	–	–	–	–	–	(3,161)	–
Accrual of dividends for Series C Preferred Stock	–	2,302	–	–	–	–	–	–	–	(2,302)	–
Net loss	–	–	–	–	–	–	–	–	–	(1,471,490)	(1,471,490)
Balances at July 31, 2026	1,130,000	$333,096	250,000	$25	5,190,024	$8,978,803	–	$–	$99,975	$(11,836,076)	$(2,424,177)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-27

HELIO CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED JULY 31, 2026 AND 2025

(UNAUDITED)

(CONTINUED)

	No par-value Common Stock		Accumulated
	Shares	Amount	Deficit	Totals
Balances at October 31, 2024	2,252,726	$339,861	$(942,036)	$(602,175)
Stock-based compensation	–	46,497	–	46,497
Net loss	–	–	(919,142)	(919,142)
Balances at January 31, 2025	2,252,726	386,358	(1,861,178)	(1,474,820)
Stock-based compensation	–	41,257	–	41,257
Net loss	–	–	(1,015,033)	(1,015,033)
Balances at April 30, 2025	2,252,726	427,615	(2,876,211)	(2,448,596)
Stock-based compensation	–	38,849	–	38,849
Net loss	–	–	(950,754)	(950,754)
Balances at July 31, 2025	2,252,726	$466,464	$(3,826,965)	$(3,360,501)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-28

HELIO CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended July 31,
	2026	2025
CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss	$(6,851,175)	$(2,884,929)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	16,997	16,996
Stock-based compensation	81,159	126,603
Common stock issued for services	2,481,918	–
Loss on debt extinguishment	1,236,303	–
Loss on modification of debt	51,480	–
Loss on issuance of derivative	105,527	–
Gain on extinguishment of derivative liability	(509,476)	–
Amortization of debt discount	864,738	–
Right of use asset amortization	261,438	300,057
Change in fair value of derivative liability	731,919	–
Changes in assets and liabilities
Accounts receivable	(17,991)	788,869
Prepaid expenses and other current assets	102,143	(29,928)
Work in progress	–	174,537
Security deposits	3,980	–
Accounts payable and accrued expenses	47,479	59,121
Accrued compensation	(229,575)	206,787
Operating lease obligations	(314,060)	(307,866)
Net cash (used in) operating activities	(1,937,196)	(1,549,753)

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	1,522,747	–
Common stock repurchased	(49,828)	–
Sale of Series A Convertible Preferred Stock, net of issuance costs	554,000	–
Sale of Series B Convertible Preferred Stock, net of issuance costs	309,500	–
Sale of Series C Convertible Preferred Stock, net of issuance costs	190,000	–
Proceeds from notes payable	100,000	550,000
Proceeds from notes payable - related parties	213,119	560,403
Proceeds from convertible notes payable	1,423,926	–
Repayment of notes payable	(522,034)	–
Repayment of convertible notes payable	(1,266,552)	–
Repayment of notes payable - related parties	(32,549)	(68,269)
Exercise of stock options	8,066	–
Net cash provided by financing activities	2,450,395	1,042,134

NET INCREASE (DECREASE) IN CASH	513,199	(507,619)

CASH - BEGINNING OF PERIOD	7,305	551,552

CASH - END OF PERIOD	$520,504	$43,933

CASH PAID DURING THE PERIOD FOR:
Interest expense	$192,365	$127,542
Income taxes	$–	$–

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of notes payable and accrued interest	$2,658,775	$–
Accrual of dividends for preferred stock	$12,394	$–
Common stock issued with notes payable	$41,517	$–
To record derivative liability	$1,785,010	$–
To record debt discounts	$(1,106,828)	$–
Notes payable, related party transfer to notes payable	$1,220,500	$–
Conversion of notes payable into Series D Convertible Preferred Stock	$100,000	$–
Cashless exercise of warrants	$391,437	$–
Extinguishment of debt and accrued interest by shareholder	$879,163	$–

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-29

HELIO CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

July 31, 2026

(UNAUDITED)

NOTE 1: BUSINESS

Helio Corporation (the “Company” or “Helio”) is an aerospace technology, engineering, and research and development (R&D) holding company serving commercial, government, and non-profit organizations. Heliospace Corporation (“Heliospace”), the Company’s wholly-owned subsidiary, is an aerospace company specializing in the design, engineering, assembly and test of space flight qualified hardware, providing systems engineering, modeling, analysis, integration and test services for space missions. Heliospace was incorporated on March 6, 2018 in Delaware. The Company’s products include aerospace related hardware, systems, and services for customers such as NASA, universities, and private space companies. The customer base ranges from NASA and foreign space agencies to private companies, foundations, universities, and non-profits.

Heliospace designs, fabricates, assembles and tests space qualified hardware, including radar antennas for the NASA Europa Clipper mission, antennas for the SunRISE CubeSat constellation, and deployable systems and sensors for numerous lunar landers and the Mars Sample Return program. Heliospace also provides systems engineering, integration and test, and mission formulation services, including support for the design, testing, and launch of the James Webb Space Telescope, formulation and design of the Roman Space Telescope, Habworlds Observatory, Mars Sample Return, and the Atmospheric Observing System. Our support of science and technology missions is currently well established with our hardware and service lines; we are now expanding these offerings into larger integrated solutions in the form of Space Based Solar Power, pursuing large addressable markets which we believe have significant revenue growth potential.

Liquidity

During the year ended October 31, 2025 and the nine months ended July 31, 2026, the Company entered into additional debt and equity financings to obtain additional funding (see Note 4, 5, 6 and 13). Additional financing or capital investment will be necessary to sustain operations for one year from the issuance of these condensed consolidated financial statements.

The Company is currently engaged in negotiations with potential investors for the purchase of convertible notes or equity investments and prospective lenders regarding potential bridge financing arrangements. These discussions are ongoing, and there can be no assurance that the Company will enter into definitive agreements or that any such financing will be completed on favorable terms or at all.

If completed, the Company expects to use the net proceeds from investments and bridge financing to repay certain outstanding promissory notes and to support key operational initiatives. These include investments in research and development, expansion of sales, marketing, and business development activities, facility and infrastructure enhancements, manufacturing improvements, and other general corporate purposes, including working capital and upgrades to the Company’s financial and contract management systems. The Company will need to raise substantial additional capital to accomplish its business plan for the foreseeable future. There can be no assurance as to the availability, if any, or terms upon which such financing and capital might be available in the future.

As of July 31, 2026, the Company has outstanding debt from unrelated parties pursuant to notes payable in the aggregate principal amount of $750,500 and convertible notes payable in the amount of $522,222. The remaining notes mature within the next two fiscal years. The remaining interest-bearing notes bear interest ranging from 6.00% and 12.00%. Certain of these notes were initially convertible but were amended to eliminate the conversion features in consideration of the issuance by the Company and/or the transfer by certain shareholders of shares of the Company’s common stock (See Note 5). Interest on these notes either accrues or is paid quarterly or at maturity along with principal, as specifically described in the note. Upon the occurrence and during the continuance of any default by the Company under any of the above notes, which default is not cured within fifteen (15) days following written notice of such default from the payee, the payee may declare the entire unpaid principal and unpaid interest immediately due and payable. Certain of these notes are secured by the Company’s accounts receivable, and by shares of common stock pledged by one of the Company’s shareholders. In addition, certain of these notes become due, and the payees under certain of these notes have the right to accelerate their notes, upon the completion of an offering.

F-30

Because of historical and expected operating losses and net operating cash flow deficits, there is substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the condensed consolidated financial statements. The condensed consolidated financial statements have been prepared under the going concern basis of accounting. These condensed consolidated financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to U.S. generally accepted accounting principles (“U.S. GAAP) and reflect all adjustments which are, in the opinion of management, necessary to a fair presentation of the results of the interim periods presented, under the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). These condensed consolidated financial statements include all adjustments consisting of only normal recurring adjustments, necessary for a fair statement of the results of the interim periods presented. The condensed consolidated financial statements include the accounts of Helio Corporation and its wholly-owned subsidiary Heliospace. The Company’s condensed consolidated financial statements reflect the elimination of all significant inter-company accounts and transactions. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for year ending October 31, 2026. Certain information and note disclosures normally included in the Company’s annual audited consolidated financial statements and accompanying notes prepared in accordance with U.S. GAAP have been condensed in, or omitted from, these interim financial statements. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes to the consolidated financial statements for the fiscal year ended October 31, 2025 included in the Company’s financial statements as part of the Company’s 10K filed on February 17, 2026.

Cash and Cash Equivalents

For the purposes of the condensed consolidated statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three (3) months or less to be cash equivalents. The Company has no cash equivalents as of July 31, 2026 and October 31, 2025.

Cash accounts are insured at the Federal Deposit Insurance Corporation limits of $250,000 per bank. At times throughout the year, such bank balances may have exceeded the federally insured limit. As of July 31, 2026, there were $107,386 in bank balances in excess of the federally insured limit.

Work In Progress

Work In Progress (WIP) tracks the costs incurred of a specific job that has not reached a certain milestone achievement. This is the computed value of work performed to advance milestone(s) that have not yet been billed and is used to track total job cost (billed and unbilled). Revenue of WIP is only recognized for specific milestones that are distinct contractual performance obligations that provide identifiable benefits to the customer independently of other project phases.

Accounts Receivable, net

Accounts receivables are recorded at the amount the Company expects to collect on the balance outstanding at period-end. Management closely monitors outstanding balances during the year and allocates an allowance account if appropriate. The Company estimates and records an allowance for credit losses related to its financial instruments, including its accounts receivables. The Company considers historical collection rates, the current financial status of its customers, macroeconomic factors, and other industry-specific factors when evaluating for current expected credit losses. Forward-looking information is also considered in the evaluation of current expected credit losses. However, because of the short time to the expected receipt of accounts receivable, the Company believes that the carrying value, net of expected losses, approximates fair value and therefore, relies more on historical and current analysis of such financial instruments. Based on this analysis, the Company has determined that no allowance for credit losses is necessary for the current or prior reporting periods.

As of July 31, 2026 and October 31, 2025, there was no amount recorded relating to the allowance for credit losses. The Company writes off uncollectible accounts as they occur during the year, if applicable. During the three and nine months ended July 31, 2026 and 2025, there was no credit loss expense recorded. Accounts receivable as of July 31, 2026 and October 31, 2025 was $507,417 and $489,426, respectively.

F-31

Property and Equipment, net

Property and equipment is stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in the condensed consolidated statements of operations during the period in which the disposal occurred. The Company computes depreciation utilizing estimated useful lives, as stated below:

Property and Equipment, net Categories	Estimated Useful Life
Furniture and equipment	10 Years

Management regularly reviews property and equipment for possible impairment. This review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Based on management’s assessment, there were no indicators of impairment of the Company’s property and equipment as of July 31, 2026 or October 31, 2025, respectively.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Fair Value Measurements

Accounting Standards Codification (“ASC”) 820 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosure about fair value measurements.

The following provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which fair value is observable:

Level 1 —	fair value measurements are those derived from quoted prices (unadjusted in active markets for identical assets or liabilities);

Level 2 —	fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3 —	fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management for the respective periods. The respective carrying value of certain financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash, short-term notes payable, accounts payable and accrued expenses. The carrying value of long-term debt approximates fair value, as the fixed interest rates approximate current market rates.

The derivative liabilities are classified as Level 3 liabilities because significant inputs utilized in determining fair value are unobservable and require management judgment. Significant assumptions include the Company’s common stock price, expected volatility, expected term, and risk-adjusted discount rates. Increases in the Company’s stock price, expected volatility, or contractual term generally result in a higher fair value measurement, while decreases in those inputs generally reduce the fair value measurement. Because the valuation relies on significant unobservable inputs, actual results may differ materially from estimated fair values.

F-32

The following table represents the Company’s assets and liabilities by level measured at fair value on a recurring basis at July 31, 2026 and October 31, 2025.

	July 31, 2026			October 31, 2025
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Liabilities
Derivative liability	$–	$–	$1,655,559	$–	$–	$39,543

Revenue Recognition

The Company records revenue based on a five-step model in accordance with the Financial Accounting Standards Board (“FASB”) ASC 606, Revenue from Contracts with Customers, which requires the following:

1.	Identify the contract with a customer.

2.	Identify the performance obligations in the contract.

3.	Determine the transaction price of the contract.

4.	Allocate the transaction price to the performance obligations in the contract.

5.	Recognize revenue when the performance obligations are met or delivered.

The Company’s operating revenues are primarily generated from service fees, engineering fees, and materials fees. The Company uses two different types of contracts which are deliverable based or time based. The Company recognizes revenue related to services when performance obligations are fulfilled.

Design service contracts deliver system engineering inputs including designs, analyses, test and verification plans, and mission formulation architectures on a continual basis over the course of a contract. Customer work is based on distinct identifiable contracts with clear performance obligations, objectives, and pricing. Service revenue contract types are either Time & Materials (T&M) or Purchase Order (PO) contracts. Time & Materials contracts meet performance obligations continuously and are billed with revenue recognized at each invoice. PO contracts are billed at fulfillment of a performance obligation based on the customer agreements, and thus revenue is recognized when the performance obligations are satisfied.

Engineering services deliver both space qualified hardware and accompanying analyses, and are conducted under Cost-type, Fixed price, PO, and T&M contracts. Cost-type and T&M Engineering contracts are billed monthly as work is completed and revenue is recognized. Revenue for fixed price contracts including purchase orders that specify priced milestones for delivery of hardware, reports, or analyses is recognized upon completion of a specific milestone. Revenue on fixed price contracts that are still in progress at month end are otherwise recognized on the percentage-of-completion method, measured by the percentage of total costs incurred to date to the estimated total costs for each contract.

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740 Accounting for Income Taxes, which requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

F-33

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred income taxes are also recognized for carry-forward losses which can be utilized to offset future taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the net deferred tax assets will not be realized. The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and cause a change in management’s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income. Income tax expense is comprised of the sum of current income tax plus the change in deferred tax assets and liabilities.

Earnings (loss) Per Share

Basic net (loss) income per common share is computed by dividing net (loss) income by the weighted average number of common shares outstanding during the period. Diluted net (loss) income per common share is computed by dividing net (loss) income by the weighted average number of outstanding common shares, plus the net impact of common shares (computed using the treasury stock method), if dilutive, resulting from the exercise of dilutive securities. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. As of July 31, 2026 and 2025, the Company excluded the common stock equivalents summarized below, which entitle the holders thereof to ultimately acquire shares of common stock, from its calculation of loss per share as their effect would have been anti-dilutive.

	July 31,
	2026	2025
Stock options	339,673	284,461
Convertible notes payable	490,573	–
Preferred stock	1,100,189	–
Total common stock equivalents	1,930,435	284,461

Leases

The Company accounts for leases based on ASC Topic 842, Leases. Based on this standard, the Company determines if an agreement is a lease at inception. Operating leases are included in right-of-use lease asset, current operating lease obligations, and operating lease obligations, in the Company’s condensed consolidated balance sheets.

As permitted under Accounting Standards Updated (“ASU”) 2016-02 Leases (Topic 842) the Company has made an accounting policy election not to apply the recognition provisions of ASU 2016-02 to short term leases (leases with a lease term 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short term leases on a straight-line basis over the lease term.

Research and Development

Research and development costs are expensed as incurred. These costs include, but are not limited to, employee related expenses, including salaries, benefits and stock-based compensation of research and development personnel, supplies, facilities, depreciation and other expenses, which include direct and allocated expenses for rent, utilities and insurance. During the nine months ended July 31, 2026 and 2025, the company recorded $11,186 and $215,087 in research and development costs, respectively. During the three months ended July 31, 2026 and 2025, the company recorded $66 and $124,417 in research and development costs, respectively. Research and development costs are included in general and administrative expenses in the condensed consolidated statements of operations.

Stock based-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718, Stock Compensation. The computation of the expense associated with stock-based compensation requires the use of a valuations model. The Company currently obtains valuation reports according to FASB ASC Topic 718 — Stock Compensation (“ASC 718”). Equity-based compensation consists solely of stock option awards, including Incentivized Stock Options (ISOs) and Non-Qualified Stock Options (NSOs). Compensation expense is recognized ratably over the vesting period as the employee provides services. See Note 8 – Stock Options for additional information.

F-34

Recently Issued Accounting Pronouncements

The Company does not believe that there are any new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3: PROPERTY AND EQUIPMENT

The major classifications of property and equipment are summarized as follows:

	July 31, 2026	October 31, 2025
Furniture and equipment	$465,091	$465,091
Less accumulated depreciation	(417,362)	(400,365)
Property and equipment, net	$47,729	$64,726

Depreciation expense for each of the nine months ended July 31, 2026 and 2025 was $16,997 and $16,996, respectively. Depreciation expense for each of the three months ended July 31, 2026 and 2025 was $5,665 and $5,666, respectively.

NOTE 4: NOTES PAYABLE – RELATED PARTIES

Between April 2022 and September 2025, certain related parties, including the Company’s Chief Executive Officer and Director and its Chief Engineer and Director, made various loans to the Company. The balance at July 31, 2026 and October 31, 2025 was $0 and $1,336,613, respectively.

These notes were collateralized with the Company’s accounts receivables and other assets.

On December 2, 2025, the Company entered into exchange agreements with the Company’s then Chief Executive Officer and Chairman of the Board, and the Company’s Chief Engineer and a member of the Board of Directors. Pursuant to the Exchange Agreement, the officers exchanged principal in the amount of $969,054 and $88,712 in accrued interest for 1,479,692 shares of the Company’s common stock. The shares were valued at $1,701,646, or $1.15 per share. This resulted in a loss on debt extinguishment in the amount of $643,880.

On April 22, 2026, the Company entered into exchange agreements with the Company’s then Chief Executive Officer and Chairman of the Board. Pursuant to the Exchange Agreement, the officer exchanged principal in the amount of $327,629 for 29,996 shares of the Company’s common stock. The shares were valued at $427,440, or $14.25 per share. This resulted in a loss on debt extinguishment in the amount of $99,762.

Included within the notes payable – related parties balance is a convertible note agreement entered on March 18, 2024 for $50,000. The convertible note was scheduled to mature on March 18, 2026 and carries an interest rate of 9.75% per annum. The principal and prior accrued interest of the note was convertible into shares of the Company’s common stock at $10.00 per share. On October 31, 2024, the Company amended the agreement with the holder of the note to change its maturity to the earlier of the date that the Company lists its securities on a national stock exchange or March 31, 2025 and eliminated the conversion feature of the note. Interest on the note accrues and is paid at maturity along with principal, as specifically described in the note. On April 25, 2025, the Company executed an extension of the maturity date until the earlier of the date the Company is able to achieve a listing on a national stock exchange or June 30, 2025. The note was extended again to December 31, 2025. On March 23, 2026, the Company executed an agreement whereby the Company is obligated to pay the holder $5,000 per month beginning on April 1, 2026 until the note is paid in full. Additionally, the Company agreed to issue 6,600 shares to the holder as consideration. The shares were issued on April 27, 2026 and were valued at $51,480. As of July 31, 2026, the principal balance of this note is $30,000. As of July 31, 2026, this holder is no longer considered a related party and as such this balance is now included under notes payable. During the nine months ended July 31, 2026, the Company repaid $20,000 in principal.

F-35

On April 16, 2025, the Company issued an unsecured promissory note in the principal amount of $150,000 to Indicia Capital, LLC. The note bears interest at a rate of 9.75% per annum and matures on the earlier of (i) 180 days from the date of issuance or (ii) the date the Company receives at least $1,000,000 in new financing. In connection with the issuance of the note, the Chief Executive Officer and Director transferred 3,000 shares of the Company’s common stock to Indicia Capital as additional consideration to enter the loan. James Byrd, who serves as a co-manager and holds a 50% membership interest in Indicia Capital, was the original organizer of the Company by virtue of having founded the Company in October 2022. Accordingly, the transaction was considered a related party transaction. On March 23, 2026, the Company executed an agreement whereby the Company is obligated to pay the holder $5,000 per month beginning on April 1,2026 until the note is paid in full. As of July 31, 2026, the principal balance of this note is $130,000. As of July 31, 2026, this holder is no longer considered a related party and as such this balance is now included under notes payable. During the nine months ended July 31, 2026, the Company repaid $20,000 in principal.

	July 31, 2026	October 31, 2025
Notes payable – related parties, current portion	$–	$841,613
Notes payable – related parties, non-current portion	–	495,000
Total notes payable – related parties	$–	$1,336,613

NOTE 5: NOTES PAYABLE

The following table details the Company’s notes payable as of July 31, 2026 and October 31, 2025, respectively:

		Original	Principal Balance as of
	Date of Note	Principal	July 31,	October 31,
Ref No.	Issuance	Balance	2026	2025
1*	7/25/2018	$10,000	$10,000	$–
2	3/12/2024	150,000	150,000	150,000
3*	3/18/2024	50,000	30,000	–
4	6/20/2024	400,000	–	400,000
5	6/20/2024	50,000	30,000	50,000
6	7/31/2024	500,000	–	435,000
7	7/31/2024	250,000	230,000	250,000
8	1/9/2025	50,000	50,000	50,000
9	2/3/2025	100,000	100,000	100,000
10*	4/16/2025	150,000	130,000	–
11*	4/23/2025	15,500	15,500	–
12	5/19/2025	250,000	–	152,958
13	6/8/2025	192,000	–	92,308
14	9/18/2025	63,000	–	50,400
15	9/30/2025	60,000	–	46,667
16	9/30/2025	60,000	–	46,368
17	9/30/2025	80,000	–	63,333
18**	9/30/2025	5,000	5,000	–
19	1/23/2026	100,000	–	–
	Total		$750,500	$1,887,034

*	As of October 31, 2025, these noteholders were considered related parties. As of July 31, 2026, these noteholders are no longer considered related parties and their balances have been reclassified to notes payable. Their notes are described in Note 4 – Notes Payable, Related Parties.

**	On April 23, 2026, this note balance was transferred from a related party to a non-related party for no consideration.

F-36

Note 1

On July 25, 2018, the Company executed a note payable agreement for $10,000 with a former related party. The note is due on demand and carries no interest.

Note 2

On March 12, 2024, the Company executed a note payable agreement for $150,000. The note originally matured on March 12, 2025 and carries an interest rate of 12% per annum. On April 25, 2025, the Company executed an extension of the maturity date until the earlier of the date the Company is able to achieve a listing on a national stock exchange or June 30, 2025. The note was extended again to December 31, 2025 and again to September 30, 2026. Interest on the note accrues and is paid at maturity along with principal.

Note 3

A convertible note agreement was entered on March 18, 2024 for $50,000. The convertible note was scheduled to mature on March 18, 2026 and carries an interest rate of 9.75% per annum. The principal and prior accrued interest of the note was convertible into shares of the Company’s common stock at $10.00 per share. On October 31, 2024, the Company amended the agreement with the holder of the note to change its maturity to the earlier of the date that the Company lists its securities on a national stock exchange or March 31, 2025 and eliminated the conversion feature of the note. Interest on the note accrues and is paid at maturity along with principal, as specifically described in the note. On April 25, 2025, the Company executed an extension of the maturity date until the earlier of the date the Company is able to achieve a listing on a national stock exchange or June 30, 2025. The note was extended again to December 31, 2025. On March 23, 2026, the Company executed an agreement whereby the Company is obligated to pay the holder $5,000 per month beginning on April 1, 2026 until the note is paid in full. Additionally, the Company agreed to issue 6,600 shares to the holder as consideration. The shares were issued on April 27, 2026 and were valued at $51,480. As of July 31, 2026, the principal balance of this note is $30,000. As of July 31, 2026, this holder is no longer considered a related party and as such this balance is now included under notes payable. During the nine months ended July 31, 2026, the Company repaid $20,000 in principal.

Note 4

On June 20, 2024, the Company executed a convertible note payable agreement for $450,000 with a venture capital fund. The convertible note matures on June 20, 2026 and carries an interest rate of 9.75% per annum. The principal and prior accrued interest of the note were convertible into shares of the Company’s common stock at $10.00 per share. On October 7, 2024, $50,000 of the note payable was assigned to an unrelated holder. On April 27, 2026, the holder agreed to settle the $400,000 principal balance and $21,156 in accrued interest related to this note along with $435,000 in principal and accrued interest of $23,007 related to Note 6 in exchange for 100,000 shares of the Company’s common stock which was given personally by a former officer of the Company. Since the settlement is considered a capital transaction, the Company has recorded $879,163 in common stock.

Note 5

On October 7, 2024, $50,000 of the $450,000 principal (Note 4) was assigned to an unrelated holder. On October 31, 2024, the Company amended the agreement with the holder of the $50,000 note to change its maturity to the earlier of the Company listing on a national stock exchange or March 31, 2025 and eliminated the conversion feature of the note. On April 25, 2025, the Company executed a loan amendment for an extension of the maturity date until the earlier of the date the Company is able to achieve a listing on a national stock exchange or June 30, 2025. The note was extended again to December 31, 2025. On March 23, 2026, the Company executed an agreement whereby the Company is obligated to pay the holder $5,000 per month beginning on April 1, 2026 until the note is paid in full. During the nine months ended July 31, 2026, the Company repaid $20,000 in principal.

Note 6

On July 31, 2024, the Company issued a convertible note payable agreement for $500,000. On July 2, 2025, the Company entered into separate Stockholder Pledge Agreement with the holder of the above note with the Company’s former director and executive officer and Chief Operating Officer to secure the Company’s obligations. Of the principal balance of $500,000, $65,000 was repaid last fiscal year. The remaining balance of $435,000 along with accrued interest of $23,007 was extinguished in exchange for 100,000 shares of the Company’s common stock which was given personally by a former officer of the Company. See Note 4.

F-37

Note 7

On July 31, 2024, the Company executed a convertible note payable agreement for $250,000. The convertible note matures on May 1, 2025 and carries an interest rate of 13% per annum. The principal and prior accrued interest of the note was convertible into shares of the Company’s common stock at $10.00 per share. The Company may not prepay the note within the first 180 days of the note date. Subsequent to the issuance of the convertible note the Company amended the agreement with the holder which eliminated the conversion feature, changed the interest rate to 9.75% per annum, and extended the maturity date of the loan again to November 5, 2025. Interest on the note either accrues or is paid quarterly or at maturity along with principal. The Company accounted for the amendment as an extinguishment of debt and recorded a loss of $4,500 on the consolidated statements of operations for the year ended October 31, 2024. On June 13, 2026, the Company executed an agreement whereby the holder agreed not to pursue any default provisions in exchange for a payment plan and stock consideration. Upon execution of the agreement, the Company is obligated to pay the holder $20,000 and will pay monthly installments of $15,000 beginning July 15, 2026. During the nine month ended July 31, 2026, the Company repaid $20,000 in principal.

Note 8

On January 9, 2025, the Company executed a note payable agreement for $50,000. The note matures on January 9, 2027 and carries an interest rate of 9.75% per annum. The Company may not prepay the note within the first 180 days of the note date. Interest on the note accrues and is paid at maturity along with principal.

Note 9

On February 3, 2025, the Company executed a note payable agreement for $100,000. The note matures on February 9, 2027 and carries an interest rate of 9.75% per annum. Interest on the note accrues and is paid at maturity along with principal.

Note 10

On April 16, 2025, the Company issued an unsecured promissory note in the principal amount of $150,000 to Indicia Capital, LLC. The note bears interest at a rate of 9.75% per annum and matures on the earlier of (i) 180 days from the date of issuance or (ii) the date the Company receives at least $1,000,000 in new financing. In connection with the issuance of the note, the Chief Executive Officer and Director transferred 3,000 shares of the Company’s common stock to Indicia Capital as additional consideration to enter the loan. James Byrd, who serves as a co-manager and holds a 50% membership interest in Indicia Capital, was the original organizer of the Company by virtue of having founded the Company in October 2022. Accordingly, the transaction is considered a related party transaction. On March 23, 2026, the Company executed an agreement whereby the Company is obligated to pay the holder $5,000 per month beginning on April 1,2026 until the note is paid in full. As of July 31, 2026, the principal balance of this note is $130,000. As of July 31, 2026, this holder is no longer considered a related party and as such this balance is now included under notes payable. During the nine months ended July 31, 2026, the Company repaid $20,000 in principal.

Note 11

On April 23, 2025, the Company executed a note payable agreement for $15,500 with a former related party. The note is due on demand and carries no interest.

As of July 31, 2026, the remaining balance for Notes 12, 13, 14, 15, 16, and 17 are all $0 as the notes have been fully repaid.

F-38

Note 18

On September 30, 2026, the Company executed a note payable agreement for $5,000 with a former related party. The note is due on demand and carries no interest.

Note 19

On January 23, 2026, the Company issued a $100,000 note that is non-interest bearing and is due on demand. On April 30, 2026, the holder converted the $100,000 note into 250,000 shares of Series D Convertible Preferred Stock.

	July 31, 2026	October 31, 2025
Notes payable, current	$680,500	$1,737,034
Notes payable, less current portion	70,000	150,000
Total notes payable	$750,500	$1,887,034

The aggregate maturity on the notes payable as of July 31, 2026, are as follows:

Due in less than one year	$680,500
Due after one year	70,000
750,500
Less: current portion	(680,500)
Notes payable, non-current portion	$70,000

NOTE 6: CONVERTIBLE NOTES PAYABLE

On December 19, 2025, the Company executed a note payable agreement for $65,205 from which $16,905 in fees were deducted for net proceeds of $48,300. The note matures on October 15, 2026 and carries an interest rate of 12% per annum. Interest on the note accrues and is paid at maturity along with principal. The Note is convertible, following the last to occur, (i) 180 days following the inception date or (ii) an event of default, into shares of the Company’s common stock at a price equal to 65% of the lowest closing price during the 10 trading days prior to conversion, subject to adjustment. Conversions are further limited by a beneficial ownership cap of 4.99% (which the Buyer may adjust up to 9.99% with 61 days’ notice).

On February 13, 2026, the Company executed a note payable agreement for $150,000 from which $15,000 in fees were deducted for net proceeds of $135,000. The note matures on February 13, 2027 and carries an interest rate of 12% per annum. Interest on the note accrues and is paid at maturity along with principal. The Note is convertible, following the last to occur, (i) 180 days following the inception date or (ii) an event of default, into shares of the Company’s common stock at a price equal to 70% of the lowest closing price during the 15 trading days prior to conversion, subject to adjustment. Conversions are further limited by a beneficial ownership cap of 4.99% (which the Buyer may adjust up to 9.99% with 61 days’ notice).

On February 17, 2026, the Company executed a note payable agreement for $238,050 from which $38,050 in fees were deducted for net proceeds of $200,000. The note matures on December 15, 2026 and carries an interest rate of 12% per annum. Interest on the note accrues and is paid at maturity along with principal. The Note is convertible, following the last to occur, (i) 180 days following the inception date or (ii) an event of default, into shares of the Company’s common stock at a price equal to 65% of the lowest closing price during the 10 trading days prior to conversion, subject to adjustment. Conversions are further limited by a beneficial ownership cap of 4.99% (which the Buyer may adjust up to 9.99% with 61 days’ notice).

On July 30, 2026, the Company executed a note payable agreement for $200,000 from which $25,000 in fees were deducted for net proceeds of $175,000. The note matures on July 30, 2027 and carries an interest rate of 6% per annum. Interest on the note accrues and is paid at maturity along with principal. The Note is convertible, following the last to occur, (i) 180 days following the inception date or (ii) an event of default, into shares of the Company’s common stock at a price equal to 60% of the lowest closing price during the 20 trading days prior to conversion, subject to adjustment. Conversions are further limited by a beneficial ownership cap of 4.99% (which the Buyer may adjust up to 9.99% with 61 days’ notice).

F-39

During the nine months ended July 31, 2026, the Company repaid $1,147,658 in principal and $71,821 in accrued interest. Additionally, $152,812 in principal and $1,361 in accrued interest was converted to common stock. The Company had to pay $118,894 in prepayment penalties related to cash repayments on debt. During the nine months ended July 31, 2026, the Company recorded $492,661 as a loss on debt extinguishment as a result of the convertible note extinguishments.

The aggregate maturity on the convertible notes payable as of July 31, 2026, are as follows:

Due in less than one year	$522,222
Due after one year	–
522,222
Less unamortized discount	(319,292)
Carrying value	202,930
Less: current portion	(202,930)
Convertible notes payable, non-current portion	$–

NOTE 7 – DERIVATIVE FINANCIAL INSTRUMENTS

Embedded derivatives

The Company’s convertible promissory notes and convertible preferred stock gave rise to derivative financial instruments. The notes and preferred stock embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of the embedded conversion option.

The following tables summarize the components of the Company’s derivative liabilities and linked common shares as of July 31, 2026 and October 31, 2025 and the amounts that were reflected in operations related to derivatives for the period ended:

	July 31, 2026
The financings giving rise to derivative financial instruments	Indexed Shares	Fair Values
Embedded derivative liabilities – convertible notes payable	490,573	$522,227
Embedded derivative liabilities – convertible preferred stock	1,100,189	1,133,332
Total	1,590,762	$1,655,559

	October 31, 2025
The financings giving rise to derivative financial instruments	Indexed Shares	Fair Values
Embedded derivative liabilities	78,743	$39,543
Total	78,743	$39,543

The following table summarizes the effects on the Company’s loss associated with changes in the fair values of the derivative financial instruments by type of financing for the three and nine months ended July 31, 2026 and 2025:

	For the Three months Ended
	July 31, 2026	July 31, 2025
Embedded derivative liability	$(412,977)	$–
Total gain (loss)	$(412,977)	$–

	For the Nine months Ended
	July 31, 2026	July 31, 2025
Embedded derivative liability	$(413,455)	$–
Warrant derivative liability	(318,464)	–
Total gain (loss)	$(731,919)	$–

F-40

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in operations. The Company has selected the Lattice Model valuation technique to fair value the embedded derivatives because it believes that this technique is reflective of all significant assumption types, and ranges of assumption inputs, that market participants would likely consider in transactions involving embedded derivatives. Such assumptions include, among other inputs, interest risk assumptions, credit risk assumptions and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk-free rates. The Lattice Model technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators. For instruments in which the time to expiration has passed, the Company has utilized the intrinsic value as the fair value. The intrinsic value is the difference between the quoted market price on the valuation date and the applicable conversion price. Significant range of inputs and results arising from the Lattice Model process are as follows for the embedded derivatives that have been bifurcated from the convertible notes and classified in liabilities:

	Inception Dates Note & Preferred Stock	Period Ended July 31, 2026
Underlying price on valuation date	$1.65 - 5.15	$1.35 - 3.11
Effective contractual conversion rates	$1.00 - 4.40	$0.73 - 1.94
Contractual term to maturity	0.49 - 1.00 years	0.04 - 0.54 years
Market volatility:
Volatility	20.47 - 26.90%	14.36 - 22.44%
Risk-adjusted interest rate	3.42 - 4.06%	3.69 - 4.05%

The detachable warrants issued with the convertible notes require derivative liability classification due to agreements containing a fundamental transaction clause which could require net cash settlement in certain situations. The warrant fair value was calculated using the Black-Scholes option pricing model using the following inputs:

Inception
Dates Note
Underlying price on valuation date	$0.60
Effective contractual conversion rates	$0.50
Contractual term to maturity	5.00 years
Market volatility:
Volatility	23.36%
Risk-adjusted interest rate	3.72%

The following table reflects the issuances of derivatives and changes in fair value inputs and assumptions related to the embedded derivatives for the three and nine months ended July 31, 2026 and 2025, respectively.

	Nine Months Ended
	July 31, 2026	July 31, 2025
Balances at beginning of period	$39,543	$–
Issuances:
Embedded derivatives – convertible notes payable	951,166	–
Embedded derivatives – convertible preferred stock	760,871
Warrant derivatives	72,973	–
Extinguishments:
Embedded derivatives	(509,476)	–
Warrant derivatives	(391,437)	–
Changes in fair value inputs and assumptions reflected in operations	731,919	–
Balances at end of period	$1,655,559	$–

	Three Months Ended
	July 31, 2026	July 31, 2025
Balances at beginning of period	$621,423	$–
Issuances:
Embedded derivatives – convertible notes payable	280,527	–
Embedded derivatives – convertible preferred stock	760,871
Warrant derivatives	–	–
Extinguishments:
Embedded derivatives	(420,239)	–
Warrant derivatives	–	–
Changes in fair value inputs and assumptions reflected in operations	412,977	–
Balances at end of period	$1,655,559	$–

F-41

NOTE 8: STOCK OPTIONS

On August 19, 2025, the Company adopted the Helio Corporation 2025 Equity Incentive Plan (the “2025 Plan”), which was also approved by the Company’s stockholders on August 19, 2025. The 2025 Plan is intended to assist the Company in recruiting and retaining employees, officers, directors, and consultants, and to provide incentives tied to increases in the value of the Company’s equity. Unless terminated earlier by the Board, the 2025 Plan will terminate on August 19, 2035, and no awards may be granted after that date.

The 2025 Equity Plan limits the shares of common stock authorized to be awarded as stock awards to 476,470 shares as of July 31, 2026 and October 31, 2025, respectively. As of July 31, 2026, 126,276 stock awards are available for grant under the 2025 Plan. Employees are provided stock options vesting over a period of four years with a one year cliff. After one year, 25% of the award size vests followed by 1/48th of the award size for each month thereafter. On a case-by-case basis, options have been granted outright with no vest period.

During the three and nine months ended July 31, 2026 and 2025, there were no stock options granted.

	Number of Shares	Weighted Average Exercise Price ($)	Weighted Average Remaining Term	Aggregate Intrinsic Value
Three and nine months ended July 31, 2025
Balance as of October 31, 2024	284,461	$0.45	7.02	$6,980,951
Issued	–	–	–	–
Canceled	–	–	–	–
Exercised	–	–	–	–
Balance as of January 31, 2025	284,461	$0.45	6.77	$6,980,951
Issued	–	–	–	–
Canceled	–	–	–	–
Exercised	–	–	–	–
Balance as of April 30, 2025	284,461	$0.45	6.52	$6,980,951
Issued	–	–	–	–
Canceled	–	–	–	–
Exercised	–	–	–	–
Balance as of July 31, 2025	284,461	$0.45	6.27	$6,980,951

Three and nine months ended July 31, 2026
Balance as of October 31, 2025	350,194	$2.15	6.73	$438,197
Issued	–	–	–	–
Canceled	–	–	–	–
Exercised	–	–	–	–
Balance as of January 31, 2026	350,194	$2.15	6.48	$1,618,854
Issued	–	–	–	–
Canceled	–	–	–	–
Exercised	10,521	$0.45	–	–
Balance as of April 30, 2026	339,673	$2.20	6.23	$3,298,610
Issued	–	–	–	–
Canceled	–	–	–	–
Exercised	–	–	–	–
Balance as of July 31, 2026	339,673	$2.20	5.98	$3,038,367
Exercisable as of July 31, 2026	329,740	$2.20	5.94	$3,047,342

F-42

Stock-based compensation from stock awards for the nine months ended July 31, 2026 and 2025 was $81,159 and $126,603, respectively. Stock-based compensation from stock awards for the three months ended July 31, 2026 and 2025 was $21,778 and $38,349, respectively. As of July 31, 2026 and 2025, there remained $29,822 and $145,879 of unrecognized stock-based compensation from stock option awards, respectively.

NOTE 9: LEASES

The Company leases its manufacturing facility and it is classified as an operating lease. The Company recognized a right of use asset and lease liability pursuant to this lease. The lease liability was calculated at the commencement date of the lease by discounting the future payments using the Company’s incremental borrowing rate of 10%.

The lease for the manufacturing facility commenced on June 1, 2022, and has a term of five years. For the first twelve months the monthly lease payments were $36,000. The monthly lease payments are subject to an annual increase of 3%.

Right-of-use lease asset is summarized below:

	July 31, 2026	October 31, 2025
Manufacturing lease	$1,788,571	$1,788,571
Less: accumulated amortization	(1,476,710)	(1,222,210)
Right-of-use lease asset, net	$311,861	$566,361

Operating lease liability is summarized below:

	July 31, 2026	October 31, 2025
Manufacturing lease	$387,215	$701,275
Less: current portion	(387,215)	(477,956)
Long term portion	$–	$223,319

Future minimum lease payments required under this operating lease on an undiscounted cash flow basis as of July 31, 2026 were as follows:

Remainder of 2026	$121,555
2027	283,628
Total future minimum lease payments	$405,183
Less imputed interest	(17,968)
Total operating lease liability	$387,215

The Company recognized rent expense pursuant to this lease on the straight-line basis in accordance with the guidance in ASC 842. The Company recognized rent expense of $298,100 and $300,057 for the nine months ended July 31, 2026 and 2025, related to this lease, The Company recognized rent expense of $89,430 and $100,019 for the three months ended July 31, 2026 and 2025, related to this lease, which is included within facilities expense on the condensed consolidated statements of operations.

F-43

NOTE 10: COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company is not presently a party to any legal proceedings, the resolution of which the Company believes would have a material adverse effect on its business, financial condition, operating results, or cash flows. However, legal proceedings are subject to inherent uncertainties, and an unfavorable outcome could include monetary damages, and excessive verdicts can result from litigation, and as such, could result in a material adverse impact on its business, financial position, results of operations, and/or cash flows.

NOTE 11: CLIENT CONCENTRATIONS

Four customers accounted for 94% of the Company’s outstanding receivables on July 31, 2026 and four customers accounted for 99% of the Company’s outstanding receivables on October 31, 2025. The table below summarizes the revenue concentrations by customer as of July 31, 2026, and October 31, 2025:

	Receivables Concentration
	July 31,	October 31
Company	2026	2025
A	30%	45%
B	30%	31%
C	18%	17%
D	16%	6%
	94%	99%

For the three months ended July 31, 2026 and 2025, the Company’s revenue was concentrated amongst six and nine customers, respectively. For the three months ended July 31, 2026, 82% of all revenue was obtained from government sources either as a direct contractor or subcontractor with the remaining 18% from a private customer. For the three months ended July 31, 2025, 94% of all revenue was obtained from government sources either as a direct contractor or subcontractor, with the remaining 6% of revenue from private customers..

For the nine months ended July 31, 2026 and 2025, the Company’s revenue was concentrated amongst six and eleven customers, respectively. For the nine months ended July 31, 2026, 92% of all revenue was obtained from government sources either as a direct contractor or subcontractor with the remaining 8% from a private customer. For the nine months ended July 31, 2025, 70% of all revenue was obtained from government sources either as a direct contractor or subcontractor, with the remaining 30% of revenue from private customers.

NOTE 12: SEGMENT INFORMATION

The Company conducts its business activities and reports financial results as one business segment. The presentation of financial results as one reportable segment is consistent with the way the Company operates its business and is consistent with the manner in which the Chief Operating Decision Maker (“CODM”) evaluates performance and makes resource and operating decisions for the business. The Company’s CODM is the Chief Executive Officer. Furthermore, the Company notes that monitoring financial results as one reportable segment helps the CODM manage costs on a consolidated basis, consistent with the integrated nature of the operations. The CODM uses net loss, as reported on the Condensed Consolidated Statements of Operations, in evaluating the performance of the Company and determining how to allocate resources of the Company as a whole. As the CODM evaluates performance on a consolidated basis, all required financial segment information is included in the condensed consolidated financial statements.

F-44

NOTE 13: EQUITY

Common Stock

On July 20, 2026, the Company completed a 1 for 5 reverse stock split. The Company’s financial statements have been retroactively adjusted to effect the split.

Preferred Stock

The Company’s Articles of Incorporation, as amended, authorize the issuance of up to 20,000,000 shares of preferred stock, par value $0.0001 per share, issuable in one or more series with such designations, preferences, rights, and limitations as may be determined by the Company’s Board of Directors from time to time without further shareholder approval. As of July 31, 2026, the Board had designated four series of preferred stock — Series A, Series B, and Series C Convertible Mezzanine Preferred Stock (each designated April 17, 2026) and Series D Convertible Preferred Stock — as described below.

Series A Preferred Stock

On April 17, 2026, the Company designated 1,500,000 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”), par value $0.0001 per share, pursuant to a Certificate of Designation filed with the State of Florida. Each share of Series A Preferred Stock has a stated value of $1.00 per share.

The Series A Preferred Stock ranks senior to the Company’s common stock with respect to dividend rights and distributions upon liquidation, dissolution, or winding up of the Company. Holders are entitled to cumulative dividends at an annual rate of 10% of the stated value, payable upon redemption, liquidation, or conversion. Upon the occurrence of certain events of default such as failure to make required payments, breaches of key covenants, insolvency events or delisting of the Company’s common stock, the dividend rate increases to 22%.

In the event of liquidation, dissolution, winding up, or a deemed liquidation event, holders of Series A Preferred Stock are entitled to receive, prior to any distribution to holders of common stock, an amount equal to the stated value of the shares plus accrued and unpaid dividends and any applicable adjustment amounts as defined in the Certificate of Designation.

The Company may redeem the Series A Preferred Stock during specified redemption periods at amounts ranging from 110% to 123% of the stated value, subject to the terms of the Certificate of Designation. In addition, beginning twelve months after issuance, or upon certain events of default, the Company may be required to redeem the outstanding shares for cash.

Beginning 180 days after issuance, holders may convert the Series A Preferred Stock into shares of the Company’s common stock. The conversion price is variable and is generally equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days preceding the conversion date, subject to adjustment provisions contained in the Certificate of Designation.

On February 6, 2026, the Company sold 15 shares of Series A Convertible Preferred Stock for $15,000. The shares were simultaneously converted into 12,510 shares of common stock.

On May 8, 2026, the Company sold 175,000 shares of Series A Convertible Preferred Stock for $175,000.

On June 16, 2026, the Company sold 200,000 shares of Series A Convertible Preferred Stock for $200,000.

F-45

On July 16, 2026, the Company sold 200,000 shares of Series A Convertible Preferred Stock for $200,000.

As of July 31, 2026, there were 575,000 shares of Series A Convertible Preferred Stock outstanding.

As of July 31, 2026, the aggregate redemption value of the Series A Convertible Preferred Stock was $581,931.

Series B Preferred Stock

On April 17, 2026, the Company designated 1,500,000 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock"), par value $0.0001 per share, pursuant to a Certificate of Designation filed with the State of Florida. Each share of Series B Preferred Stock has a stated value of $1.00 per share.

The Series B Preferred Stock ranks senior to the Company’s common stock with respect to dividend rights and distributions upon liquidation, dissolution, or winding up of the Company. Holders are entitled to cumulative dividends at an annual rate of 10% of the stated value, payable upon redemption, liquidation, or conversion. Upon the occurrence of certain events of default, such as failure to make required payments, breaches of key covenants, insolvency events, or delisting of the Company’s common stock, the dividend rate increases to 22%. In addition, upon an event of default, the stated value per share is automatically increased to $1.50, or to $2.00 for certain specified defaults, which increases the amount payable to holders upon redemption, liquidation, or conversion.

In the event of liquidation, dissolution, winding up, or a deemed liquidation event, holders of Series B Preferred Stock are entitled to receive, prior to any distribution to holders of common stock, an amount equal to the stated value of the shares plus accrued and unpaid dividends and any applicable adjustment amounts as defined in the Certificate of Designation.

The Company may redeem the Series B Preferred Stock during specified redemption periods at amounts ranging from 115% to 125% of the stated value, subject to the terms of the Certificate of Designation. In addition, beginning twelve months after issuance, or upon certain events of default, the Company may be required to redeem the outstanding shares for cash.

Beginning 180 days after issuance, holders may convert the Series B Preferred Stock into shares of the Company’s common stock. The conversion price is variable and is generally equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days preceding the conversion date, subject to adjustment provisions contained in the Certificate of Designation.

On May 29, 2026, the Company sold 177,500 shares of Series B Convertible Preferred Stock for $177,500.

On July 27, 2026, the Company sold 177,500 shares of Series B Convertible Preferred Stock for $177,500.

As of July 31, 2026, the aggregate redemption value of the Series B Convertible Preferred Stock was $358,161.

Series C Preferred Stock

On April 17, 2026, the Company designated 1,500,000 shares of Series C Convertible Preferred Stock ("Series C Preferred Stock"), par value $0.0001 per share, pursuant to a Certificate of Designation filed with the State of Florida. Each share of Series C Preferred Stock has a stated value of $1.00 per share.

The Series C Preferred Stock ranks senior to the Company’s common stock with respect to dividend rights and distributions upon liquidation, dissolution, or winding up of the Company. Holders are entitled to cumulative dividends at an annual rate of 10% of the stated value, payable upon redemption, liquidation, or conversion. Upon the occurrence of certain events of default, the dividend rate increases to 22%. In addition, upon an event of default, the stated value per share is automatically increased to $1.50, or to $2.00 for certain specified defaults, which increases the amount payable to holders upon redemption, liquidation, or conversion.

In the event of liquidation, dissolution, winding up, or a deemed liquidation event, holders of Series C Preferred Stock are entitled to receive, prior to any distribution to holders of common stock, an amount equal to the stated value of the shares plus accrued and unpaid dividends and any applicable adjustment amounts as defined in the Certificate of Designation.

F-46

The Company may redeem the Series C Preferred Stock during specified redemption periods at amounts ranging from 115% to 125% of the stated value, subject to the terms of the Certificate of Designation. In addition, beginning twelve months after issuance, or upon certain events of default, the Company may be required to redeem the outstanding shares for cash.

Beginning 180 days after issuance, holders may convert the Series C Preferred Stock into shares of the Company’s common stock. The conversion price is variable and is generally equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days preceding the conversion date, subject to adjustment provisions contained in the Certificate of Designation.

On June 16, 2026, the Company sold 200,000 shares of Series C Convertible Preferred Stock for $200,000.

As of July 31, 2026, the aggregate redemption value of the Series C Convertible Preferred Stock was $202,302.

Accounting treatment for Series A, Series B and Series C Preferred Stock

The variable-price conversion features are not considered indexed to the Company’s own stock and therefore do not qualify for the equity classification exception under ASC 815-40. Accordingly, the conversion features were bifurcated from the preferred-stock host contracts and accounted for as derivative liabilities. The derivative liabilities were initially and subsequently measured at fair value, with changes in fair value recognized in earnings.

The remaining preferred-stock host contracts are classified as mezzanine equity because certain cash-redemption provisions are contingent upon events that are not solely within the Company’s control. As of July 31, 2026, no event had occurred that permitted the holders to require cash redemption. Based on its assessment of contractual compliance, anticipated ability to satisfy the applicable obligations, and the absence of pending or expected transactions that would trigger holder redemption rights, management concluded that the occurrence of a contingency permitting redemption outside the Company’s control was not probable. Accordingly, the Company did not accrete their carrying amounts to stated or redemption value.

Incremental issuance costs were allocated between the derivative liabilities and the preferred-stock hosts based on their relative initial fair values. Costs allocated to the derivative liabilities were expensed, and costs allocated to the preferred-stock hosts were recorded as reductions of mezzanine equity.

Mezzanine-equity carrying amounts
	Series A	Series B	Series C	Total
Cash purchase price	$575,000	$319,500	$200,000	$1,090,500
Initial derivative liability	(391,406)	(250,122)	(119,343)	(760,871)
Residual preferred-stock host	183,594	69,878	80,657	333,629
Issuance costs allocated to host	(6,723)	(2,171)	(4,033)	(12,927)
Preferred stock (mezzanine equity) carrying amount	176,871	67,207	76,624	320,702
Residual preferred-stock host	6,931	3,161	2,302	12,394
Mezzanine-equity carrying amount	$183,802	$70,368	$78,926	$333,096

Series D Preferred Stock

On April 30, 2026, the Company issued 250,000 shares of Series D Convertible Preferred Stock pursuant to a conversion of $100,000 face value note payable.

The Series D Convertible Preferred Stock carries a cumulative annual dividend equal to 10% of the face value of the preferred shares held by the investor. Dividends accrue annually and are payable in accordance with the terms of the agreement.

F-47

The Company evaluated the terms of the Series D Convertible Preferred Stock under ASC 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging. Based on management’s analysis, the Series D Convertible Preferred Stock was classified as permanent equity as of July 31, 2026.

As of July 31, 2026, 250,000 shares of Series D Convertible Preferred Stock were issued and outstanding with an aggregate carrying value of $100,000 and an aggregate stated value of $100,000.

NOTE 14: SUBSEQUENT EVENTS

In preparing these condensed consolidated financial statements, management has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued. Such events or transactions are described below as of the date these unaudited condensed consolidated financial statements were issued. The following subsequent events occurred after July 31, 2026, and prior to the filing of this Quarterly Report on Form 10-Q.

On September 1, 2026, the Company executed a note payable agreement for $165,000 from which $38,050 in fees were deducted for net proceeds of $126,950. The note matures on December 15, 2026 and carries an interest rate of 12% per annum. Interest on the note accrues and is paid at maturity along with principal. The Note is convertible, following the last to occur, (i) 180 days following the inception date or (ii) an event of default, into shares of the Company’s common stock at a price equal to 65% of the lowest closing price during the 10 trading days prior to conversion, subject to adjustment. Conversions are further limited by a beneficial ownership cap of 4.99% (which the Buyer may adjust up to 9.99% with 61 days’ notice).

F-48

                  Shares of Common Stock

Helio Corporation

PROSPECTUS

Sole Book-Runner

R.F. Lafferty & Co., Inc.

_______ ___, 2026

Until ____, 2026 (25 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

The following table sets forth the various expenses expected to be incurred by the Company in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the SEC registration fee.

SEC registration fee	$739
FINRA filing fee	7,963
Exchange listing fee	75,000
Accounting fees and expenses	100,000
Legal fees and expenses	40,000
Printing expenses	15,000
Registrar and Transfer Agent’s fees	7,500
Miscellaneous fees and expenses	40,000
Total	$286,202.20

Item 14. Indemnification of Directors and Officers

Florida law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Articles of Incorporation and Bylaws include provisions that eliminate, to the maximum extent allowable under Florida law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our Articles of Incorporation and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Florida law. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees, and agents for some liabilities. We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

The following information sets forth all securities sold by the Company within the past three years that were not registered under the Securities Act. Unless otherwise specified, the securities were issued in transactions not involving a public offering in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. No underwriters were involved in the issuance of these securities, and no commissions or other remuneration were paid in connection with such sales, unless otherwise stated. The proceeds of each of the sales were used for general corporate and working capital purposes.

In October 2022, in connection with the incorporation of the Company (as Stirling Bridge Group, Inc.), we issued an entity wholly owned and controlled by James Byrd, the Company’s incorporator and former Chief Executive Officer, an aggregate of 2,000,000 shares of common stock (the “Founder Shares”). In connection with the Business Combination in January 2024, 1,560,000 of the Founder Shares were repurchased by the Company for aggregate cash consideration of $130,000.

II-1

Between December 2022 and May 2023, we sold 218,700 shares of common stock to certain investors at $0.50 per share under Regulation A. In January 2024, we sold 200 shares of common stock to certain investors at $2.00 per share under Regulation A promulgated under the Securities Act.

In January 2024, in connection with the Company’s acquisition of Heliospace Corporation, we issued 9,795,733 shares of common stock to the holders of the outstanding capital stock of Heliospace Corporation in a transaction exempt from registration under Section 4(a)(2) and/or Regulation D, Rule 506(b) of the Securities Act.

In February 2024, we sold the following shares of common stock in private placements exempt from registration under Section 4(a)(2) of the Securities Act: (i) 200,000 shares at $1.00 per share; (iii) 220,000 shares in exchange for an aggregate amount of $1,000 and services performed; and (iii) 320,000 shares in exchange for an aggregate amount of $1,500 and services performed.

Between March and July 2024, we sold convertible notes in an aggregate principal amount of $1.0 million. The convertible notes were sold by us for cash, at par, in private placements exempt from registration under Section 4(a)(2) and/or Regulation D, Rule 506(b) of the Securities Act.

In October 2024, we issued an aggregate of 69,000 shares of common stock to certain holders of certain of the aforementioned convertible notes, as partial consideration for amendments that, among other things, eliminated the conversion feature of the convertible notes. We did not receive any cash consideration for these shares. These transactions were private placements exempt from registration under Section 4(a)(2) and/or Regulation D, Rule 506(b) of the Securities Act.

In January 2025, we sold a note in a principal amount of $50,000. The note was sold by us for cash, at par, in a private placement exempt from registration under Section 4(a)(2) and/or Regulation D, Rule 506(b) of the Securities Act.

In February 2025, we sold three notes in the aggregate principal amount of $485,000, of which two were sold to certain officers and directors of the Company for the principal amount of $385,000. The notes were sold by us for cash, at par, in a private placement exempt from registration under Section 4(a)(2) and/or Regulation D, Rule 506(b) of the Securities Act.

In March 2024, we sold a note in the principal amount of $150,000 to our former Chief Executive Officer (from inception until the consummation of the Business Combination in January 2024) and incorporator. The note was sold by us for cash, at par, in a private placement exempt from registration under Section 4(a)(2) and/or Regulation D, Rule 506(b) of the Securities Act.

In April 2025, we sold a note in the principal amount of $150,000 to an entity wholly-owned by our former Chief Executive Officer (from inception until the consummation of the Business Combination in January 2024) and incorporator. The note was sold by us for cash, at par, in a private placement exempt from registration under Section 4(a)(2) and/or Regulation D, Rule 506(b) of the Securities Act.

On April 27, 2026, the Company entered into a binding settlement agreement (the “Wolf Settlement Agreement”) with Sean Wolf (“Wolf”) via an exchange of emails, pursuant to which the Company and Wolf agreed to resolve and settle an aggregate outstanding obligation of $879,163 (the “Settlement Amount”), representing all principal and accrued interest owed under two promissory notes previously issued by the Company: (i) a 9.75% Promissory Note in the principal amount of $400,000 issued on October 15, 2024 to Blackwolf Venture Group LLC, a Florida limited liability company controlled by Wolf, and (ii) a 9.75% Promissory Note in the principal amount of $500,000 issued on October 16, 2024 to Wolf (collectively, the “Wolf Notes”). The Settlement Amount will be satisfied through net proceeds from Wolf’s sales of Helio common stock in accordance with negotiated leak-out terms, and any direct payments by the Company. Pursuant to the Wolf Settlement Agreement, the Company agreed to authorize ClearTrust, LLC to remove the restrictive legend on 225,000 shares of common stock held in book entry for Wolf’s benefit, and agreed to provide a Rule 144 opinion letter with respect to an additional 275,000 shares of Helio common stock held by Joseph Pitman ( our former Chief Technology Officer and former director), following their transfer to Wolf. No new shares were issued by the Company in connection with the Wolf Settlement Agreement.

II-2

On March 12, 2026, FirstFire exercised the FirstFire Warrant in full via cashless exercise, resulting in the issuance of 52,640 shares of common stock, and no FirstFire Warrant remains outstanding. On or about April 29, 2026, in connection with the full satisfaction and cancellation of the FirstFire Note, the Company issued 20,000 shares of its common stock to FirstFire Global Opportunities Fund, LLC at a conversion price of $2.50 per share, representing a partial conversion of the remaining outstanding balance of the FirstFire Note. The remaining balance of the FirstFire Note was repaid in cash ($150,000). The 20,000 shares were issued in reliance on Section 3(a)(9) of the Securities Act, as an exchange of the Company’s securities for its outstanding indebtedness, with no commission or other remuneration paid in connection with the issuance. The shares have not been registered under the Securities Act and constitute restricted securities under Rule 144.

Additionally, over the last three years, we have issued 1,750,971 options to purchase shares of our common stock to certain employees, service providers, and officers and directors pursuant to Rule 701 under the Securities Act and/or private placements exempt from registration under Section 4(a)(2) of the Securities Act. Of these, 52,604 options have been exercised.

In August 2025, we issued 83,333 shares of common stock to a consultant for services rendered. These shares were issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act.

On August 26, 2025, we entered into a Securities Purchase Agreement with an accredited investor pursuant to which we issued a convertible promissory note in the aggregate principal amount of $275,000 for gross proceeds of $250,000, reflecting an original issue discount of $25,000. The note bears interest at 10% per annum, matures on August 26, 2026, and provides for monthly amortization payments beginning February 26, 2026, with all remaining amounts due at maturity. The note is convertible into shares of our common stock, upon certain events of default or missed payments, at a price equal to 90% of the lowest closing price during the 10 trading days prior to conversion, subject to a 4.99% beneficial ownership cap. In connection with the financing, we also issued 25,000 shares of our common stock as commitment shares. Network 1 Financial Securities acted as placement agent in connection with this transaction. These securities were issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On December 2, 2025, we entered into exchange agreements with Gregory T. Delory, our then Chief Executive Officer and Chairman of the Board, and Paul S. Turin, our Chief Engineer and then a member of the Board of Directors, pursuant to which we issued an aggregate of 7,398,459 shares of our common stock in exchange for the cancellation of outstanding promissory notes. Pursuant to the exchange agreement with Mr. Delory, notes in the aggregate outstanding amount of $315,188 (consisting of $288,281 in principal and $26,908 in accrued interest) were cancelled in exchange for 2,204,561 shares. Pursuant to the exchange agreement with Mr. Turin, notes in the aggregate outstanding amount of $742,577 (consisting of $680,773 in principal and $61,804 in accrued interest) were cancelled in exchange for 5,193,898 shares. The shares were issued at a conversion price of $0.142971 per share, representing the 20-day VWAP of our common stock as reported by OTC Markets Group. These shares were issued in reliance on Section 3(a)(9) of the Securities Act, as an exchange of our securities for outstanding indebtedness with no commission or other remuneration paid.

On December 19, 2025, we entered into purchase agreements with institutional investors pursuant to which we issued unsecured bridge notes and an unsecured convertible promissory note for aggregate gross proceeds of approximately $250,000, reflecting original issue discounts. The notes bear interest at 12% per annum and mature in 2026. These securities were issued in transactions exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D.

On January 5, 2026, we issued 3,000,000 shares of our common stock to Edward Cabrera in connection with his appointment as Chief Executive Officer and Chairman of the Board pursuant to an executive employment agreement. The shares were valued at $1,349,700 (approximately $0.45 per share) and were issued as compensation for services. These shares were issued in reliance upon Rule 701 promulgated under the Securities Act and/or Section 4(a)(2) thereof.

On January 5, 2026, we issued 1,250,000 shares of our common stock to Edward W. Cabrera in connection with his employment as Manager of Investor Relations pursuant to an employment agreement. The shares were valued at $562,375 (approximately $0.45 per share) and were issued as compensation for services. Edward W. Cabrera is the son of Edward Cabrera, our Chief Executive Officer. These shares were issued in reliance upon Rule 701 promulgated under the Securities Act and/or Section 4(a)(2) thereof.

II-3

On January 12, 2026, we entered into a Securities Purchase Agreement with an accredited investor pursuant to which we issued a convertible promissory note in the original principal amount of $165,000 for a purchase price of $150,000, reflecting an original issue discount of $15,000. We received net cash proceeds of approximately $133,000 after deducting placement agent fees and other transaction-related expenses. The note matures January 12, 2027, bears a one-time interest charge of 10% of the principal amount earned in full as of issuance, and provides for scheduled amortization payments in cash, including a payment of $90,750 on July 13, 2026, monthly payments of $15,125 from August 12, 2026 through December 12, 2026, and a final payment of all remaining outstanding amounts on January 12, 2027. Failure to make any required amortization payment constitutes an Event of Default. The note is convertible, upon certain events of default or missed payments, into shares of our common stock at a conversion price equal to the lesser of (i) 90% of the lowest closing price during the 10 trading days prior to conversion or (ii) $0.50 per share, subject to adjustment and a 4.99% beneficial ownership cap. In connection with this transaction, we issued 75,000 shares of our common stock as commitment shares. These securities were issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On January 14, 2026, we entered into a Securities Purchase Agreement with an accredited investor pursuant to which we issued a convertible promissory note in the original principal amount of $165,000 for a purchase price of $150,000, reflecting an original issue discount of $15,000. We received net cash proceeds of approximately $133,000 after deducting placement agent fees and other transaction-related expenses. The note matures January 14, 2027, bears interest at 10% per annum, and is convertible, at the option of the holder, into shares of our common stock at a conversion price equal to the lesser of (i) 80% of the lowest closing price during the 10 trading days prior to conversion or (ii) $0.50 per share, subject to adjustment and a 4.99% beneficial ownership cap. In connection with this transaction, we issued 75,000 shares of our common stock as commitment shares and a warrant to purchase up to 330,000 shares of our common stock at an exercise price of $0.50 per share, exercisable for five years, subject to a 4.99% beneficial ownership limitation and customary anti-dilution adjustments. These securities were issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. The note was subsequently satisfied and cancelled on or about April 29, 2026.

On January 15, 2026, we issued 12,000 shares of our common stock to a consultant for services rendered. These shares were issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act.

On January 23, 2026, the Company entered into a Securities Purchase Agreement with an accredited investor, pursuant to which the Company issued 250,000 shares of the Company's Series D Convertible Preferred Stock, par value $0.0001 per share, at a stated value of $0.40 per share, for aggregate proceeds of $100,000. The foregoing securities were issued in reliance on the exemption from registration provided by Rule 506(c) of Regulation D under the Securities Act of 1933, as amended. The investor represented that it was an "accredited investor" as defined in Rule 501(a) of Regulation D.

On February 4, 2026, the Company issued 12,000 restricted shares of Common Stock to a consultant pursuant to a Board Resolution adopted by the Company's Board of Directors. The shares were valued at the twenty (20) trading-day volume-weighted average price of the Company's Common Stock for the twenty consecutive trading days immediately preceding and including February 4, 2026. The foregoing shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. No general solicitation was used in connection with this issuance.

On February 5, 2026, the Company entered into a Convertible Preferred Stock Offering Memorandum and Purchase Agreement with an accredited investor, pursuant to which the Company issued and sold 15 Units of Series A Convertible Preferred Stock at a minimum invested amount of $1,000 per Unit, for aggregate proceeds of $15,000. The Preferred Shares are convertible into shares of the Company's Common Stock at a 20% discount to the average closing price of the Common Stock during the five trading days preceding the conversion date. The foregoing securities were issued in reliance on the exemption from registration provided by Rule 506(c) of Regulation D under the Securities Act of 1933, as amended. The investor represented that it was an "accredited investor" as defined in Rule 501(a) of Regulation D, and the Company took reasonable steps to verify the investor's accredited investor status.

II-4

On February 17, 2026, we entered into a Securities Purchase Agreement with GS Capital Partners, LLC (“GS Capital”) pursuant to which we issued a 12% Promissory Note in the principal amount of $150,000. The note contains an original issue discount of $11,000, resulting in a purchase price of $139,000, less a $4,000 legal fee deduction, for net proceeds of $135,000 before expenses. The note matures February 17, 2027 and bears interest at 12% per annum. In connection with this transaction, we issued 12,000 shares of our common stock to GS Capital as commitment shares. Upon the occurrence of an event of default, GS Capital may convert outstanding principal and accrued interest into shares of our common stock at a conversion price equal to 70% of the lowest trading price during the 15 trading days preceding the date of conversion, subject to a 4.99% beneficial ownership limitation. These securities were issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D.

On February 9, 2026, we entered into a Securities Purchase Agreement with CFI Capital LLC ("CFI") pursuant to which we issued a 6% Convertible Redeemable Note in the aggregate principal amount of $200,000. The note contains an original issue discount of $20,000, resulting in a purchase price of $180,000, less a $5,000 legal fee deduction, for net proceeds of $175,000 before expenses. The note bears interest at 6% per annum and matures February 9, 2027. Beginning on the six-month anniversary of issuance, CFI may convert outstanding principal and accrued interest into shares of our common stock at a conversion price equal to 60% of the lowest trading price during the 20 trading days preceding the date of conversion, subject to a 4.99% beneficial ownership limitation. These securities were issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On February 17, 2026, we entered into a Securities Purchase Agreement with Quick Capital, LLC (“Quick Capital”) pursuant to which we issued a Convertible Promissory Note in the aggregate principal amount of $172,222. The note contains an original issue discount of $17,222 and $5,000 withheld for legal expenses, for net proceeds of $150,000 before other expenses. The note matures 12 months from issuance and bears interest at 6% per annum. Beginning on the 180th day following issuance, Quick Capital may convert outstanding principal and accrued interest into shares of our common stock at a conversion price equal to 60% of the lowest trading price during the 20 trading days preceding the date of conversion, subject to a 4.99% beneficial ownership limitation. These securities were issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D.

In March 2026, we sold 1,000 shares of our original Series B Convertible Preferred Stock - a series separate from, and subsequently superseded by, the Series B Convertible Preferred Stock designated on May 29, 2026 - with a par value of $0.0001 per share and a stated value of $931.50 per share, for an aggregate purchase price of $931,500. Each such share was convertible into shares of our common stock by dividing the stated value by the applicable conversion price, subject to a 4.99% beneficial ownership limitation, and the related purchase agreement contained a leak-out provision limiting resales of the underlying common stock. Pursuant to an agreement dated March 5, 2026, the investor converted all 1,000 shares into an aggregate of 978,738 shares of our common stock, and no shares of this original Series B Convertible Preferred Stock remain outstanding. The offer, sale, and conversion were made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On March 12, 2026, FirstFire Global Opportunities Fund, LLC exercised the FirstFire Warrant in full via cashless exercise, resulting in the issuance of 263,198 shares of our common stock. No cash proceeds were received by the Company in connection with the cashless exercise. The shares were issued in reliance on Section 3(a)(9) of the Securities Act, as an exchange of our securities for other securities of the same issuer with no commission or other remuneration paid. The shares constitute restricted securities under Rule 144. No FirstFire Warrant remains outstanding following this exercise.

On March 24, 2026, the Company issued an aggregate of 12,510 restricted shares of Common Stock (4,170 shares each) to three accredited investors pursuant to a Board Resolution adopted by the Company's Board of Directors. The shares were issued at an acquisition value of $1.20 per share in connection with the Company's Series A Preferred Stock offering. The foregoing shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. No general solicitation was used in connection with this issuance.

On March 24, 2026, the Company issued 1,000 restricted shares of Common Stock to a third-party entity pursuant to a Memorandum of Understanding dated March 16, 2026, and a Board Resolution adopted by the Company's Board of Directors effective March 24, 2026. The shares were issued as commitment consideration in connection with the parties' intent to collaborate on the development, sale, and deployment of Space-Based Solar Power systems. The shares were issued at no cash consideration. The foregoing shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. No general solicitation was used in connection with this issuance.

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In a private placement conducted from April 9, 2026 through May 8, 2026, the Company sold an aggregate of 93,276 shares of common stock, on a post-reverse-stock-split basis, to 53 purchasers, each of whom represented that such purchaser was an accredited investor, for aggregate proceeds of $326,446.42. The securities were issued in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On April 14, 2026, the Company issued an aggregate of 200,000 restricted shares of Common Stock to four officers and directors of the Company (50,000 shares each) pursuant to their respective employment and board of directors agreements, and a Board Resolution adopted by the Company's Board of Directors effective April 14, 2026. The shares were issued as equity compensation for services rendered and were issued at no cash consideration. The foregoing shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. No general solicitation was used in connection with this issuance.

On April 22, 2026, we entered into an Exchange Agreement with Gregory T. Delory, our Chief Technology Officer. Prior to entering into the exchange agreement, we formalized $327,629 in outstanding advances previously made by Mr. Delory to the Company as a zero-interest, on-demand promissory note, which was immediately cancelled pursuant to the exchange agreement. On April 28, 2026, we issued 149,979 shares of our common stock to Mr. Delory in exchange for the cancellation of the $327,629 note. The shares were issued at a conversion price of $2.1845 per share, representing the 20-day VWAP of our common stock as reported by OTC Markets Group. These shares were issued in reliance on Section 3(a)(9) of the Securities Act, as an exchange of our securities for outstanding indebtedness with no commission or other remuneration paid.

On April 17, 2026, the Company entered into a Series A Preferred Stock Purchase Agreement with Vanquish Fund, LLC, pursuant to which the Company issued and sold 175,000 shares of the Company's Series A Convertible Preferred Stock at a purchase price of $1.00 per share, for an aggregate purchase price of $175,000. The transaction was funded on or about May 5, 2026, with $168,000 disbursed to the Company and the balance applied to $2,500 of legal expenses and a $4,500 due-diligence fee. The foregoing securities were issued in reliance on the exemption from registration provided by Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, and Section 4(a)(2) of the Securities Act. The investor represented, among other things, that it was an "accredited investor" as defined in Rule 501(a) of Regulation D,  was acquiring the securities for investment and not with a view to distribution, had access to information concerning the Company, understood the securities were restricted, and had a substantial pre-existing relationship with the Company, and the agreement contains representations concerning the absence of general solicitation.

On May 29, 2026, we sold 177,500 shares of our newly designated Series B Convertible Preferred Stock (a separate series from that described above), par value $0.0001 per share, to Efrat Investments LLC, an accredited investor, for an aggregate purchase price of $159,750 (reflecting a purchase price of $0.90 per share, a 10% original issue discount to the stated value of $1.00 per share). Each share of such Series B Preferred Stock is convertible into shares of our common stock, subject to a 4.99% beneficial ownership limitation, a Most Favored Nation provision, and a liquidation preference equal to the stated value per share. The offer and sale were made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On June 16, 2026, we entered into a Series A Preferred Stock Purchase Agreement with Vanquish Fund, LLC, pursuant to which Vanquish purchased 200,000 shares of our Series A Convertible Preferred Stock for an aggregate purchase price of $200,000 ($1.00 per share), and on July 16, 2026, we entered into a further Series A Preferred Stock Purchase Agreement with Vanquish Fund, LLC, pursuant to which Vanquish purchased an additional 200,000 shares of our Series A Convertible Preferred Stock for an aggregate purchase price of $200,000 ($1.00 per share).  In each case, $193,000 was disbursed to the Company and the balance was applied to $2,500 of legal expenses and a $4,500 due-diligence fee. The offers and sales were made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. In each case, Vanquish represented, among other things, that it was an accredited investor, was acquiring the securities for investment and not with a view to distribution, had access to information concerning the Company, understood the securities were restricted, and had a substantial pre-existing relationship with the Company, and no general solicitation was used in connection with the offering.

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On June 19, 2026, we sold 200,000 shares of our Series C Convertible Preferred Stock to Auctus Fund, LLC, an accredited investor, for an aggregate purchase price of $200,000 ($1.00 per share). Each share of Series C Preferred Stock carries a cumulative 10% annual dividend and, beginning 180 days after issuance, is convertible into shares of our common stock at a variable conversion price equal to 65% of the lowest trading price during the ten trading days preceding conversion, subject to a 4.99% beneficial ownership limitation. The offer and sale were made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On July 27, 2026, we sold 177,500 shares of our Series B Convertible Preferred Stock to SilverCrest Hybrid Capital LLC for an aggregate purchase price of $159,750 ($0.90 per share). The offer and sale were made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.  SilverCrest represented, in the executed Series B Preferred Stock Purchase Agreement dated July 27, 2026, that it was an accredited investor and was acquiring the securities for investment, and no general solicitation was used in connection with the offering.

On July 30, 2026, we issued to CFI Capital LLC a 6% Convertible Redeemable Note in the aggregate principal amount of $200,000 (reflecting an original issue discount of $20,000, for a purchase price of $180,000), maturing July 30, 2027 and bearing interest at 6% per annum. Beginning after the sixth monthly anniversary of the note, the holder may convert outstanding principal into shares of our common stock at a conversion price equal to 60% of the lowest trading price during the 20 trading days preceding conversion, subject to adjustment and a 4.99% beneficial ownership limitation (which may be increased to up to 9.9% upon 60 days’ prior written notice). These securities were issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D.  In the related Securities Purchase Agreement, CFI represented, among other things, as to its investment intent, accredited-investor status, access to information, understanding that the securities were restricted, and reliance on an exemption from registration.

During the three months ended July 31, 2026, the Company issued 5,000 shares of common stock (on a post-reverse-stock-split basis) to Borders Consulting, LLC as compensation for consulting services. The shares were offered and issued without any general solicitation, and Borders Consulting, LLC’s services did not include the solicitation of investors to purchase securities in any Company offering. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

Also during the three months ended July 31, 2026, the Company issued 410 shares of common stock (on a post-reverse-stock-split basis) to Jared Muenks, the legal holder reflected in the records of the Company’s transfer agent, as compensation for consulting services rendered in connection with his engagement through Freestyle Consulting. The shares were offered and issued without any general solicitation and were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

Effective June 4, 2026, the Company authorized the issuance of 2,002 shares of common stock (on a post-reverse-stock-split basis) to CHMK Holding LLC as compensation for administrative services provided in support of the Company’s private placement. CHMK Holding LLC’s services were limited to administrative support and did not include investor introductions, securities marketing, or solicitation activities, and its compensation was fixed in advance and was not based on investor participation or capital raised. These shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

On September 1, 2026, the Company issued a convertible promissory note to Liberty Funding, LLC in the original principal amount of $165,000 for a purchase price of $150,000. The note is convertible into shares of the Company’s common stock in accordance with its terms. The securities were issued in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits. The list of exhibits is set forth below and is incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description	Previously Filed and Incorporated by Reference Herein	Previously Filed Exhibit No.
1.1†	Form of Underwriting Agreement between Helio Corporation and R.F. Lafferty & Co., Inc.
3.1	Articles of Incorporation of Stirling Bridge Group, Inc., dated October 3, 2022	Registration Statement on Form S-1 (File No. 333-284062)	3.1
3.2	Articles of Amendment to Articles of Incorporation of Stirling Bridge Group, Inc., dated May 10, 2023	Registration Statement on Form S-1 (File No. 333-284062)	3.2
3.3	Articles of Amendment to Articles of Incorporation of Web3 Corporation, January 22, 2024	Registration Statement on Form S-1 (File No. 333-284062)	3.3
3.4	Articles of Amendment to Articles of Incorporation of Helio Corporation, dated July 1, 2024	Registration Statement on Form S-1 (File No. 333-284062)	3.4
3.5	Certificate of Amendment to Articles of Incorporation of Helio Corporation, filed April 8, 2025	Form 10-Q for the quarter ended January 31, 2025	3.1
3.6	Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Helio Corporation, dated March 5, 2026	Form 8-K filed March 11, 2026	3.1
3.7*	Articles of Amendment to Articles of Incorporation of Helio Corporation, filed April 21, 2026
3.8*	Articles of Amendment to Articles of Incorporation of Helio Corporation, filed May 5, 2026
3.9*	Articles of Amendment to Articles of Incorporation of Helio Corporation, filed May 8, 2026
3.10*	Articles of Amendment to Articles of Incorporation of Helio Corporation, filed May 18, 2026
3.11*	Articles of Amendment to Articles of Incorporation of Helio Corporation, filed June 8, 2026
3.12*	Articles of Amendment to Articles of Incorporation of Helio Corporation, filed June 23, 2026
3.13*	Articles of Amendment to the Articles of Incorporation of Helio Corporation effecting the 1-for-5 Reverse Stock Split, filed July 17, 2026 (effective July 20, 2026)
3.15	Amended and Restated Bylaws of Helio Corporation	Registration Statement on Form S-1 (File No. 333-284062)	3.5
4.1†	Form of Representative Warrant
5.1†	Opinion of Business Legal Advisors, LLC
10.1+	2018 Heliospace Corporation Equity Incentive Plan	Registration Statement on Form S-1 (File No. 333-284062)	10.1

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10.2+	Helio Corporation 2025 Equity Incentive Plan	Form 10-K for the year ended October 31, 2025	10.79
10.3+	Form of Helio Corporation Equity Incentive Plan Award Agreement	Registration Statement on Form S-1 (File No. 333-284062)	10.2
10.4+	Executive Employment Agreement, dated January 5, 2026, between Helio Corporation and Edward Cabrera	Form 8-K filed January 5, 2026	10.1
10.5+	Executive Employment Agreement, dated January 19, 2026, by and between Helio Corporation and Mark Knauf	Form 8-K filed January 20, 2026	10.1
10.6+	Form of Director Agreement	Form 8-K filed January 27, 2026	10.1
10.7	Secured Promissory Note in the principal sum of $250,000, of Helio Corporation as Maker dated October 16, 2024	Registration Statement on Form S-1 (File No. 333-284062)	10.15
10.8	Convertible Promissory Note, dated January 12, 2026	Form 8-K filed January 16, 2026	10.2
10.9	Exchange Agreement, dated December 2, 2025, between Helio Corporation and Gregory T. Delory	Form 8-K filed December 4, 2025	10.1
10.10	Exchange Agreement, dated December 2, 2025, between Helio Corporation and Paul S. Turin	Form 8-K filed December 4, 2025	10.2
10.11	Exchange Agreement, dated April 22, 2026, between Helio Corporation and Gregory T. Delory	Form 8-K filed April 28, 2026	10.1
10.12	Settlement Agreement (Email Exchange), dated April 27, 2026, between Helio Corporation and Sean Wolf	Form 8-K filed May 1, 2026	10.1
10.13*	Convertible Redeemable Note in the principal sum of $200,000, dated February 10, 2026
10.14*	Securities Purchase Agreement dated February 9, 2026
10.15*	Convertible Promissory Note in the principal sum of $150,000, dated February 17, 2026
10.16*	Securities Purchase Agreement dated February 17, 2026
10.17*	Securities Purchase Agreement and Convertible Promissory Note in the principal sum of $172,222.22 dated February 17, 2026
10.18*	Convertible Promissory Note in the principal sum of $165,000, dated September 1, 2026
10.19*	Securities Purchase Agreement dated September 1, 2026
10.20*	Series A Preferred Stock Purchase Agreement in the sum of $175,000 dated April 17, 2026
10.21*	Series A Preferred Stock Purchase Agreement in the sum of $200,000 dated June 16, 2026
10.22*	Series A Preferred Stock Purchase Agreement in the sum of $200,000 dated July 16, 2026
10.23*	Series B Preferred Stock Purchase Agreement in the sum of $159,750 dated May 29, 2026
10.24*	Series B Preferred Stock Purchase Agreement in the sum of $177,500 dated July 27, 2026

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10.25*	Securities Purchase Agreement, Series C Convertible Preferred Stock, in the sum of $200,000 dated June 19, 2026
10.26*	$100,000 of Convertible Preferred Stock Offering Memorandum and Purchase Agreement dated January 13, 2026 (Series D)
10.27*	Convertible Promissory Note in the sum of $200,000 and Securities Purchase Agreement dated July 31, 2026
10.28	Amendment to Convertible Promissory Note and Waiver of Conversion Rights	Registration Statement on Form S-1 (File No. 333-284062)	10.12
10.29	Convertible Promissory Note in the Principal Sum of $50,000	Registration Statement on Form S-1 (File No. 333-284062)	10.13
10.30	Promissory Note Issued to Indicia Capital, LLC on April 16, 2025	Form 10-Q Filed May 5, 2025	10.4
10.31	Securities Purchase Agreement, Dated December 19, 2025	Form 8-K Filed December 30th, 2025	10.1
10.32	Promissory Note, Dated December 19, 2025	Form 8-K Filed December 30th, 2025	10.2
10.33	Securities Purchase Agreement, Dated December 19, 2025	Form 8-K Filed December 30th, 2025	10.3
10.34	Promissory Note, Dated December 19, 2025	Form 8-K Filed December 30th, 2025	10.4
10.35	Securities Purchase Agreement, Dated December 19, 2025	Form 8-K Filed December 30th, 2025	10.5
10.36	Convertible Promissory Note, Dated December 19, 2025	Form 8-K Filed December 30th, 2025	10.6
10.37	Securities Purchase Agreement, Dated August 26, 2025	Form 8-K Filed September 2, 2025	10.1
10.38	$275,000 Promissory Note, Dated August 26, 2025	Form 8-K Filed September 2, 2025	10.2
14.1*	Code of Ethics
16.1	Letter of Astra Audit & Advisory, LLC, dated February 25, 2026	Form 8-K filed February 26, 2026	16.1
21.1	List of Subsidiaries of Helio Corporation	Registration Statement on Form S-1 (File No. 333-284062)	21.1
23.1*	Consent of Astra Audit & Advisory, LLC for Helio Corporation
23.2†	Consent of Business Legal Advisors, LLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)
99.1*	Insider Trading Policy
99.2*	Related Party Transactions Policy
107*	Filing Fee Table

*	Filed herewith.

†	To be filed by amendment.

+	Management contract or compensatory arrangement

(b) Financial Statement Schedules.  Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)       For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)       For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirements of Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-1 and has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned thereunto duly authorized in Berkeley, California on October 21, 2026.

Helio Corporation

By:	/s/ Edward Cabrera
Edward Cabrera
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Mark Knauf
Mark Knauf
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

EACH UNDERSIGNED OFFICER AND DIRECTOR OF HELIO CORPORATION hereby severally constitutes and appoints Edward Cabrera his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward Cabrera	Chairman and Chief Executive Officer	October 21, 2026
Edward Cabrera

/s/ Mark Knauf	Chief Financial Officer	October 21, 2026
Mark Knauf

/s/ Gregory T. Delory	Chief Technology Officer and Director	October 21, 2026
Gregory T. Delory

/s/ Bruce Campbell	Director	October 21, 2026
Bruce Campbell

/s/ Mario Noel Martinez	Director	October 21, 2026
Mario Noel Martinez

/s/ Vikas Parti	Director	October 21, 2026
Vikas Parti

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